Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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In re:	:	Chapter 11 Case No.
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LEHMAN BROTHERS HOLDINGS INC., et al.	:	08-13555 (JMP)
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Debtors.	:	(Jointly Administered)
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NOTICE

THE RECOVERIES TO CREDITORS OF EACH DEBTOR UNDER THIS PLAN ARE BASED UPON A GLOBAL RESOLUTION OF COMPLEX PLAN ISSUES. THE DEBTORS ENGAGED IN EXTENSIVE NEGOTIATIONS WITH VARIOUS REPRESENTATIVES OF MAJOR CREDITOR GROUPS HOLDING CLAIMS AGAINST LEHMAN BROTHERS HOLDINGS INC. AND VARIOUS PARTICIPATING SUBSIDIARY DEBTORS. THE PLAN AS CURRENTLY FILED HAS BEEN FORMULATED ON THE PREMISE THAT MAJOR CONSTITUENCIES WOULD PROVIDE THE DEBTORS WITH PLAN SUPPORT AGREEMENTS. ALTHOUGH THE DEBTORS AND THE REPRESENTATIVES OF SUCH MAJOR CONSTITUENCIES BELIEVE THAT THEY HAVE REACHED AN AGREEMENT IN PRINCIPLE AS TO THE TERMS OF THE PLAN, BECAUSE OF CIRCUMSTANCES AND TIME CONSTRAINTS, THE PLAN SUPPORT AGREEMENTS WERE NOT FINALIZED PRIOR TO THE FILING OF THE PLAN. IF PLAN SUPPORT AGREEMENTS FROM THE MAJOR CONSTITUENCIES AND THEIR MEMBERS, SATISFACTORY TO THE DEBTORS, ARE NOT RECEIVED BY THE CLOSE OF BUSINESS ON JUNE 29, 2011, THE PLAN WILL BE AMENDED AND CERTAIN PROPOSED SETTLEMENTS AND PROVISIONS EMBODIED IN THE PLAN WILL BE DELETED OR REVISED. THE AMENDMENTS MAY BE SIGNIFICANT AND MAY MATERIALLY REDUCE OR INCREASE THE RECOVERIES FOR CERTAIN CLASSES OF CREDITORS OF CERTAIN DEBTORS. YOU SHOULD NOT RELY ON ANY OF THE PERCENTAGES SET FORTH IN THE RECOVERY ANALYSIS IN THE FILED DISCLOSURE STATEMENT. IF THE PLAN IS AMENDED, A REVISED RECOVERY ANALYSIS WILL BE FILED TOGETHER WITH THE AMENDED PLAN.

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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In re	:	Chapter 11 Case No.
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LEHMAN BROTHERS HOLDINGS INC., et al.,	:	08-13555 (JMP)
:
Debtors.	:	(Jointly Administered)
:
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SECOND AMENDED JOINT CHAPTER 11 PLAN OF

LEHMAN BROTHERS HOLDINGS INC. AND ITS AFFILIATED DEBTORS

WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153 Tel: (212) 310-8000 Fax: (212) 310-8007 Attorneys for Debtors and Debtors in Possession

Dated:	New York, New York
June 29, 2011

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Schedule

Plan Adjustment Percentages	Schedule 1
Debtors’ Claims Schedule	Schedule 2
Bankhaus Settlement Agreement	Schedule 3

ARTICLE I

Definitions and Construction of Terms

Definitions. As used in the Plan, the following terms shall have the respective meanings specified below:

1.1      Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(2) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the estates of the Debtors, any actual and necessary expenses of operating the businesses of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their business from and after the Commencement Date, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 330 or 503 of the Bankruptcy Code, and any fees and charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

1.2      Affiliate shall have the meaning assigned to such term in section 101(2) of the Bankruptcy Code, excluding a Designated Entity.

1.3      Affiliate Claim means (a) in the case of LBHI, any Claim asserted by an Affiliate of LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, a Secured Claim, a Senior Affiliate Claim or a Senior Affiliate Guarantee Claim, or (b) in the case of a Subsidiary Debtor, any Claim asserted by an Affiliate of that Subsidiary Debtor, other than an Administrative Expense Claim, a Priority Non-Tax Claim or a Secured Claim.

1.4      Allowed means, with reference to any Claim against the Debtors, (a) any Claim that has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim allowed hereunder, (c) any Claim that is not Disputed, (d) any Claim that is compromised, settled, or otherwise resolved pursuant to the authority granted to the Debtors pursuant to a Final Order of the Bankruptcy Court, including, without limitation, the Derivatives Procedures Order, or under Section 9.4 of the Plan, or (e) any Claim that, if Disputed, has been Allowed by Final Order; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, “Allowed Administrative Expense Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Commencement Date. For purposes of a Foreign Proceeding, an Allowed Claim includes a Claim that has been accepted or allowed in a Foreign Proceeding by settlement with a Foreign Administrator or Final Order of a court of competent jurisdiction.

1.5      Available Cash means (a) all Cash of a Debtor realized from its business operations, the sale or other disposition of its assets, the interest earned on its invested funds, recoveries from Litigation Claims or from any other source or otherwise less (b) the amount of Cash (i) necessary to pay holders of Allowed Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, Secured Claims, Convenience Claims and Convenience

Guarantee Claims against such Debtor in accordance with the Plan, and (ii) estimated and reserved by such Debtor to (A) adequately fund the reasonable and necessary projected costs to carry out the provisions of the Plan with respect to such Debtor on and after the Effective Date, (B) pay all fees payable under section 1930 of chapter 123 of title 28 of the United States Code and (C) fund and maintain any postpetition reserve requirements in connection with any agreements or otherwise. Available Cash shall include the applicable portions of (i) excess amounts retained for Disputed Claims that become available in accordance with Section 8.4 of the Plan, (ii) amounts represented by undeliverable Distributions in accordance with Section 8.7, or (iii) amounts attributable to voided checks in accordance with Section 8.9 of the Plan.

1.6      Avoidance Actions means any actions commenced or that may be commenced before or after the Effective Date pursuant to sections 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code.

1.7      Ballot means the form distributed to each holder of an impaired Claim that is entitled to vote to accept or reject the Plan.

1.8      Bankhaus Settlement Agreement means that certain Amended and Restated Settlement Agreement, dated March 1, 2011, among the Debtors and certain Debtor-Controlled Entities and the LBB Administrator, as amended by that certain Amendment #1, dated March 18, 2011, to the Amended and Restated Settlement Agreement, which are annexed hereto as Schedule 3.

1.9      Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

1.10    Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

1.11    Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2072 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

1.12    Barclays Sale Order means the Order Under 11 U.S.C. § § 105(a), 363, and 365 and Federal Rules of Bankruptcy Procedure 2002, 6004 and 6006 Authorizing and Approving (A) the Sale of Purchased Assets Free and Clear of Liens and Other Interests and (B) Assumption and Assignment of Executory Contracts and Unexpired Leases, entered by the Bankruptcy Court on September 20, 2008 in the Chapter 11 Cases [Docket No. 258] and the concurrent order entered in the LBI Proceeding on September 19, 2008 [Case No. 08-1420; Docket No. 3].

1.13    Bar Date Order means the Order Pursuant to Section 502(b)(9) of the Bankruptcy Code and Bankruptcy Rule 3003(c)(3) Establishing the Deadline for Filing Proofs of Claim, Approving the Form and Manner of Notice thereof and Approving the Proof of Claim Form approved and entered by the Bankruptcy Court on July 2, 2009 [Docket No. 4271], as the same may be amended from time to time.

1.14    BNC means BNC Mortgage LLC.

1.15    Business Day means any day other than a Saturday, a Sunday, and any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

1.16    Cash means legal tender of the United States of America.

1.17    Causes of Action means, without limitation, any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, judgments, Claims, and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Effective Date.

1.18    CES means CES Aviation LLC.

1.19    CES V means CES Aviation V LLC.

1.20    CES IX means CES Aviation IX LLC.

1.21    Chapter 11 Cases means the voluntary cases commenced by the Debtors under chapter 11 of the Bankruptcy Code, which are being jointly administered and are currently pending before the Bankruptcy Court, styled In re Lehman Brothers Holdings Inc., et al., Chapter 11 Case No. 08-13555 (JMP).

1.22    Claim shall have the meaning assigned to such term in section 101(5) of the Bankruptcy Code.

1.23    Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

1.24    Class 10A Subordinated Notes means, collectively, (a) the Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035 issued pursuant to the Eighth Supplemental Indenture, dated as of August 19, 2005, between LBHI and JPMorgan Chase Bank, as trustee; (b) the Fixed/Floating Rate Subordinated Notes due 2016 Series 5065, issued pursuant to a final term sheet dated as of September 26, 2006 under the Euro Medium-Term Note Program; (c) the Floating Rate Subordinated Notes due 2037 Series EB17, issued pursuant to a final term sheet dated as of January 23, 2007 under the Euro Medium-Term Note Program; (d) the Fixed/Floating Rate Subordinated Notes due 2019 Series 6222, issued pursuant to the final term sheet dated as of February 14, 2007 under the Euro Medium-Term Note Program; and (e) the Floating Rate Subordinated Notes due 2037 Series EB 18, issued pursuant to a final term sheet, dated as of May 30, 2007, under the Euro Medium-Term Note Program.

1.25    Class 10B Subordinated Notes means, collectively, (a) the 6.375% Subordinated Deferrable Interest Debentures due 2052, issued pursuant to the Fourth Supplemental Indenture, dated as of March 17, 2003, between LBHI and JPMorgan Chase Bank, as trustee; (b) the 6.375% Subordinated Deferrable Interest Debentures due October 2052, issued pursuant to the Fifth Supplemental Indenture, dated as of October 31, 2003, between LBHI and JPMorgan Chase Bank, as trustee; (c) the 6.00% Subordinated Deferrable Interest Debentures due 2053, issued pursuant to the Sixth Supplemental Indenture, dated as of April 22, 2004, between LBHI and JPMorgan Chase Bank, as trustee; (d) the 6.24% Subordinated Deferrable Interest Debentures due 2054, issued pursuant to the Seventh Supplemental Indenture, dated as of January 18, 2005, between LBHI and JPMorgan Chase Bank, as trustee; (e) the 5.75% Subordinated Notes due 2017, issued pursuant to the Ninth Supplemental Indenture, dated as of October 24, 2006, between LBHI and JPMorgan Chase Bank, as trustee; (f) the Fixed and Floating Rate Subordinated Notes Due 2032, issued pursuant to the Tenth Supplemental Indenture, dated as of May 1, 2007, between LBHI and JPMorgan Chase Bank, as trustee; (g) the 6.50% Subordinated Notes Due 2017, issued pursuant to the Thirteenth Supplemental Indenture, dated as of July 19, 2007, between LBHI and The Bank of New York, as trustee; (h) the 6.875% Subordinated Notes Due 2037, issued pursuant to the Fourteenth Supplemental Indenture, dated as of July 19, 2007, between LBHI and The Bank of New York, as trustee; (i) the 6.75% Subordinated Notes Due 2017, issued pursuant to the Fifteenth Supplemental Indenture, dated as of December 21, 2007, between LBHI and The Bank of New York, as trustee; and (j) the 7.50% Subordinated Notes Due 2038, issued pursuant to the Sixteenth Supplemental Indenture, dated as of May 9, 2008, between LBHI and The Bank of New York, as trustee.

1.26    Class 10C Subordinated Notes means, collectively, (a) the 5.707% Remarketable Junior Subordinated Debentures due 2043, issued pursuant to the Eleventh Supplemental Indenture, dated as of May 17, 2007, between LBHI and U.S. Bank National Association, as trustee; and (b) the Floating Rate Remarketable Junior Subordinated Debentures due 2043, issued pursuant to the Twelfth Supplemental Indenture, dated as of May 17, 2007, between LBHI and U.S. Bank National Association, as trustee.

1.27    Closing Date means the date upon which all of the Chapter 11 Cases have been closed in accordance with Section 6.6 of the Plan.

1.28    Collateral means any property or interest in Property of the Estates of the Debtors subject to a Lien to secure the payment of a Claim, which Lien is not subject to avoidance or otherwise invalid and unenforceable under the Bankruptcy Code or applicable non-bankruptcy law.

1.29    Commencement Date means (a) September 15, 2008 with respect to LBHI, (b) September 16, 2008 with respect to LB 745, (c) September 23, 2008 with respect to PAMI Statler, (d) October 3, 2008 with respect to LBCS, LBSF and LOTC, (d) October 5, 2008 with respect to LBDP, LCPI, LBCC, LBFP, CES, CES V, CES IX, East Dover and LS Finance, (e) January 7, 2009 with respect to LUXCO, (f) January 9, 2009 with respect to BNC, (g) February 9, 2009 with respect to SASCO and LB Rose Ranch, (h) April 23, 2009 with respect to LB 2080, (i) December 14, 2009 with respect to Merit, and (j) December 22, 2009 with respect to Somerset and Preferred Somerset.

1.30    Confirmation Date means the date upon which the Bankruptcy Court enters a Confirmation Order on the docket of the Chapter 11 Cases as applicable to each Debtor.

1.31    Confirmation Hearing means the hearing held by the Bankruptcy Court, as the same may be continued from time to time, to consider confirmation of the Plan.

1.32    Confirmation Order means an order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code as applicable to each Debtor.

1.33    Contributing Class means each of LBHI Class 5, LBHI Class 9A, LCPI Class 4A, LCPI Class 4B, LCPI Class 5B, LCPI Class 5C, LBCS Class 4, LBCS Class 5B, LBCS Class 5C, LBSF Class 4A, LBSF Class 5B, LBSF Class 5C, LOTC Class 4, LOTC Class 5B, LOTC Class 5C, LBCC Class 4, LBCC Class 5B and LBCC Class 5C.

1.34    Convenience Claim means any Senior Unsecured Claim or General Unsecured Claim other than a Claim on account of a public debt security issued by LBHI or a Claim of a Designated Entity that is (a) Allowed in an amount of fifty thousand dollars ($50,000) or less or (b) Allowed in an amount greater than fifty thousand dollars ($50,000) but which is reduced to fifty thousand dollars ($50,000) (i) by an irrevocable written election by the holder of such Allowed Claim made on a properly delivered Ballot or (ii) pursuant to a settlement agreement between the applicable Debtor and holder of such Claim entered into after the Voting Deadline; provided, however, that any such Claim that was Allowed in excess of fifty thousand dollars ($50,000) may not be subdivided into multiple Claims of fifty thousand dollars ($50,000) or less for purposes of receiving treatment as a Convenience Claim.

1.35    Convenience Guarantee Claim means any Senior Third-Party Guarantee Claim or Third-Party Guarantee Claim other than a Claim on account of a public debt security issued by LBHI or a Claim of a Designated Entity that is (a) Allowed in an amount of fifty thousand dollars ($50,000) or less or (b) Allowed in an amount greater than fifty thousand dollars ($50,000) but which is reduced to fifty thousand dollars ($50,000) (i) by an irrevocable written election by the holder of such Allowed Claim made on a properly delivered Ballot or (ii) pursuant to a settlement agreement between the applicable Debtor and holder of such Claim entered into after the Voting Deadline; provided, however, that any such Claim that was Allowed in excess of fifty thousand dollars ($50,000) may not be subdivided into multiple Claims of fifty thousand dollars ($50,000) or less for purposes of receiving treatment as a Convenience Guarantee Claim.

1.36    Creditor shall have the meaning assigned to such term in section 101(10) of the Bankruptcy Code.

1.37    Creditors’ Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

1.38    Debtor means BNC, CES, CES V, CES IX, East Dover, LB 745, LB 2080, LB Rose Ranch, LBCC, LBCS, LBDP, LBFP, LBHI, LBSF, LCPI, LOTC, LS Finance, LUXCO, Merit, PAMI Statler, Preferred Somerset, SASCO and Somerset, each in its individual capacity as debtor and debtor in possession in its Chapter 11 Case pursuant to sections 101(13), 1107(a) and 1108 of the Bankruptcy Code.

1.39    Debtor Allocation Agreement means the agreement contained in the Plan Supplement among two or more of the Debtors that identifies, allocates and sets forth other agreed rights and obligations with respect to (a) the costs and benefits of Jointly Owned

Litigation Claims, (b) commonly held tax benefits and obligations, (c) expenses of administration of the Chapter 11 Cases, and (d) certain other inter-Debtor related issues.

1.40    Debtors’ Claims Schedule means the schedule attached hereto as Schedule 2 setting forth the amounts of Senior Affiliate Claims, Senior Affiliate Guarantee Claims or Affiliate Claims, as applicable, of a Debtor against another Debtor.

1.41    Debtor-Controlled Entity means a non-Debtor Affiliate of the Debtors that is managed and controlled by a Debtor as of the Effective Date.

1.42    Designated Entity means each of the Racers Trusts and the holder of the Fenway Claims.

1.43    Derivatives Procedures Order means the Order Pursuant to Sections 105 and 365 of the Bankruptcy Code to Establish Procedures for the Settlement or Assumption or Assignment of Prepetition Derivatives Contracts, approved and entered by the Bankruptcy Court on December 16, 2008 [Docket No. 2257], as amended or may be amended from time to time.

1.44    Director Selection Committee means the committee established pursuant to Section 7.2(b) of the Plan, the members of which are identified in the Plan Supplement.

1.45    Disclosure Statement means that certain disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.46    Disputed means, with reference to any Claim, (a) any Claim proof of which was timely and properly filed that is (i) disputed in whole or in part under the Plan, including, without limitation, any Senior Affiliate Claim, Senior Affiliate Guarantee Claim or Affiliate Claim that is not Allowed in accordance with Section 6.5(b) of the Plan, or (ii) as to which a timely objection and/or request for estimation has been interposed, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, or (b) any Claim, proof of which was required to be filed by the Bar Date Order or another Final Order of the Bankruptcy Court in a form and manner proscribed in such order, but as to which a proof of Claim was not timely or properly filed.

1.47    Distribution means any initial or subsequent payment or transfer made under the Plan.

1.48    Distribution Date means any date on which a Distribution is made upon at least fourteen (14) Business Days written notice filed on the docket of the Chapter 11 Cases or otherwise communicated to holders of Allowed Claims.

1.49    East Dover means East Dover Limited.

1.50    Effective Date means the first Business Day on which the conditions to effectiveness of the Plan set forth in Article XII have been satisfied or waived and on which the Plan shall become effective with respect to a Debtor.

1.51    Equity Interest means (a) shares of common stock, preferred stock, other forms of ownership interest, or any interest or right to convert into such an equity or ownership interest or to acquire any equity or ownership interest or any interest or right for which the amount owing is determined by reference to an equity or ownership interest, including, without limitation, vested and/or unvested restricted stock units, contingent stock awards, contingent equity awards, performance stock units, and stock options or restricted stock awards granted under management ownership plans, the LBHI 2005 stock incentive plan or the LBHI employee incentive plan, in any Debtor that was in existence immediately prior to or on the Commencement Date for such Debtor, and (b) Allowed Claims against LBHI arising out of, relating to, or in connection with any of the foregoing that are subject to section 510(b) of the Bankruptcy Code.

1.52    Excess LBSF Settlement Amount means the Distributions, if any, made in accordance with the last sentence of Section 6.5(f) of the Plan to holders of Allowed Claims in LBSF Class 5A in the event holders of Allowed Claims in LBSF Class 4A are satisfied in full.

1.53    Excess LCPI Settlement Amount means the Distributions, if any, made in accordance with the last sentence of Section 6.5(e) of the Plan to holders of Allowed Claims in LCPI Class 5A in the event holders of Allowed Claims in LCPI Class 4A are satisfied in full.

1.54    Excess Plan Adjustment means the Distributions (including the Plan Adjustment), if any, made in accordance with the last sentence of Section 6.5(a) of the Plan in the event that holders of Allowed Claims in an LBHI Class 3 or LBHI Class 7 are satisfied in full to Participating Debtors for the exclusive benefit of (i) holders of Allowed Claims in such Participating Debtors’ Contributing Classes and, in addition to the foregoing, (ii) (A) in the case of LBHI, LBHI Class 9B or (B) in the case of LBSF, LBSF Class 4B.

1.55    Excess Plan Adjustment Portion means, with respect to each Contributing Class and LBHI Class 9B and LBSF Class 4B, (a) if the Excess Plan Adjustment is equal to the Plan Adjustment, the portion of the Plan Adjustment contributed by such Contributing Class, LBHI Class 9B or LBSF Class 4B and (b) if the Excess Plan Adjustment is less than the Plan Adjustment, the portion of the Excess Plan Adjustment that bears the same relationship to the Excess Plan Adjustment as the portion of the Plan Adjustment contributed by such Contributing Class, LBHI Class 9B or LBSF Class 4B bears to the Plan Adjustment, contributed by all Contributing Classes and LBHI Class 9B and LBSF Class 4B.

1.56    Fenway Claim means the Claim asserted by LBHI in connection with the Fenway transaction, which shall be Allowed in accordance with Section 6.5(h) of the Plan.

1.57    Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable law, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.58    Foreign Administrator means each of the persons or entities that is managing the affairs and representing the insolvency estate of a Non-Controlled Affiliate that is subject to a Foreign Proceeding.

1.59    Foreign Proceeding means an insolvency, administration, liquidation, rehabilitation, receivership or like proceeding commenced by or initiated against a Non-Controlled Affiliate in a jurisdiction outside of the United States.

1.60    General Unsecured Claim means, (a) in the case of LBHI, any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, a Senior Unsecured Claim, a Senior Affiliate Claim, a Senior Affiliate Guarantee Claim, a Senior Third-Party Guarantee Claim, an Affiliate Claim, a Third-Party Guarantee Claim, a Subordinated Claim or a Section 510(b) Claim, or (b) in the case of each Subsidiary Debtor, any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim or an Affiliate Claim.

1.61    Governmental Unit shall have the meaning assigned to such term in section 101(27) of the Bankruptcy Code.

1.62    Guarantee Claim means a Claim asserted against LBHI on the basis of a guarantee, promise, pledge, indemnity or similar agreement by LBHI (a) to satisfy an obligation or liability of another entity or (b) with respect to asset values, collection or net worth of another entity.

1.63    Independent Directors means Michael L. Ainslie, John F. Akers, Roger S. Berlind, Thomas H. Cruikshank, Marsha Johnson Evans, Sir Christopher Gent, Jerry A. Grundhofer, Roland A. Hernandez, Henry Kaufman and John D. Macomber.

1.64    Intercompany Funding Balance means that portion of LBHI’s Claim against a Subsidiary Debtor, in the amount reflected on page 3 of the Debtors’ Claims Schedule, that relates to the funding of operations of such Subsidiary Debtor but does not relate to specific transactions, such as derivative contracts or repurchase agreements.

1.65    IRS means the Internal Revenue Service.

1.66    Jointly Owned Litigation Claims means any Litigation Claims that may be, are or are asserted to be owned, either jointly or individually, by one or more of the Debtors.

1.67    LAMCO means LAMCO Holdings LLC and its subsidiary Affiliates.

1.68    LB 745 means LB 745 LLC.

1.69    LB 2080 means LB 2080 Kalakaua Owners LLC.

1.70    LBB means Lehman Brothers Bankhaus AG (in Insolvenz).

1.71    LBB Administrator means Dr. Michael C. Frege in his capacity as insolvency administrator (Insolvenzverwalter) of LBB.

1.72    LBCC means Lehman Brothers Commercial Corporation.

1.73    LBCS means Lehman Brothers Commodities Services Inc.

1.74    LBDP means Lehman Brothers Derivative Products Inc.

1.75    LBFP means Lehman Brothers Financial Products Inc.

1.76    LBHI means Lehman Brothers Holdings Inc.

1.77    LBHI Stock means the common or preferred stock of LBHI outstanding on the Effective Date.

1.78    LBI means Lehman Brothers Inc.

1.79    LBI Proceeding means the proceeding commenced under the Securities Investor Protection Act of 1970, as amended, with respect to LBI.

1.80    LB Rose Ranch means LB Rose Ranch LLC.

1.81    LBSF means Lehman Brothers Special Financing Inc.

1.82    LBSF Additional Settlement Amount means the first $70 million that is recovered by LBSF in respect of “Total Assets” in excess of $14,156,000,000, the amount of “Total Assets” of LBSF estimated in Exhibit 4 to the Disclosure Statement, dated June 29, 2011, which shall be distributed to only holders of Allowed Claims in LBSF Class 4A and LBSF Class 5C in accordance with Section 6.5(d) of the Plan.

1.83    LBSF Settlement Amount means the first $100 million of Distributions made to LBHI on account of its Allowed Affiliate Claim against LBSF that shall be automatically redistributed in accordance with Section 6.5(f) of the Plan.

1.84    LBSN means Lehman Brothers Securities N.V.

1.85    LBT means Lehman Brothers Treasury Co. B.V.

1.86    LCPI means Lehman Commercial Paper Inc.

1.87    LCPI Settlement Amount means the first $100 million of Distributions made to LBHI on account of its Allowed Affiliate Claim against LCPI that shall be automatically redistributed in accordance with Section 6.5(e) of the Plan.

1.88    Lehman means LBHI together with all of its direct and indirect Affiliates existing on or after the LBHI Commencement Date.

1.89    Lehman ALI means Lehman ALI Inc.

1.90    Lien shall have the meaning assigned to such term in section 101(37) of the Bankruptcy Code.

1.91    Liquidating Trust means a trust that may be created after the Effective Date in accordance with the provisions of Article X of the Plan and a Liquidating Trust Agreement for the benefit of holders of Allowed Claims or Equity Interests and as determined by the Plan Administrator consistent with the purposes of any such Liquidating Trust pursuant to Section 10.2 of the Plan.

1.92    Liquidating Trust Agreement means an agreement evidencing the terms and provisions governing a Liquidating Trust that shall be entered into prior to the establishment of such Liquidating Trust and pursuant to which a Liquidating Trustee shall manage and administer Liquidating Trust Assets.

1.93    Liquidating Trust Assets means the assets of a Debtor or Debtor-Controlled Entity to be transferred to a Liquidating Trust as may be determined by the Plan Administrator, which shall be described in a Liquidating Trust Agreement.

1.94    Liquidating Trust Beneficiaries means those holders of Allowed Claims against or Equity Interests in a Debtor to the extent such holders receive Liquidating Trust Interests.

1.95    Liquidating Trustee means the person or entity appointed by the Plan Administrator prior to the creation of a Liquidating Trust to administer such Liquidating Trust in accordance with the provisions of Article X of the Plan and a Liquidating Trust Agreement; provided, however, that under no circumstance shall a Liquidating Trustee be a director or officer with respect to any entity over which the Liquidating Trust has control.

1.96    Liquidating Trust Interests means the non-certificated beneficial interests of a Liquidating Trust allocable to holders of Allowed Claims and/or Equity Interests in accordance with the terms and conditions of a Liquidating Trust Agreement, which may or may not be transferable.

1.97    Litigation Claims means any and all Causes of Action held by a Debtor.

1.98    LOTC means Lehman Brothers OTC Derivatives Inc.

1.99    LS Finance means Lehman Scottish Finance L.P.

1.100  LUXCO means Luxembourg Residential Properties Loan Finance S.a.r.l.

1.101  Merit means Merit, LLC.

1.102  New Securities means the securities that may be distributed by a Debtor or Debtor-Controlled Entity after the Effective Date to the holders of Allowed Claims against or Equity Interests in such Debtor representing an interest in an existing or newly formed entity of a

Debtor or Debtor-Controlled Entity pursuant to and in a manner consistent with Section 15.2 of the Plan.

1.103  Non-Controlled Affiliate means an Affiliate of the Debtors that is not currently managed and controlled by a Debtor as of the Effective Date, including, without limitation, all Affiliates that are subject to a Foreign Proceeding and LBI.

1.104  Ordinary Course Professional Order means the Amended Order Pursuant to Sections 105(a), 327, 328, and 330 of the Bankruptcy Code Authorizing the Debtors to Employ Professionals Utilized in the Ordinary Course of Business, approved and entered by the Bankruptcy Court on March 25, 2010 [Docket No. 7822], as the same may be amended from time to time.

1.105  PAMI Statler means PAMI Statler Arms LLC.

1.106  Participating Debtors means LBHI together with each of the Participating Subsidiary Debtors.

1.107  Participating Subsidiary Debtor means LCPI, LBSF, LOTC, LBCC or LBCS.

1.108  Plan means, collectively, the chapter 11 plans of each of the Debtors, and (where specified herein) individually, the chapter 11 plan of each Debtor, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as each of the foregoing may be altered, amended or modified from time to time.

1.109  Plan Administrator means LBHI pursuant to the authority granted in Section 6.1 of the Plan.

1.110  Plan Adjustment means the sum of (a) the Racers Adjustment and (b) the sum of (i) each of the Distributions (excluding Distributions on account of the LBSF Settlement Amount, the LBSF Additional Settlement Amount and the LCPI Settlement Amount) made to holders of Allowed Claims in each Contributing Class, multiplied by (ii) the Plan Adjustment Percentage applicable to each such Contributing Class, that shall be redistributed in accordance with Section 6.5(a) of the Plan.

1.111  Plan Adjustment Percentage means the percentage applicable to a Contributing Class of a Participating Debtor as set forth on Schedule 1 hereto.

1.112  Plan Supplement means the document containing the forms of documents specified in Section 15.5 of the Plan.

1.113  Plan Support Agreement means an agreement to support the Plan that has been or will be executed by a PSA Creditor.

1.114  Plan Trust means the trust established under New York law to hold the Plan Trust Stock on and after the Effective Date.

1.115  Plan Trust Agreement means the agreement contained in the Plan Supplement creating and setting forth the terms and conditions that shall govern the Plan Trust.

1.116  Plan Trust Stock means one new share of LBHI common stock to be issued to the Plan Trust upon cancellation of the LBHI Stock in accordance with Section 4.17(b) of the Plan.

1.117  Plan Trustee means any of the persons acting as trustee of the Plan Trust pursuant to Section 7.4 of the Plan.

1.118  Preferred Somerset means LB Preferred Somerset LLC.

1.119  Primary Claim means a Claim against a Primary Obligor for which a corresponding Guarantee Claim has been asserted.

1.120  Primary Obligor means an entity other than LBHI that is purportedly obligated or liable on a Claim with respect to which a Guarantee Claim has been asserted.

1.121  Priority Non-Tax Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

1.122  Priority Tax Claim means any Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.123  Property of the Estate means all property of a Debtor pursuant to section 541 of the Bankruptcy Code.

1.124  Pro Rata Share means with respect to an Allowed Claim or Equity Interest (a) within the same Class, the proportion that an Allowed Claim or Equity Interest bears to the sum of all Allowed Claims and Disputed Claims or Allowed Equity Interests and Disputed Equity Interests within such Class, or (b) among all Classes, the proportion that a Class of Allowed Claims bears to the sum of all Allowed Claims and Disputed Claims; provided, however, that Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, Secured Claims, Convenience Claims, Convenience Guarantee Claims and Section 510(b) Claims shall not be considered for purposes of “Pro Rata Share” among all Classes; provided, further, however, that only the following Claims shall be considered in the determination of “Pro Rata Share” among all Classes with respect to the following Distributions:

(i)    Available Cash in the case of LBHI: Senior Unsecured Claims, Senior Affiliate Claims, Senior Affiliate Guarantee Claims, Senior Third-Party Guarantee Claims, General Unsecured Claims, Affiliate Claims, Third-Party Guarantee Claims and Subordinated Claims.

(ii)    Available Cash in the case of a Subsidiary Debtor: General Unsecured Claims and Affiliate Claims.

(iii)    LBSF Settlement Amount: General Unsecured Claims against LBSF other than Claims of any of the Racers Trusts.

(iv)    LBSF Additional Settlement Amount: (1) General Unsecured Claims against LBSF other than Claims of any of the Racers Trusts, and (2) Affiliate Claims against LBSF other than Claims of any of the Participating Debtors.

(v)    LCPI Settlement Amount: General Unsecured Claims against LCPI other than Claims of any Designated Entity.

(vi)    Plan Adjustment: Senior Unsecured Claims against LBHI and General Unsecured Claims against LBHI.

(vii)    Subordinated Class 10A Distribution: Senior Unsecured Claims and Senior Affiliate Claims.

(viii)    Subordinated Class 10B Distribution: Senior Unsecured Claims, Senior Affiliate Claims, Senior Affiliate Guarantee Claims and Senior Third-Party Guarantee Claims.

(ix)    Subordinated Class 10C Distribution: Senior Unsecured Claims, Senior Affiliate Claims, Senior Affiliate Guarantee Claims, Senior Third-Party Guarantee Claims, Subordinated Class 10A Claims and Subordinated Class 10B Claims.

1.125  PSA Creditor means any Creditor that is a party to a Plan Support Agreement with the Debtors that has not been terminated, and its officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases (solely in their capacity as officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases).

1.126  Racers 2007-A Trust means the Restructured Assets with Enhanced Returns Series 2007-A Trust.

1.127  Racers Adjustment means the Distributions made to the Racers 2007-A Trust on account of (a) in the case of LBSF, $1 billion of its Allowed Claim against LBSF or (b) in the case of LBHI, $1 billion of its Allowed Guarantee Claim against LBHI.

1.128  Racers MM Trust means the Restructured Assets with Enhanced Returns 2007-7-MM Trust.

1.129  Racers Trusts means the Racers 2007-A Trust and the Racers MM Trust.

1.130  Released Parties means, collectively, and in each case, solely in such capacity, the Debtors, the Independent Directors, the Plan Administrator, the Creditors’ Committee, each current and former member of the Creditors’ Committee and, with respect to each of the foregoing, their respective officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases (solely in their capacity as officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases).

1.131  SASCO means Structured Asset Securities Corporation.

1.132  Schedules means the schedules of assets and liabilities, schedules of current income and current expenditures and the statements of financial affairs filed by the Debtors as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, including any supplements or amendments thereto through the Confirmation Date.

1.133  Secured Claim means any Claim (a) to the extent reflected in the Schedules or upon a proof of Claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

1.134  Section 510(b) Claim means any Claim against LBHI that is subject to section 510(b) of the Bankruptcy Code other than any Claim arising out of, relating to, or in connection with Equity Interests in LBHI.

1.135  Senior Affiliate Claim means any Claim asserted by an Affiliate of LBHI that is entitled to a contractual right of priority in payment to all Subordinated Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes), other than a Senior Affiliate Guarantee Claim.

1.136  Senior Affiliate Guarantee Claim means any Guarantee Claim asserted by an Affiliate of LBHI that is entitled to a contractual right of priority in payment to Subordinated Class 10B Claims and Subordinated Class 10C Claims, but not Subordinated Class 10A Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes).

1.137  Senior Notes means, collectively, the various notes issued by LBHI as to which Wilmington Trust Co. serves as indenture trustee.

1.138  Senior Third-Party Guarantee Claim means any Guarantee Claim asserted by a third-party that is not an Affiliate of LBHI that is entitled to a contractual right of priority in payment to Subordinated Class 10B Claims and Subordinated Class 10C Claims, but not Subordinated Class 10A Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes).

1.139  Senior Unsecured Claim means any Claim against LBHI that is entitled to a contractual right of priority in payment to all Subordinated Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes), other than a Senior Affiliate Claim, Senior Affiliate Guarantee Claim and Senior Third-Party Guarantee Claim.

1.140  SIPA Trustee means James W. Giddens as trustee appointed under the Securities Investor Protection Act of 1970 to administer LBI’s estate.

1.141  Somerset means LB Somerset LLC.

1.142  Stock Trading Restrictions Order means the Order Pursuant to Sections 105(a) and 362 of the Bankruptcy Code Approving Restrictions on Certain Transfers of Interests in the Debtors’ Estates and Establishing Notification Procedures Relating Thereto [Docket No. 1386], as the same may be amended from time to time.

1.143  Structured Securities Claims means the Claims against LBHI arising out of structured securities issued or guaranteed by LBHI, which Claims are listed in Exhibit A to the Structured Securities Motion.

1.144  Structured Securities Motion means the Motion Pursuant to Sections 105(a) and 502(b) of the Bankruptcy Code and Bankruptcy Rule 9019 for Approval of Procedures for Determining the Allowed Amount of Claims Filed Based on Structured Securities Issued or Guaranteed by Lehman Brothers Holdings Inc., filed substantially contemporaneously with the Plan.

1.145  Structured Securities Order means an order of the Bankruptcy Court granting the Structured Securities Motion and approving the procedures for the allowance of Structured Securities Claims pursuant to the Structured Securities Valuation Methodologies.

1.146  Structured Securities Valuation Methodologies means the methodologies annexed as Exhibit 11 to the Disclosure Statement for the valuation of Structured Securities Claims.

1.147  Subordinated Class 10A Distribution means the total Distribution that would have been made to holders of Allowed Subordinated Class 10A Claims but for the reallocation of such Distribution pursuant to Section 6.4 of the Plan.

1.148  Subordinated Class 10B Distribution means the total Distribution that would have been made to holders of Allowed Subordinated Class 10B Claims but for the reallocation of such Distribution pursuant to Section 6.4 of the Plan.

1.149  Subordinated Class 10C Distribution means the total Distribution that would have been made to holders of Allowed Subordinated Class 10C Claims but for the reallocation of such Distribution pursuant to Section 6.4 of the Plan.

1.150  Subordinated Claim means any Subordinated Class 10A Claim, Subordinated Class 10B Claim or Subordinated Class 10C Claim.

1.151  Subordinated Class 10A Claim means any Claim against LBHI arising under the Class 10A Subordinated Notes.

1.152  Subordinated Class 10B Claim means any Claim against LBHI arising under the Class 10B Subordinated Notes.

1.153  Subordinated Class 10C Claim means any Claim against LBHI arising under the Class 10C Subordinated Notes.

1.154  Subordinated Notes means, collectively, the Class 10A Subordinated Notes, Class 10B Subordinated Notes and Class 10C Subordinated Notes.

1.155  Subsidiary Debtor means each of the Debtors other than LBHI.

1.156  Third-Party Guarantee Claim means any Guarantee Claim asserted by an entity that is not an Affiliate of LBHI other than a Senior Third-Party Guarantee Claim.

1.157  Voting Deadline means the date fixed by the Bankruptcy Court as the last date upon which holders of Claims may vote to accept or reject the Plan

Rules of Construction.    Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter. Unless otherwise specified, all section, article, schedule, or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

ARTICLE II

Treatment of Administrative

Expense Claims and Priority Tax Claims

2.1    Administrative Expense Claims.    Except to the extent that a holder of an Allowed Administrative Expense Claim has been paid by a Debtor prior to the Effective Date or agrees to less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash from the Debtor obligated for the payment of such Allowed Administrative Expense Claim in an amount equal to the Allowed amount of such Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by a Debtor or other obligations incurred by such Debtor shall be paid in full and performed by such Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

2.2    Professional Compensation and Reimbursement Claims.    Other than a professional retained by the Debtors pursuant to the Ordinary Course Professional Order, any entity seeking an award of the Bankruptcy Court of compensation for services rendered and/or reimbursement of expenses incurred on behalf of the Debtors and the Creditors’ Committee through and including the Effective Date under section 105(a), 363(b), 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file its final application for allowance of such compensation and/or reimbursement by no later than the date that is 120 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court, and (b) be paid by or on behalf of the Debtor in full and in Cash in the amounts Allowed upon (i) the date the order granting such award becomes a Final Order, or as soon thereafter as practicable, or (ii) such other terms as may be mutually agreed upon by the claimant and the Debtor obligated for the payment of such Allowed Claim. The Debtors are authorized to pay compensation for professional services rendered and reimburse expenses incurred on behalf of the Debtors and the Creditors’ Committee after the Effective Date in the ordinary course and without Bankruptcy Court approval.

2.3    Priority Tax Claims.  Except to the extent that a holder of an Allowed Priority Tax Claim has been paid prior to the Effective Date or agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive from one or more of the Debtors obligated for the payment of such Allowed Priority Tax Claim, and at the sole option of such Debtor(s), (i) Cash in an amount equal to the Allowed amount of such Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (ii) equal Cash payments to be made initially on the Effective Date or as soon thereafter as practicable and semi-annually thereafter in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate determined under applicable non-bankruptcy law, over a period from the Effective Date through the fifth (5th) anniversary after the Commencement Date; provided, however, that such election shall be without prejudice to the Debtor’s right to prepay such Allowed Priority Tax Claim in full or in part without penalty.

ARTICLE III

Classification Of Claims And Equity Interests

Claims against the Debtors, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests are classified for all purposes (unless otherwise specified), including voting and Distribution pursuant to the Plan, as follows:

3.1 LBHI

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Senior Unsecured Claims	Impaired	Yes

4A	Senior Affiliate Claims	Impaired	Yes

4B	Senior Affiliate Guarantee Claims	Impaired	Yes

5	Senior Third-Party Guarantee Claims	Impaired	Yes

6A	Convenience Claims	Impaired	Yes

6B	Convenience Guarantee Claims	Impaired	Yes

7	General Unsecured Claims	Impaired	Yes

8	Affiliate Claims	Impaired	Yes

9A	Third-Party Guarantee Claims other than of the Racers Trusts	Impaired	Yes

Class	Designation	Impairment	Entitlement to Vote

9B	Third-Party Guarantee Claims of the Racers Trusts	Impaired	Yes

10A	Subordinated Class 10A Claims	Impaired	No (deemed to reject)

10B	Subordinated Class 10B Claims	Impaired	No (deemed to reject)

10C	Subordinated Class 10C Claims	Impaired	No (deemed to reject)

11	Section 510(b) Claims	Impaired	No (deemed to reject)

12	Equity Interests	Impaired	No (deemed to reject)

3.2 LCPI

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Convenience Claims	Impaired	Yes

4A	General Unsecured Claims other than those of Designated Entities	Impaired	Yes

4B	General Unsecured Claims of Designated Entities	Impaired	Yes

5A	Affiliate Claims of LBHI	Impaired	Yes

5B	Affiliate Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Affiliate Claims other than those of Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.3 LBCS

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Convenience Claims	Impaired	Yes

4	General Unsecured Claims	Impaired	Yes

5A	Affiliate Claims of LBHI	Impaired	Yes

5B	Affiliate Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Affiliate Claims other than those of Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.4 LBSF

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

Class	Designation	Impairment	Entitlement to Vote

3	Convenience Claims	Impaired	Yes

4A	General Unsecured Claims other than those of the Racers Trusts	Impaired	Yes

4B	General Unsecured Claims of the Racers Trusts	Impaired	Yes

5A	Affiliate Claims of LBHI	Impaired	Yes

5B	Affiliate Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Affiliate Claims other than those of Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.5 LOTC

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Convenience Claims	Impaired	Yes

4	General Unsecured Claims	Impaired	Yes

5A	Affiliate Claims of LBHI	Impaired	Yes

5B	Affiliate Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Affiliate Claims other than those of Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.6 LBCC

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Convenience Claims	Impaired	Yes

4	General Unsecured Claims	Impaired	Yes

5A	Affiliate Claims of LBHI	Impaired	Yes

5B	Affiliate Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Affiliate Claims other than those of Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.7 LBDP

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

Class	Designation	Impairment	Entitlement to Vote

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.8 LBFP

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.9 LB 745

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.10 PAMI Statler

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.11 CES

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.12 CES V

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.13 CES IX

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.14 East Dover

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.15 LS Finance

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.16 LUXCO

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.17 BNC

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.18 LB Rose Ranch

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.19 SASCO

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.20 LB 2080

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.21 Merit

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.22 Preferred Somerset

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.23 Somerset

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

ARTICLE IV

Treatment of Claims Against and Equity Interests in LBHI

4.1    LBHI Class 1 – Priority Non-Tax Claims against LBHI.

(a)    Impairment and Voting.  LBHI Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 1 is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Except to the extent that the holder of an Allowed Claim in LBHI Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBHI on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBHI Class 1 shall be paid by LBHI in Cash in full.

4.2    LBHI Class 2 – Secured Claims against LBHI.

(a)    Impairment and Voting.  LBHI Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 2 is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Except to the extent that the holder of an Allowed Claim in LBHI Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBHI Class 2 shall be satisfied by, at the option of LBHI: (i) payment in Cash by LBHI in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBHI Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

4.3    LBHI Class 3 – Senior Unsecured Claims against LBHI.

(a)    Impairment and Voting.  LBHI Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 3 is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Each holder of an Allowed Claim in LBHI Class 3 shall receive its Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10A Distribution, (iii) Subordinated Class 10B Distribution, (iv) Subordinated Class 10C Distribution and (v) the Plan Adjustment.

4.4    LBHI Class 4A – Senior Affiliate Claims against LBHI.

(a)    Impairment and Voting.  LBHI Class 4A is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 4A is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBHI Class 4A shall receive its Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10A Distribution, (iii) Subordinated Class 10B Distribution and (iv) Subordinated Class 10C Distribution.

4.5    LBHI Class 4B – Senior Affiliate Guarantee Claims against LBHI.

(a)    Impairment and Voting.  LBHI Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 4B is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBHI Class 4B shall receive its Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10B Distribution and (iii) Subordinated Class 10C Distribution.

4.6    LBHI Class 5 – Senior Third-Party Guarantee Claims against LBHI.

(a)    Impairment and Voting.  LBHI Class 5 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 5 is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Each holder of an Allowed Claim in LBHI Class 5 shall receive its Pro Rata Share of (i) (A) Available Cash from LBHI, (B) Subordinated Class 10B Distribution and (C) Subordinated Class 10C Distribution; provided, however, that the applicable Plan Adjustment Percentage of the Distributions set forth in clauses (A), (B) and (C) above shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBHI Class 5.

4.7    LBHI Class 6A – Convenience Claims against LBHI.

(a)    Impairment and Voting.  LBHI Class 6A is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 6A is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Each holder of an Allowed Claim in LBHI Class 6A shall receive Cash from LBHI in an amount equal to .26 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

4.8      LBHI Class 6B – Convenience Guarantee Claims against LBHI.

(a)    Impairment and Voting.  LBHI Class 6B is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 6B is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Each holder of an Allowed Claim in LBHI Class 6B shall receive Cash from LBHI in an amount equal to .17 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

4.9      LBHI Class 7 – General Unsecured Claims against LBHI.

(a)    Impairment and Voting.  LBHI Class 7 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 7 is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Each holder of an Allowed Claim in LBHI Class 7 shall receive its Pro Rata Share of (i) Available Cash from LBHI and (ii) the Plan Adjustment.

4.10    LBHI Class 8 – Affiliate Claims against LBHI.

(a)    Impairment and Voting.  LBHI Class 8 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 8 is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBHI Class 8 shall receive its Pro Rata Share of Available Cash from LBHI.

4.11    LBHI Class 9A – Third-Party Guarantee Claims against LBHI.

(a)    Impairment and Voting.  LBHI Class 9A is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 9A is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Each holder of an Allowed Claim in LBHI Class 9A shall receive from LBHI its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBHI Class 9A.

4.12    LBHI Class 9B – Third-Party Guarantee Claims of the Racers Trusts against LBHI.

(a)    Impairment and Voting.  LBHI Class 9B is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 9B is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Subject to Section 6.5(g) of the Plan, each holder of an Allowed Claim in LBHI Class 9B shall receive from LBHI its Pro Rata Share of (i) Available Cash; provided, however, that the Racers Adjustment shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBHI Class 9B.

4.13    LBHI Class 10A – Subordinated Class 10A Claims against LBHI.

(a)    Impairment and Voting.  LBHI Class 10A is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 10A is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)    Distributions.  Holders of Allowed Claims in LBHI Class 10A shall not receive any Distributions on account of such Claims unless and until all holders of Allowed Claims in LBHI Class 3 and LBHI Class 4A are satisfied in full, in which case each holder of an Allowed Claim in LBHI Class 10A shall receive its Pro Rata Share of (i) Available Cash from LBHI and (ii) Subordinated Class 10C Distribution.

4.14    LBHI Class 10B – Subordinated Class 10B Claims against LBHI.

(a)    Impairment and Voting.  LBHI Class 10B is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 10B is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)    Distributions.  Holders of Allowed Claims in LBHI Class 10B shall not receive any Distributions on account of such Claims unless and until all holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B and LBHI Class 5 are satisfied in full, in which case each holder of an Allowed Claim in LBHI Class 10B shall receive its Pro Rata Share of (i) Available Cash from LBHI and (ii) Subordinated Class 10C Distribution.

4.15    LBHI Class 10C – Subordinated Class 10C Claims against LBHI.

(a)    Impairment and Voting.  LBHI Class 10C is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 10C is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)    Distributions.  Holders of Allowed Claims in LBHI Class 10C shall not receive any Distributions on account of such Claims unless and until all holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B, LBHI Class 5, LBHI Class 10A and LBHI Class 10B are satisfied in full, in which case each holder of an Allowed Claim in LBHI Class 10C shall receive its Pro Rata Share of Available Cash from LBHI.

4.16    LBHI Class 11 – Section 510(b) Claims against LBHI.

(a)    Impairment and Voting.  LBHI Class 11 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 11 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)    Distributions.  Holders of Allowed Claims in LBHI Class 11 shall not receive any Distributions on account of such Claims unless and until all holders of Allowed Claims against LBHI other than Claims in LBHI Class 11 are satisfied in full, in which case each holder of an Allowed Claim in LBHI Class 11 shall receive its Pro Rata Share of Available Cash from LBHI.

4.17    LBHI Class 12 – Equity Interests in LBHI.

(a)    Impairment and Voting.  LBHI Class 12 is impaired by the Plan. Each holder of an Equity Interest in LBHI Class 12 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)    Stock Exchange.  On the Effective Date, all LBHI Stock shall be cancelled and the Plan Trust Stock shall be issued to the Plan Trust which will hold such share for the benefit of the holders of such former LBHI Stock consistent with their former relative priority and economic entitlements; provided, however, that the Plan Trust may not exercise any voting rights appurtenant thereto in conflict with Article VII of the Plan. On or promptly after the Effective Date, the Plan Administrator shall file with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of any of LBHI’s publicly traded securities.

(c)    Distributions.  Each holder of an Equity Interest in LBHI (through their interest in the new share of LBHI common stock or otherwise) shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBHI on account of such Equity Interests; provided, however, that in the event that all Allowed Claims in LBHI Classes 1 through 11 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBHI may receive its share of any remaining assets of LBHI consistent with such holder’s rights of payment existing immediately prior to the Commencement Date. Unless otherwise determined by the Plan Administrator, on the date that LBHI’s Chapter 11 Case is closed in accordance with Section 6.6 of the Plan, the Plan Trust Stock issued pursuant to subsection (b) above shall be deemed cancelled and of no further force and effect provided that such cancellation does not adversely impact the Debtors’ estates.

(d)    Non-Transferable.  The continuing rights of holders of Equity Interests (including through their interest in the Plan Trust Stock or otherwise) shall be nontransferable except by operation of law.

ARTICLE V

Treatment of Claims Against and Equity Interests in Subsidiary Debtors

5.1      LCPI Class 1 – Priority Non-Tax Claims against LCPI.

(a)    Impairment and Voting.  LCPI Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 1 is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Except to the extent that the holder of an Allowed Claim in LCPI Class 1 agrees to less favorable treatment or has been paid by or on behalf of LCPI on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LCPI Class 1 shall be paid by LCPI in Cash in full.

5.2    LCPI Class 2 – Secured Claims against LCPI.

(a)    Impairment and Voting.  LCPI Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 2 is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Except to the extent that the holder of an Allowed Claim in LCPI Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LCPI Class 2 shall be satisfied by, at the option of LCPI: (i) payment in Cash by LCPI in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LCPI Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.3    LCPI Class 3 – Convenience Claims against LCPI.

(a)    Impairment and Voting.  LCPI Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 3 is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Each holder of an Allowed Claim in LCPI Class 3 shall receive Cash from LCPI in an amount equal to .57 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

5.4    LCPI Class 4A – General Unsecured Claims other than those of Designated Entities against LCPI.

(a)    Impairment and Voting.  LCPI Class 4A is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 4A is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Each holder of an Allowed Claim in LCPI Class 4A shall receive its Pro Rata Share (i) from LCPI of (A) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (B) the Excess Plan Adjustment Portion with respect to LCPI Class 4A, and (ii) the LCPI Settlement Amount.

5.5    LCPI Class 4B – General Unsecured Claims of Designated Entities against LCPI.

(a)    Impairment and Voting.  LCPI Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 4B is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Subject to Sections 6.5(g) or 6.5(h), each holder of an Allowed Claim in LCPI Class 4B shall receive from LCPI its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LCPI Class 4B.

5.6    LCPI Class 5A – Affiliate Claims of LBHI against LCPI.

(a)    Impairment and Voting.  LCPI Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive from LCPI (i) its Pro Rata Share of Available Cash; provided, however, that the LCPI Settlement Amount shall be automatically redistributed pursuant to Section 6.5(e) of the Plan, and (ii) the Excess LCPI Settlement Amount.

5.7    LCPI Class 5B – Affiliate Claims of Participating Subsidiary Debtors against LCPI.

(a)    Impairment and Voting.  LCPI Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 5B is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LCPI Class 5B shall receive from LCPI its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LCPI Class 5B.

5.8    LCPI Class 5C – Affiliate Claims other than those of Participating Debtors against LCPI.

(a)    Impairment and Voting.  LCPI Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 5C is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LCPI Class 5C shall receive from LCPI its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LCPI Class 5C.

5.9    LCPI Class 6 – Equity Interests in LCPI.

(a)     Impairment and Voting.  LCPI Class 6 is impaired by the Plan. Each holder of an Equity Interest in LCPI Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)    Distributions.  Equity Interests in LCPI shall be cancelled if and when LCPI is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LCPI shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LCPI on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LCPI have been satisfied in full in accordance with the

Bankruptcy Code and the Plan, each holder of an Equity Interest in LCPI may receive its Pro Rata Share of any remaining assets in LCPI.

5.10    LBCS Class 1 – Priority Non-Tax Claims against LBCS.

(a)    Impairment and Voting.  LBCS Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 1 is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Except to the extent that the holder of an Allowed Claim in LBCS Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBCS on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBCS Class 1 shall be paid by LBCS in Cash in full.

5.11    LBCS Class 2 – Secured Claims against LBCS.

(a)    Impairment and Voting.  LBCS Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 2 is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Except to the extent that the holder of an Allowed Claim in LBCS Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBCS Class 2 shall be satisfied by, at the option of LBCS: (i) payment in Cash by LBCS in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBCS Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.12    LBCS Class 3 – Convenience Claims against LBCS.

(a)    Impairment and Voting.  LBCS Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 3 is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Each holder of an Allowed Claim in LBCS Class 3 shall receive Cash from LBCS in an amount equal to .56 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

5.13    LBCS Class 4 – General Unsecured Claims against LBCS.

(a)    Impairment and Voting.  LBCS Class 4 is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 4 is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Each holder of an Allowed Claim in LBCS Class 4 shall receive from LBCS its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCS Class 4.

5.14    LBCS Class 5A – Affiliate Claims of LBHI against LBCS.

(a)    Impairment and Voting.  LBCS Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBCS.

5.15    LBCS Class 5B – Affiliate Claims of Participating Subsidiary Debtors against LBCS.

(a)    Impairment and Voting.  LBCS Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 5B is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBCS Class 5B shall receive from LBCS its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCS Class 5B.

5.16    LBCS Class 5C – Affiliate Claims other than those of Participating Debtors against LBCS.

(a)    Impairment and Voting.  LBCS Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 5C is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBCS Class 5C shall receive from LBCS its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCS Class 5C.

5.17    LBCS Class 6 – Equity Interests in LBCS.

(a)    Impairment and Voting.  LBCS Class 6 is impaired by the Plan. Each holder of an Equity Interest in LBCS Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b)    Distributions.  Equity Interests in LBCS shall be cancelled if and when LBCS is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBCS shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBCS on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBCS have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBCS may receive its Pro Rata Share of any remaining assets in LBCS.

5.18    LBSF Class 1 – Priority Non-Tax Claims against LBSF.

(a)    Impairment and Voting.  LBSF Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 1 is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Except to the extent that the holder of an Allowed Claim in LBSF Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBSF on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBSF Class 1 shall be paid by LBSF in Cash in full.

5.19    LBSF Class 2 – Secured Claims against LBSF.

(a)    Impairment and Voting.  LBSF Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 2 is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Except to the extent that the holder of an Allowed Claim in LBSF Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBSF Class 2 shall be satisfied by, at the option of LBSF: (i) payment in Cash by LBSF in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBSF Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.20    LBSF Class 3 – Convenience Claims against LBSF.

(a)    Impairment and Voting.  LBSF Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 3 is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Each holder of an Allowed Claim in LBSF Class 3 shall receive Cash from LBSF in an amount equal to .30 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

5.21    LBSF Class 4A – General Unsecured Claims other than those of the Racers Trusts against LBSF.

(a)    Impairment and Voting.  LBSF Class 4A is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 4A is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Each holder of an Allowed Claim in LBSF Class 4A shall receive its Pro Rata Share (i) from LBSF of (A) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, (B) the Excess Plan Adjustment Portion with respect to LBSF Class 4A, and (C) the LBSF Additional Settlement Amount, and (ii) the LBSF Settlement Amount.

5.22    LBSF Class 4B – General Unsecured Claims of the Racers Trusts against LBSF.

(a)    Impairment and Voting.  LBSF Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 4B is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Subject to Sections 6.5(d) and 6.5(g) of the Plan, each holder of an Allowed Claim in LBSF Class 4B shall receive from LBSF its Pro Rata Share of (i) Available Cash; provided, however, that the Racers Adjustment shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBSF Class 4B.

5.23    LBSF Class 5A – Affiliate Claims of LBHI against LBSF.

(a)    Impairment and Voting.  LBSF Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Subject to Sections 6.5(b), 6.5(c) and 6.5(d) of the Plan, LBHI shall receive from LBSF (i) its Pro Rata Share of Available Cash; provided, however, that the LBSF Settlement Amount shall be automatically redistributed pursuant to Section 6.5(f) of the Plan, and (ii) the Excess LBSF Settlement Amount.

5.24    LBSF Class 5B – Affiliate Claims of Participating Subsidiary Debtors against LBSF.

(a)    Impairment and Voting.  LBSF Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 5B is entitled to vote to accept or reject the Plan.

(b)    Distributions.  Subject to Sections 6.5(b) and 6.5(d) of the Plan, each holder of an Allowed Claim in LBSF Class 5B shall receive from LBSF its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBSF Class 5B.

5.25    LBSF Class 5C – Affiliate Claims other than those of Participating Debtors against LBSF.

(a)    Impairment and Voting.  LBSF Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 5C is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBSF Class 5C shall receive from LBSF its Pro Rata Share of (i) Available

Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, (ii) the Excess Plan Adjustment Portion with respect to LBSF Class 5C and (iii) the LBSF Additional Settlement Amount.

5.26    LBSF Class 6 – Equity Interests in LBSF.

  (a)        Impairment and Voting.    LBSF Class 6 is impaired by the Plan. Each holder of an Equity Interest in LBSF Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

  (b)        Distributions.    Equity Interests in LBSF shall be cancelled if and when LBSF is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBSF shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBSF on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBSF have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBSF may receive its Pro Rata Share of any remaining assets in LBSF.

5.27    LOTC Class 1 – Priority Non-Tax Claims against LOTC.

  (a)        Impairment and Voting.    LOTC Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 1 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in LOTC Class 1 agrees to less favorable treatment or has been paid by or on behalf of LOTC on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LOTC Class 1 shall be paid by LOTC in Cash in full.

5.28    LOTC Class 2 – Secured Claims against LOTC.

  (a)        Impairment and Voting.    LOTC Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 2 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in LOTC Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LOTC Class 2 shall be satisfied by, at the option of LOTC: (i) payment in Cash by LOTC in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LOTC Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.29    LOTC Class 3 – Convenience Claims against LOTC.

  (a)        Impairment and Voting.    LOTC Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 3 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Each holder of an Allowed Claim in LOTC Class 3 shall receive Cash from LOTC in an amount equal to .34 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

5.30    LOTC Class 4 – General Unsecured Claims against LOTC.

  (a)        Impairment and Voting.    LOTC Class 4 is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 4 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Each holder of an Allowed Claim in LOTC Class 4 shall receive from LOTC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LOTC Class 4.

5.31    LOTC Class 5A – Affiliate Claims of LBHI against LOTC.

  (a)        Impairment and Voting.    LOTC Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LOTC.

5.32    LOTC Class 5B – Affiliate Claims of Participating Subsidiary Debtors against LOTC.

  (a)        Impairment and Voting.    LOTC Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 5B is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LOTC Class 5B shall receive from LOTC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LOTC Class 5B.

5.33    LOTC Class 5C – Affiliate Claims other than those of Participating Debtors against LOTC.

  (a)        Impairment and Voting.    LOTC Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 5C is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LOTC Class 5C shall receive from LOTC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LOTC Class 5C.

5.34    LOTC Class 6 – Equity Interests in LOTC.

  (a)        Impairment and Voting.    LOTC Class 6 is impaired by the Plan. Each holder of an Equity Interest in LOTC Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

  (b)        Distributions.    Equity Interests in LOTC shall be cancelled if and when LOTC is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LOTC shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LOTC on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LOTC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LOTC may receive its Pro Rata Share of any remaining assets in LOTC.

5.35    LBCC Class 1 – Priority Non-Tax Claims against LBCC.

  (a)        Impairment and Voting.    LBCC Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 1 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in LBCC Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBCC on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBCC Class 1 shall be paid by LBCC in Cash in full.

5.36    LBCC Class 2 – Secured Claims against LBCC.

  (a)        Impairment and Voting.    LBCC Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 2 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in LBCC Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBCC Class 2 shall be satisfied by, at the option of LBCC: (i) payment in Cash by LBCC in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBCC Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.37    LBCC Class 3 – Convenience Claims against LBCC.

  (a)        Impairment and Voting. LBCC Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 3 is entitled to vote to accept or reject the Plan.

  (b)        Distributions. Each holder of an Allowed Claim in LBCC Class 3 shall receive Cash from LBCC in an amount equal to .40 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

5.38    LBCC Class 4 – General Unsecured Claims against LBCC.

  (a)        Impairment and Voting.    LBCC Class 4 is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 4 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Each holder of an Allowed Claim in LBCC Class 4 shall receive from LBCC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCC Class 4.

5.39    LBCC Class 5A – Affiliate Claims of LBHI against LBCC.

  (a)        Impairment and Voting.    LBCC Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBCC.

5.40    LBCC Class 5B – Affiliate Claims of Participating Subsidiary Debtors against LBCC.

  (a)        Impairment and Voting.    LBCC Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 5B is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBCC Class 5B shall receive from LBCC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCC Class 5B.

5.41    LBCC Class 5C – Affiliate Claims other than those of Participating Debtors against LBCC.

  (a)        Impairment and Voting.    LBCC Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 5C is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBCC Class 5C shall receive from LBCC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCC Class 5C.

5.42    LBCC Class 6 – Equity Interests in LBCC.

  (a)        Impairment and Voting.    LBCC Class 6 is impaired by the Plan. Each holder of an Equity Interest in LBCC Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

  (b)        Distributions.    Equity Interests in LBCC shall be cancelled if and when LBCC is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBCC shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBCC on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBCC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBCC may receive its Pro Rata Share of any remaining assets in LBCC.

5.43    LBDP Class 1 – Priority Non-Tax Claims against LBDP.

  (a)        Impairment and Voting.    LBDP Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 1 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in LBDP Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBDP on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBDP Class 1 shall be paid by LBDP in Cash in full.

5.44    LBDP Class 2 – Secured Claims against LBDP.

  (a)        Impairment and Voting.    LBDP Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 2 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in LBDP Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBDP Class 2 shall be satisfied by, at the option of LBDP: (i) payment in Cash by LBDP in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBDP Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.45    LBDP Class 3 – General Unsecured Claims against LBDP.

  (a)        Impairment and Voting.    LBDP Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 3 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Each holder of an Allowed Claim in LBDP Class 3 shall receive its Pro Rata Share of Available Cash from LBDP.

5.46    LBDP Class 4A – Affiliate Claims of LBHI against LBDP.

  (a)        Impairment and Voting.    LBHI is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBDP.

5.47    LBDP Class 4B – Affiliate Claims other than those of LBHI against LBDP.

  (a)        Impairment and Voting.    LBDP Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 4B is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBDP Class 4B shall receive its Pro Rata Share of Available Cash from LBDP.

5.48    LBDP Class 5 – Equity Interests in LBDP.

  (a)        Impairment and Voting.    LBDP Class 5 is impaired by the Plan. Each holder of an Equity Interest in LBDP Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

  (b)        Distributions.    Equity Interests in LBDP shall be cancelled if and when LBDP is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBDP shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBDP on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBDP have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBDP may receive its Pro Rata Share of any remaining assets in LBDP.

5.49    LBFP Class 1 – Priority Non-Tax Claims against LBFP.

  (a)        Impairment and Voting.    LBFP Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 1 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in LBFP Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBFP on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBFP Class 1 shall be paid by LBFP in Cash in full.

5.50    LBFP Class 2 – Secured Claims against LBFP.

  (a)        Impairment and Voting.    LBFP Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 2 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in LBFP Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBFP Class 2 shall be satisfied by, at the option of LBFP: (i) payment in Cash by LBFP in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBFP Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.51    LBFP Class 3 – General Unsecured Claims against LBFP.

  (a)        Impairment and Voting.    LBFP Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 3 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Each holder of an Allowed Claim in LBFP Class 3 shall receive its Pro Rata Share of Available Cash from LBFP.

5.52    LBFP Class 4A – Affiliate Claims of LBHI against LBFP.

  (a)        Impairment and Voting.    LBFP Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBFP.

5.53    LBFP Class 4B – Affiliate Claims other than those of LBHI against LBFP.

  (a)        Impairment and Voting.    LBFP Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 4B is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBFP Class 4B shall receive its Pro Rata Share of Available Cash from LBFP.

5.54    LBFP Class 5 – Equity Interests in LBFP.

  (a)        Impairment and Voting.    LBFP Class 5 is impaired by the Plan. Each holder of an Equity Interest in LBFP Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

  (b)        Distributions.    Equity Interests in LBFP shall be cancelled if and when LBFP is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBFP shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBFP on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBFP have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBFP may receive its Pro Rata Share of any remaining assets in LBFP.

5.55    LB 745 Class 1 – Priority Non-Tax Claims against LB 745.

  (a)        Impairment and Voting.    LB 745 Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LB 745 Class 1 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in LB 745 Class 1 agrees to less favorable treatment or has been paid by or on behalf of LB 745 on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LB 745 Class 1 shall be paid by LB 745 in Cash in full.

5.56    LB 745 Class 2 – Secured Claims against LB 745.

  (a)        Impairment and Voting.    LB 745 Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LB 745 Class 2 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in LB 745 Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LB 745 Class 2 shall be satisfied by, at the option of LB 745: (i) payment in Cash by LB 745 in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LB 745 Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.57    LB 745 Class 3 – General Unsecured Claims against LB 745.

  (a)        Impairment and Voting.    LB 745 Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LB 745 Class 3 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Each holder of an Allowed Claim in LB 745 Class 3 shall receive its Pro Rata Share of Available Cash from LB 745.

5.58    LB 745 Class 4A – Affiliate Claims of LBHI against LB 745.

  (a)        Impairment and Voting.    LB 745 Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LB 745.

5.59    LB 745 Class 4B – Affiliate Claims other than those of LBHI against LB 745.

  (a)        Impairment and Voting.    LB 745 Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LB 745 Class 4B is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LB 745 Class 4B shall receive its Pro Rata Share of Available Cash from LB 745.

5.60    LB 745 Class 5 – Equity Interests in LB 745.

  (a)        Impairment and Voting.    LB 745 Class 5 is impaired by the Plan. Each holder of an Equity Interest in LB 745 Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

  (b)        Distributions.    Equity Interests in LB 745 shall be cancelled if and when LB 745 is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LB 745 shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LB 745 on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LB 745 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LB 745 may receive its Pro Rata Share of any remaining assets in LB 745.

5.61    PAMI Statler Class 1 – Priority Non-Tax Claims against PAMI Statler.

  (a)        Impairment and Voting.    PAMI Statler Class 1 is impaired by the Plan. Each holder of an Allowed Claim in PAMI Statler Class 1 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in PAMI Statler Class 1 agrees to less favorable treatment or has been paid by or on behalf of PAMI Statler on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in PAMI Statler Class 1 shall be paid by PAMI Statler in Cash in full.

5.62    PAMI Statler Class 2 – Secured Claims against PAMI Statler.

  (a)        Impairment and Voting.    PAMI Statler Class 2 is impaired by the Plan. Each holder of an Allowed Claim in PAMI Statler Class 2 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in PAMI Statler Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in PAMI Statler Class 2 shall be satisfied by, at the option of PAMI Statler: (i) payment in Cash by PAMI Statler in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in PAMI Statler Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.63    PAMI Statler Class 3 – General Unsecured Claims against PAMI Statler.

  (a)        Impairment and Voting.    PAMI Statler Class 3 is impaired by the Plan. Each holder of an Allowed Claim in PAMI Statler Class 3 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Each holder of an Allowed Claim in PAMI Statler Class 3 shall receive its Pro Rata Share of Available Cash from PAMI Statler.

5.64    PAMI Statler Class 4A – Affiliate Claims of LBHI against PAMI Statler.

  (a)        Impairment and Voting.    PAMI Statler Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from PAMI Statler.

5.65    PAMI Statler Class 4B – Affiliate Claims other than those of LBHI against PAMI Statler.

  (a)        Impairment and Voting.    PAMI Statler Class 4B is impaired by the Plan. Each holder of an Allowed Claim in PAMI Statler Class 4B is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in PAMI Statler Class 4B shall receive its Pro Rata Share of Available Cash from PAMI Statler.

5.66    PAMI Statler Class 5 – Equity Interests in PAMI Statler.

  (a)        Impairment and Voting.    PAMI Statler Class 5 is impaired by the Plan. Each holder of an Equity Interest in PAMI Statler Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

  (b)        Distributions.    Equity Interests in PAMI Statler shall be cancelled if and when PAMI Statler is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in PAMI Statler shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of PAMI Statler on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against PAMI Statler have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in PAMI Statler may receive its Pro Rata Share of any remaining assets in PAMI Statler.

5.67    CES Class 1 – Priority Non-Tax Claims against CES.

  (a)        Impairment and Voting.    CES Class 1 is impaired by the Plan. Each holder of an Allowed Claim in CES Class 1 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in CES Class 1 agrees to less favorable treatment or has been paid by or on behalf of CES on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in CES Class 1 shall be paid by CES in Cash in full.

5.68    CES Class 2 – Secured Claims against CES.

  (a)        Impairment and Voting.    CES Class 2 is impaired by the Plan. Each holder of an Allowed Claim in CES Class 2 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in CES Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in CES Class 2 shall be satisfied by, at the option of CES: (i) payment in Cash by CES in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in CES Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.69    CES Class 3 – General Unsecured Claims against CES.

  (a)        Impairment and Voting.    CES Class 3 is impaired by the Plan. Each holder of an Allowed Claim in CES Class 3 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Each holder of an Allowed Claim in CES Class 3 shall receive its Pro Rata Share of Available Cash from CES.

5.70    CES Class 4A – Affiliate Claims of LBHI against CES.

  (a)        Impairment and Voting.    CES Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from CES.

5.71    CES Class 4B – Affiliate Claims other than those of LBHI against CES.

  (a)        Impairment and Voting.    CES Class 4B is impaired by the Plan. Each holder of an Allowed Claim in CES Class 4B is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in CES Class 4B shall receive its Pro Rata Share of Available Cash from CES.

5.72    CES Class 5 – Equity Interests in CES.

  (a)        Impairment and Voting.    CES Class 5 is impaired by the Plan. Each holder of an Equity Interest in CES Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

  (b)        Distributions.    Equity Interests in CES shall be cancelled if and when CES is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in CES shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of CES on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against CES have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in CES may receive its Pro Rata Share of any remaining assets in CES.

5.73    CES V Class 1 – Priority Non-Tax Claims against CES V.

  (a)        Impairment and Voting.    CES V Class 1 is impaired by the Plan. Each holder of an Allowed Claim in CES V Class 1 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in CES V Class 1 agrees to less favorable treatment or has been paid by or on behalf of CES V on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in CES V Class 1 shall be paid by CES V in Cash in full.

5.74    CES V Class 2 – Secured Claims against CES V.

  (a)        Impairment and Voting.    CES V Class 2 is impaired by the Plan. Each holder of an Allowed Claim in CES V Class 2 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in CES V Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in CES V Class 2 shall be satisfied by, at the option of CES V: (i) payment in Cash by CES V in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in CES V Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.75    CES V Class 3 – General Unsecured Claims against CES V.

  (a)        Impairment and Voting.    CES V Class 3 is impaired by the Plan. Each holder of an Allowed Claim in CES V Class 3 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Each holder of an Allowed Claim in CES V Class 3 shall receive its Pro Rata Share of Available Cash from CES V.

5.76    CES V Class 4A – Affiliate Claims of LBHI against CES V.

  (a)        Impairment and Voting.    CES V Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from CES V.

5.77    CES V Class 4B – Affiliate Claims other than those of LBHI against CES V.

  (a)        Impairment and Voting.    CES V Class 4B is impaired by the Plan. Each holder of an Allowed Claim in CES V Class 4B is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in CES V Class 4B shall receive its Pro Rata Share of Available Cash from CES V.

5.78    CES V Class 5 – Equity Interests in CES V.

  (a)        Impairment and Voting.    CES V Class 5 is impaired by the Plan. Each holder of an Equity Interest in CES V Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

  (b)        Distributions.    Equity Interests in CES V shall be cancelled if and when CES V is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in CES V shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of CES V on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against CES V have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in CES V may receive its Pro Rata Share of any remaining assets in CES V.

5.79    CES IX Class 1 – Priority Non-Tax Claims against CES IX.

  (a)        Impairment and Voting.    CES IX Class 1 is impaired by the Plan. Each holder of an Allowed Claim in CES IX Class 1 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in CES IX Class 1 agrees to less favorable treatment or has been paid by or on behalf of CES IX on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in CES IX Class 1 shall be paid by CES IX in Cash in full.

5.80    CES IX Class 2 – Secured Claims against CES IX.

  (a)        Impairment and Voting.    CES IX Class 2 is impaired by the Plan. Each holder of an Allowed Claim in CES IX Class 2 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in CES IX Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in CES IX Class 2 shall be satisfied by, at the option of CES IX: (i) payment in Cash by CES IX in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in CES IX Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.81    CES IX Class 3 – General Unsecured Claims against CES IX.

  (a)        Impairment and Voting.    CES IX Class 3 is impaired by the Plan. Each holder of an Allowed Claim in CES IX Class 3 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Each holder of an Allowed Claim in CES IX Class 3 shall receive its Pro Rata Share of Available Cash from CES IX.

5.82    CES IX Class 4A – Affiliate Claims of LBHI against CES IX.

  (a)        Impairment and Voting.    CES IX Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from CES IX.

5.83    CES IX Class 4B – Affiliate Claims other than those of LBHI against CES IX.

  (a)        Impairment and Voting.    CES IX Class 4B is impaired by the Plan. Each holder of an Allowed Claim in CES IX Class 4B is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in CES IX Class 4B shall receive its Pro Rata Share of Available Cash from CES IX

5.84    CES IX Class 5 – Equity Interests in CES IX.

  (a)        Impairment and Voting.    CES IX Class 5 is impaired by the Plan. Each holder of an Equity Interest in CES IX Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

  (b)        Distributions.    Equity Interests in CES IX shall be cancelled if and when CES IX is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in CES IX shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of CES IX on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against CES IX have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in CES IX may receive its Pro Rata Share of any remaining assets in CES IX.

5.85    East Dover Class 1 – Priority Non-Tax Claims against East Dover.

  (a)        Impairment and Voting.    East Dover Class 1 is impaired by the Plan. Each holder of an Allowed Claim in East Dover Class 1 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in East Dover Class 1 agrees to less favorable treatment or has been paid by or on behalf of East Dover on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in East Dover Class 1 shall be paid by East Dover in Cash in full.

5.86    East Dover Class 2 – Secured Claims against East Dover.

  (a)        Impairment and Voting.    East Dover Class 2 is impaired by the Plan. Each holder of an Allowed Claim in East Dover Class 2 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in East Dover Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in East Dover Class 2 shall be satisfied by, at the option of East Dover: (i) payment in Cash by East Dover in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in East Dover

Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.87    East Dover Class 3 – General Unsecured Claims against East Dover.

  (a)        Impairment and Voting.    East Dover Class 3 is impaired by the Plan. Each holder of an Allowed Claim in East Dover Class 3 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Each holder of an Allowed Claim in East Dover Class 3 shall receive its Pro Rata Share of Available Cash from East Dover.

5.88    East Dover Class 4A – Affiliate Claims of LBHI against East Dover.

  (a)        Impairment and Voting.    East Dover Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from East Dover.

5.89    East Dover Class 4B – Affiliate Claims other than those of LBHI against East Dover.

  (a)        Impairment and Voting.    East Dover Class 4B is impaired by the Plan. Each holder of an Allowed Claim in East Dover Class 4B is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in East Dover Class 4B shall receive its Pro Rata Share of Available Cash from East Dover.

5.90    East Dover Class 5 – Equity Interests in East Dover.

  (a)        Impairment and Voting.    East Dover Class 5 is impaired by the Plan. Each holder of an Equity Interest in East Dover Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

  (b)        Distributions.    Equity Interests in East Dover shall be cancelled if and when East Dover is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in East Dover shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of East Dover on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against East Dover have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in East Dover may receive its Pro Rata Share of any remaining assets in East Dover.

5.91    LS Finance Class 1 – Priority Non-Tax Claims against LS Finance.

  (a)        Impairment and Voting.    LS Finance Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LS Finance Class 1 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in LS Finance Class 1 agrees to less favorable treatment or has been paid by or on behalf of LS Finance on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LS Finance Class 1 shall be paid by LS Finance in Cash in full.

5.92    LS Finance Class 2 – Secured Claims against LS Finance.

  (a)        Impairment and Voting.    LS Finance Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LS Finance Class 2 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in LS Finance Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LS Finance Class 2 shall be satisfied by, at the option of LS Finance: (i) payment in Cash by LS Finance in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LS Finance Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.93    LS Finance Class 3 – General Unsecured Claims against LS Finance.

  (a)        Impairment and Voting.    LS Finance Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LS Finance Class 3 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Each holder of an Allowed Claim in LS Finance Class 3 shall receive its Pro Rata Share of Available Cash from LS Finance.

5.94    LS Finance Class 4A – Affiliate Claims of LBHI against LS Finance.

  (a)        Impairment and Voting.    LS Finance Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LS Finance.

5.95    LS Finance Class 4B – Affiliate Claims other than those of LBHI against LS Finance.

  (a)        Impairment and Voting.    LS Finance Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LS Finance Class 4B is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LS Finance Class 4B shall receive its Pro Rata Share of Available Cash from LS Finance.

5.96    LS Finance Class 5 – Equity Interests in LS Finance.

  (a)        Impairment and Voting.    LS Finance Class 5 is impaired by the Plan. Each holder of an Equity Interest in LS Finance Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

  (b)        Distributions.    Equity Interests in LS Finance shall be cancelled if and when LS Finance is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LS Finance shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LS Finance on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LS Finance have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LS Finance may receive its Pro Rata Share of any remaining assets in LS Finance.

5.97    LUXCO Class 1 – Priority Non-Tax Claims against LUXCO.

  (a)        Impairment and Voting.    LUXCO Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LUXCO Class 1 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in LUXCO Class 1 agrees to less favorable treatment or has been paid by or on behalf of LUXCO on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LUXCO Class 1 shall be paid by LUXCO in Cash in full.

5.98    LUXCO Class 2 – Secured Claims against LUXCO.

  (a)        Impairment and Voting.    LUXCO Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LUXCO Class 2 is entitled to vote to accept or reject the Plan.

  (b)        Distributions.    Except to the extent that the holder of an Allowed Claim in LUXCO Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LUXCO Class 2 shall be satisfied by, at the option of LUXCO: (i) payment in Cash by LUXCO in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or

(iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LUXCO Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.99      LUXCO Class 3 – General Unsecured Claims against LUXCO.

    (a)        Impairment and Voting.    LUXCO Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LUXCO Class 3 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Each holder of an Allowed Claim in LUXCO Class 3 shall receive its Pro Rata Share of Available Cash from LUXCO.

5.100    LUXCO Class 4A – Affiliate Claims of LBHI against LUXCO.

    (a)        Impairment and Voting.    LUXCO Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

    (b)        Distributions.    Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LUXCO.

5.101    LUXCO Class 4B – Affiliate Claims other than those of LBHI against LUXCO.

    (a)        Impairment and Voting.    LUXCO Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LUXCO Class 4B is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LUXCO Class 4B shall receive its Pro Rata Share of Available Cash from. LUXCO.

5.102    LUXCO Class 5 – Equity Interests in LUXCO.

    (a)        Impairment and Voting.    LUXCO Class 5 is impaired by the Plan. Each holder of an Equity Interest in LUXCO Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

    (b)        Distributions.     Equity Interests in LUXCO shall be cancelled if and when LUXCO is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LUXCO shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LUXCO on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LUXCO have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LUXCO may receive its Pro Rata Share of any remaining assets in LUXCO.

5.103    BNC Class 1 – Priority Non-Tax Claims against BNC.

    (a)        Impairment and Voting.    BNC Class 1 is impaired by the Plan. Each holder of an Allowed Claim in BNC Class 1 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Except to the extent that the holder of an Allowed Claim in BNC Class 1 agrees to less favorable treatment or has been paid by or on behalf of BNC on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in BNC Class 1 shall be paid by BNC in Cash in full.

5.104    BNC Class 2 – Secured Claims against BNC.

    (a)        Impairment and Voting.    BNC Class 2 is impaired by the Plan. Each holder of an Allowed Claim in BNC Class 2 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Except to the extent that the holder of an Allowed Claim in BNC Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in BNC Class 2 shall be satisfied by, at the option of BNC: (i) payment in Cash by BNC in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in BNC Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.105    BNC Class 3 – General Unsecured Claims against BNC.

    (a)        Impairment and Voting.    BNC Class 3 is impaired by the Plan. Each holder of an Allowed Claim in BNC Class 3 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Each holder of an Allowed Claim in BNC Class 3 shall receive its Pro Rata Share of Available Cash from BNC.

5.106    BNC Class 4A – Affiliate Claims of LBHI against BNC.

    (a)        Impairment and Voting.    BNC Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

    (b)        Distributions.    Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from BNC.

5.107    BNC Class 4B – Affiliate Claims other than those of LBHI against BNC.

    (a)        Impairment and Voting.    BNC Class 4B is impaired by the Plan. Each holder of an Allowed Claim in BNC Class 4B is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in BNC Class 4B shall receive its Pro Rata Share of Available Cash from BNC.

5.108    BNC Class 5 – Equity Interests in BNC.

    (a)        Impairment and Voting.    BNC Class 5 is impaired by the Plan. Each holder of an Equity Interest in BNC Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

    (b)        Distributions.    Equity Interests in BNC shall be cancelled if and when BNC is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in BNC shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of BNC on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against BNC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in BNC may receive its Pro Rata Share of any remaining assets in BNC.

5.109    LB Rose Ranch Class 1 – Priority Non-Tax Claims against LB Rose Ranch.

    (a)        Impairment and Voting.    LB Rose Ranch Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LB Rose Ranch Class 1 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Except to the extent that the holder of an Allowed Claim in LB Rose Ranch Class 1 agrees to less favorable treatment or has been paid by or on behalf of LB Rose Ranch on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LB Rose Ranch Class 1 shall be paid by LB Rose Ranch in Cash in full.

5.110    LB Rose Ranch Class 2 – Secured Claims against LB Rose Ranch.

    (a)        Impairment and Voting.    LB Rose Ranch Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LB Rose Ranch Class 2 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Except to the extent that the holder of an Allowed Claim in LB Rose Ranch Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LB Rose Ranch Class 2 shall be satisfied by, at the option of LB Rose Ranch: (i) payment in Cash by LB Rose Ranch in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LB Rose Ranch Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.111    LB Rose Ranch Class 3 – General Unsecured Claims against LB Rose Ranch.

    (a)        Impairment and Voting.    LB Rose Ranch Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LB Rose Ranch Class 3 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Each holder of an Allowed Claim in LB Rose Ranch Class 3 shall receive its Pro Rata Share of Available Cash from LB Rose Ranch.

5.112    LB Rose Ranch 4A – Affiliate Claims of LBHI against LB Rose Ranch.

    (a)        Impairment and Voting.    LB Rose Ranch Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LB Rose Ranch.

5.113    LB Rose Ranch Class 4B – Affiliate Claims other than those of LBHI against LB Rose Ranch.

    (a)        Impairment and Voting.    LB Rose Ranch Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LB Rose Ranch Class 4B is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LB Rose Ranch Class 4B shall receive its Pro Rata Share of Available Cash from LB Rose Ranch.

5.114    LB Rose Ranch Class 5 – Equity Interests in LB Rose Ranch.

    (a)        Impairment and Voting.    LB Rose Ranch Class 5 is impaired by the Plan. Each holder of an Equity Interest in LB Rose Ranch Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

    (b)        Distributions.     Equity Interests in LB Rose Ranch shall be cancelled if and when LB Rose Ranch is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LB Rose Ranch shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LB Rose Ranch on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LB Rose Ranch have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LB Rose Ranch may receive its Pro Rata Share of any remaining assets in LB Rose Ranch.

5.115    SASCO Class 1 – Priority Non-Tax Claims against SASCO.

    (a)        Impairment and Voting.    SASCO Class 1 is impaired by the Plan. Each holder of an Allowed Claim in SASCO Class 1 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Except to the extent that the holder of an Allowed Claim in SASCO Class 1 agrees to less favorable treatment or has been paid by or on behalf of SASCO on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in SASCO Class 1 shall be paid by SASCO in Cash in full.

5.116    SASCO Class 2 – Secured Claims against SASCO.

    (a)        Impairment and Voting.    SASCO Class 2 is impaired by the Plan. Each holder of an Allowed Claim in SASCO Class 2 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Except to the extent that the holder of an Allowed Claim in SASCO Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in SASCO Class 2 shall be satisfied by, at the option of SASCO: (i) payment in Cash by SASCO in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in SASCO Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.117    SASCO Class 3 – General Unsecured Claims against SASCO.

    (a)        Impairment and Voting.    SASCO Class 3 is impaired by the Plan. Each holder of an Allowed Claim in SASCO Class 3 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Each holder of an Allowed Claim in SASCO Class 3 shall receive its Pro Rata Share of Available Cash from SASCO.

5.118    SASCO Class 4A – Affiliate Claims of LBHI against SASCO.

    (a)        Impairment and Voting.    SASCO Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

    (b)        Distributions.    Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from SASCO.

5.119    SASCO Class 4B – Affiliate Claims other than those of LBHI against SASCO.

    (a)        Impairment and Voting.    SASCO Class 4B is impaired by the Plan. Each holder of an Allowed Claim in SASCO Class 4B is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in SASCO Class 4B shall receive its Pro Rata Share of Available Cash from SASCO.

5.120    SASCO Class 5 – Equity Interests in SASCO.

    (a)        Impairment and Voting.    SASCO Class 5 is impaired by the Plan. Each holder of an Equity Interest in SASCO Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

    (b)        Distributions.     Equity Interests in SASCO shall be cancelled if and when SASCO is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in SASCO shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of SASCO on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against SASCO have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in SASCO may receive its Pro Rata Share of any remaining assets in SASCO.

5.121    LB 2080 Class 1 – Priority Non-Tax Claims against LB 2080.

    (a)        Impairment and Voting.    LB 2080 Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LB 2080 Class 1 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Except to the extent that the holder of an Allowed Claim in LB 2080 Class 1 agrees to less favorable treatment or has been paid by or on behalf of LB 2080 on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LB 2080 Class 1 shall be paid by LB 2080 in Cash in full.

5.122    LB 2080 Class 2 – Secured Claims against LB 2080.

    (a)        Impairment and Voting.    LB 2080 Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LB 2080 Class 2 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Except to the extent that the holder of an Allowed Claim in LB 2080 Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LB 2080 Class 2 shall be satisfied by, at the option of LB 2080: (i) payment in Cash by LB 2080 in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LB 2080 Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.123    LB 2080 Class 3 – General Unsecured Claims against LB 2080.

    (a)        Impairment and Voting.    LB 2080 Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LB 2080 Class 3 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Each holder of an Allowed Claim in LB 2080 Class 3 shall receive its Pro Rata Share of Available Cash from LB 2080.

5.124    LB 2080 Class 4A – Affiliate Claims of LBHI against LB 2080.

    (a)        Impairment and Voting.    LB 2080 Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LB 2080.

5.125    LB 2080 Class 4B – Affiliate Claims other than those of LBHI against LB 2080.

    (a)        Impairment and Voting.    LB 2080 Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LB 2080 Class 4B is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LB 2080 Class 4B shall receive its Pro Rata Share of Available Cash from LB 2080.

5.126    LB 2080 Class 5 – Equity Interests in LB 2080.

    (a)        Impairment and Voting.    LB 2080 Class 5 is impaired by the Plan. Each holder of an Equity Interest in LB 2080 Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

    (b)        Distributions.     Equity Interests in LB 2080 shall be cancelled if and when LB 2080 is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LB 2080 shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LB 2080 on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LB 2080 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LB 2080 may receive its Pro Rata Share of any remaining assets in LB 2080.

5.127    Merit Class 1 – Priority Non-Tax Claims against Merit.

    (a)        Impairment and Voting.    Merit Class 1 is impaired by the Plan. Each holder of an Allowed Claim in Merit Class 1 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Except to the extent that the holder of an Allowed Claim in Merit Class 1 agrees to less favorable treatment or has been paid by or on behalf of Merit on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in Merit Class 1 shall be paid by Merit in Cash in full.

5.128    Merit Class 2 – Secured Claims against Merit.

    (a)        Impairment and Voting.    Merit Class 2 is impaired by the Plan. Each holder of an Allowed Claim in Merit Class 2 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Except to the extent that the holder of an Allowed Claim in Merit Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in Merit Class 2 shall be satisfied by, at the option of Merit: (i) payment in Cash by Merit in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in Merit Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.129    Merit Class 3 – General Unsecured Claims against Merit.

    (a)        Impairment and Voting.    Merit Class 3 is impaired by the Plan. Each holder of an Allowed Claim in Merit Class 3 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Each holder of an Allowed Claim in Merit Class 3 shall receive its Pro Rata Share of Available Cash from Merit.

5.130    Merit Class 4A – Affiliate Claims of LBHI against Merit.

    (a)        Impairment and Voting.    Merit Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

    (b)        Distributions.    Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from Merit.

5.131    Merit Class 4B – Affiliate Claims other than those of LBHI against Merit.

    (a)        Impairment and Voting.    Merit Class 4B is impaired by the Plan. Each holder of an Allowed Claim in Merit Class 4B is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in Merit Class 4B shall receive its Pro Rata Share of Available Cash from Merit.

5.132    Merit Class 5 – Equity Interests in Merit.

    (a)        Impairment and Voting.    Merit Class 5 is impaired by the Plan. Each holder of an Equity Interest in Merit Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

    (b)        Distributions.     Equity Interests in Merit shall be cancelled if and when Merit is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in Merit shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of Merit on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against Merit have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in Merit may receive its Pro Rata Share of any remaining assets in Merit.

5.133    Preferred Somerset Class 1 – Priority Non-Tax Claims against Preferred Somerset.

    (a)        Impairment and Voting.    Preferred Somerset Class 1 is impaired by the Plan. Each holder of an Allowed Claim in Preferred Somerset Class 1 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Except to the extent that the holder of an Allowed Claim in Preferred Somerset Class 1 agrees to less favorable treatment or has been paid by or on behalf of Preferred Somerset on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in Preferred Somerset Class 1 shall be paid by Preferred Somerset in Cash in full.

5.134    Preferred Somerset Class 2 – Secured Claims against Preferred Somerset.

    (a)        Impairment and Voting.    Preferred Somerset Class 2 is impaired by the Plan. Each holder of an Allowed Claim in Preferred Somerset Class 2 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Except to the extent that the holder of an Allowed Claim in Preferred Somerset Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in Preferred Somerset Class 2 shall be satisfied by, at the option of Preferred Somerset: (i) payment in Cash by Preferred Somerset in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in Preferred Somerset Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.135    Preferred Somerset Class 3 – General Unsecured Claims against Preferred Somerset.

    (a)        Impairment and Voting.    Preferred Somerset Class 3 is impaired by the Plan. Each holder of an Allowed Claim in Preferred Somerset Class 3 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Each holder of an Allowed Claim in Preferred Somerset Class 3 shall receive its Pro Rata Share of Available Cash from Preferred Somerset.

5.136    Preferred Somerset Class 4A – Affiliate Claims of LBHI against Preferred Somerset.

    (a)        Impairment and Voting.    Preferred Somerset Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

    (b)        Distributions.    Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from Preferred Somerset.

5.137    Preferred Somerset Class 4B – Affiliate Claims other than those of LBHI against Preferred Somerset.

    (a)        Impairment and Voting.    Preferred Somerset Class 4B is impaired by the Plan. Each holder of an Allowed Claim in Preferred Somerset Class 4B is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in Preferred Somerset Class 4B shall receive its Pro Rata Share of Available Cash from Preferred Somerset.

5.138    Preferred Somerset Class 5 – Equity Interests in Preferred Somerset.

    (a)        Impairment and Voting.    Preferred Somerset Class 5 is impaired by the Plan. Each holder of an Equity Interest in Preferred Somerset Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

    (b)        Distributions.     Equity Interests in Preferred Somerset shall be cancelled if and when Preferred Somerset is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in Preferred Somerset shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of Preferred Somerset on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against Preferred Somerset have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in Preferred Somerset may receive its Pro Rata Share of any remaining assets in Preferred Somerset.

5.139    Somerset Class 1 – Priority Non-Tax Claims against Somerset.

    (a)        Impairment and Voting.    Somerset Class 1 is impaired by the Plan. Each holder of an Allowed Claim in Somerset Class 1 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Except to the extent that the holder of an Allowed Claim in Somerset Class 1 agrees to less favorable treatment or has been paid by or on behalf of Somerset on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in Somerset Class 1 shall be paid by Somerset in Cash in full.

5.140    Somerset Class 2 – Secured Claims against Somerset.

    (a)        Impairment and Voting.    Somerset Class 2 is impaired by the Plan. Each holder of an Allowed Claim in Somerset Class 2 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Except to the extent that the holder of an Allowed Claim in Somerset Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in Somerset Class 2 shall be satisfied by, at the option of Somerset: (i) payment in Cash by Somerset in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in Somerset Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.141    Somerset Class 3 – General Unsecured Claims against Somerset.

    (a)        Impairment and Voting.    Somerset Class 3 is impaired by the Plan. Each holder of an Allowed Claim in Somerset Class 3 is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Each holder of an Allowed Claim in Somerset Class 3 shall receive its Pro Rata Share of Available Cash from Somerset.

5.142    Somerset Class 4A – Affiliate Claims of LBHI against Somerset.

    (a)        Impairment and Voting.    Somerset Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from Somerset.

5.143    Somerset Class 4B – Affiliate Claims other than those of LBHI against Somerset.

    (a)        Impairment and Voting.    Somerset Class 4B is impaired by the Plan. Each holder of an Allowed Claim in Somerset Class 4B is entitled to vote to accept or reject the Plan.

    (b)        Distributions.     Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in Somerset Class 4B shall receive its Pro Rata Share of Available Cash from Somerset.

5.144    Somerset Class 5 – Equity Interests in Somerset.

    (a)        Impairment and Voting.    Somerset Class 5 is impaired by the Plan. Each holder of an Equity Interest in Somerset Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

    (b)        Distributions.     Equity Interests in Somerset shall be cancelled if and when Somerset is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in Somerset shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of Somerset on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against Somerset have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in Somerset may receive its Pro Rata Share of any remaining assets in Somerset.

ARTICLE VI

Implementation of the Plan

6.1        Plan Administrator.

    (a)        Appointment.     LBHI shall serve as Plan Administrator for each of the Debtors.

    (b)        Authority.     Subject to Section 7.2(c) of the Plan, the Plan Administrator shall have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement all provisions of the Plan, including, without limitation, to:

  (i)        except to the extent Claims have been previously Allowed, control and effectuate the Claims reconciliation process, including to object to, seek to subordinate, compromise or settle any and all Claims against the Debtors subject to Bankruptcy Court approval; provided, however, that where the Debtors have authorization to compromise or settle any Claims against the Debtors under a Final Order, including, without limitation, the Derivatives Procedures Order, the Plan Administrator shall be authorized to compromise or settle such Claims after the Effective Date in accordance with and subject to such Final Order;

   (ii)       make Distributions to holders of Allowed Claims in accordance with the Plan;

(iii)        exercise its reasonable business judgment to direct and control the wind down, liquidation, sale and/or abandoning of the assets of the Debtors and/or Debtor-Controlled Entities under the Plan and in accordance with applicable law as necessary to maximize Distributions to holders of Allowed Claims;

(iv)        prosecute all Litigation Claims, including, without limitation, Avoidance Actions, on behalf of the Debtors, and to elect not to pursue any Litigation Claims and whether and when to compromise, settle, abandon, dismiss, or otherwise dispose of any such Litigation Claims, as the Plan Administrator may determine is in the best interests of the Debtors;

(v)         make payments to existing professionals who will continue to perform in their current capacities;

(vi)        retain professionals to assist in performing its duties under the Plan;

(vii)       maintain the books and records and accounts of the Debtors;

(viii)      invest Cash of the Debtors, including any Cash proceeds realized from the liquidation of any assets of the Debtors, including any Litigation Claims, and any income earned thereon;

(ix)        incur and pay reasonable and necessary expenses in connection with the performance of duties under the Plan, including the reasonable fees and expenses of professionals retained by the Plan Administrator;

(x)         administer each Debtor’s tax obligations, including (i) filing tax returns and paying tax obligations, (ii) request, if necessary, an expedited determination of any unpaid tax liability of each Debtor or its estate under Bankruptcy Code section 505(b) for all taxable periods of such Debtor ending after the Commencement Date through the liquidation of such Debtor as determined under applicable tax laws and (iii) represent the interest and account of each Debtor or its estate before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit;

(xi)        prepare and file any and all informational returns, reports, statements, returns or disclosures relating to the Debtors that are required by any Governmental Unit or applicable law;

(xii)       determine whether to create a Liquidating Trust for the assets of a Debtor or Debtor-Controlled Entity pursuant to Section 10.1 of the Plan and which assets to transfer to such Liquidating Trust or to issue New Securities in accordance with Section 15.2 of the Plan; and

(xiii)      perform other duties and functions that are consistent with the implementation of the Plan.

    (c)        No Liability of Plan Administrator.    The Plan Administrator shall have no liability whatsoever for any acts or omissions in its capacity as Plan Administrator to the Debtors or holders of Claims against or Equity Interests in the Debtors other than for gross negligence or willful misconduct of the Plan Administrator. Each of the Debtors shall indemnify and hold harmless LBHI solely in its capacity as the Plan Administrator for any losses incurred in such capacity, except to the extent such losses were the result of the Plan Administrator’s gross negligence or willful misconduct.

6.2        LAMCO.    At the discretion of the board of directors of LBHI following the Effective Date and subject to existing agreements, LAMCO may serve as asset manager for certain assets of each of the Debtors under the Plan. Ownership and ultimate decision making authority with respect to each of the Debtor’s assets after the Effective Date will be vested in the applicable Debtor.

6.3        Debtor Allocation Agreement.    The Debtor Allocation Agreement shall become effective on the Effective Date. The Debtor Allocation Agreement shall, among other things, provide for an Allowed Administrative Expense Claim of LBSF against LBHI in the amount of $300 million as an allocation of administrative costs. Such Claim shall be satisfied by (a) first, setoff against LBHI’s Allowed Administrative Expense Claim against LBSF as of the Effective Date, (b) second, setoff against LBHI’s claims arising after the Effective Date for reimbursement by LBSF for post-Effective Date administration costs after reconciliation on a quarterly basis and, if necessary, (c) third, payment of the balance in Cash up to $300 million.

6.4        Redistribution of Subordinated Claims Recoveries.    To give effect to agreements of holders of Subordinated Claims, all Distributions under the Plan made by LBHI shall be calculated as if each holder of an Allowed Claim in LBHI Class 10A, LBHI Class 10B and LBHI Class 10C were to receive its Pro Rata Share of Available Cash from LBHI, and, in the case of each holder of an Allowed Claim in LBHI Class 10A and LBHI Class 10B, its Pro Rata Share of the Subordinated Class 10C Distribution; provided, however, that:

    (a)        the Subordinated Class 10A Distribution shall be automatically distributed to holders of Allowed Claims in LBHI Class 3 and LBHI Class 4A pursuant to Sections 4.3(b) and 4.4(b) of the Plan, respectively, until all such Claims are satisfied in full;

    (b)        the Subordinated Class 10B Distribution shall be automatically distributed to holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B and LBHI Class 5 pursuant to Sections 4.3(b), 4.4(b), 4.5(b) and 4.6(b) of the Plan, respectively, until all such Claims are satisfied in full;

    (c)        the Subordinated Class 10C Distribution shall be automatically distributed to holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B, LBHI Class 5, LBHI Class 10A and LBHI Class 10B pursuant to Sections 4.3(b), 4.4(b), 4.5(b), 4.6(b), 4.13(b) and 4.14(b) of the Plan, respectively, until all such Claims are satisfied in full; provided, however, that any portion of the Subordinated Class 10C Distribution payable to holders of Allowed Claims in LBHI Class 10A shall be automatically distributed to holders of Allowed Claims in LBHI Class 3 and LBHI Class 4A pursuant to Section 6.4(a) of the Plan until all such Claims are satisfied in full; provided, further, that any portion of the Subordinated Class 10C Distribution payable to holders of Allowed Claims in LBHI Class 10B shall be automatically distributed to holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B, and LBHI Class 5 pursuant to Section 6.4(b) of the Plan until all such Claims are satisfied in full.

6.5        Plan Settlement.    Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates a proposed compromise and settlement of numerous inter-Debtor, Debtor-Creditor and inter-Creditor issues designed to achieve an economic settlement of Claims against all of the Debtors and an efficient resolution of the

Chapter 11 Cases. The Plan constitutes a settlement of potential litigation of issues, including, without limitation, the potential substantive consolidation of the Lehman enterprise, the validity and enforceability of certain Affiliate Guarantee Claims, the allowance of certain Affiliate Claims, including Intercompany Funding Balances owed to LBHI by Subsidiary Debtors, the potential equitable, contractual or statutory subordination of certain Claims and the ownership and rights of various Debtors and their Affiliates with respect to certain assets. The Plan settlement will be implemented as follows:

    (a)        Each holder of an Allowed Claim in an LBHI Class 3 or LBHI Class 7 shall be entitled to receive its Pro Rata Share of the Plan Adjustment until such Allowed Claims are satisfied in full in accordance with Sections 4.3(b) and 4.9(b) of the Plan, as applicable. In the event that holders of Allowed Claims in LBHI Class 3 or LBHI Class 7 are satisfied in full, Distributions (including the Plan Adjustment), if any, shall continue to be made on account of such Claims as if they had not been satisfied in full, provided that such Distributions shall be made to each Participating Debtor for the exclusive benefit of holders of Allowed Claims in such Participating Debtor’s Contributing Classes and, in the case of LBHI, LBHI Class 9A or, in the case of LBSF, LBSF Class 4B, in proportion to, and only to the extent of, its Plan Adjustment contribution.

    (b)        Each holder of a Senior Affiliate Claim, Senior Affiliate Guarantee Claim or Affiliate Claim against a Debtor shall have an Allowed Claim, as applicable, against that Debtor in an amount that is agreed to by the applicable Debtor and an Affiliate or otherwise determined by the Bankruptcy Court.

    (i)        The Debtors’ Claims Schedule is incorporated into the Plan and shall become effective on the Effective Date. Senior Affiliate Claims, Senior Affiliate Guarantee Claims and Affiliate Claims of a Debtor against another Debtor shall be allowed in the net amounts set forth on pages 1 and 2 of the Debtors’ Claims Schedule.

    (ii)       The Bankhaus Settlement Agreement is incorporated by the Plan and shall become effective on the Effective Date. The Bankhaus Settlement Agreement provides for the allowance of certain Claims asserted by LBB against certain of the Debtors, the exchange of releases between the Debtors and certain Debtor-Controlled Entities that are parties to the Bankhaus Settlement Agreement and LBB and other material terms and conditions, all as more fully set forth and provided for in the Bankhaus Settlement Agreement.

    (iii)      LBT shall have an Allowed Senior Affiliate Claim against LBHI in LBHI Class 4A in the amount of $34,548,000,000. All other Claims of LBT against LBHI shall be disallowed and subject to Sections 13.4 and 13.5 of the Plan. LBT shall not be subject to Sections 8.10, 8.14 and 8.15 of the Plan. Holders of Allowed Guarantee Claims for which LBT is the Primary Obligor shall not be subject to Section 8.13(e) of the Plan.

      (iv)        LBSN shall not be subject to Sections 8.10, 8.14 and 8.15 of the Plan.

  (c)        For purposes of the calculation of the Distributions to be made to LBHI from a Subsidiary Debtor, including with respect to setoff of a Subsidiary Debtor’s Allowed

Claim against LBHI, only 80% of the Intercompany Funding Balance due to LBHI from a Subsidiary Debtor shall be included in such calculation, as reflected of the Debtors’ Claims Schedule, and LBHI shall participate in Distributions against a Subsidiary Debtor in the amounts and to the extent set forth on page 4 of the Debtors’ Claims Schedule.

  (d)        Only holders of Allowed Claims in LBSF Class 4A and LBSF Class 5C shall be entitled to receive the LBSF Additional Settlement Amount in accordance with Sections 5.21(b) and 5.25(b), respectively. Each of the other Participating Debtors and each Racers Trust acknowledges and agrees that it is not a holder in LBSF Class 4A and LBSF Class 5C and it shall not receive a Distribution in respect of the LBSF Additional Settlement Amount.

  (e)        The LCPI Settlement Amount shall be automatically distributed to holders of Allowed Claims in LCPI Class 4A until such Allowed Claims are satisfied in full in accordance with Section 5.4(b) of the Plan. In the event holders of Allowed Claims in LCPI Class 4A are satisfied in full, Distributions, if any, shall continue to be made on account of such Claims as if they had not been satisfied in full, provided that such Distributions shall be made to LCPI Class 5A.

  (f)        The LBSF Settlement Amount shall be automatically distributed to holders of Allowed Claims in LBSF Class 4A until such Allowed Claims are satisfied in full in accordance with Section 5.21(b) of the Plan. In the event holders of Allowed Claims in LBSF Class 4A are satisfied in full, Distributions, if any, shall continue to be made on account of such Claims as if they had not been satisfied in full, provided that such Distributions shall be made to LBSF Class 5A.

  (g)        The Racers 2007-A Trust shall have (A) an Allowed General Unsecured Claim against LCPI in LCPI Class 4B, subject to the Plan Adjustment, in the amount $5.0 billion, (B) an Allowed General Unsecured Claim against LBSF in LBSF Class 4B, subject to the Racers Adjustment, in the amount of $1,947,735,000 and (C) an Allowed Third-Party Guarantee Claim against LBHI in LBHI Class 9B, subject to the Racers Adjustment, in the amount of $1,947,735,000. The Racers 2007-A Trust shall not receive aggregate Distributions on account of all such Allowed Claims in excess of the Allowed amount of its General Unsecured Claim against LCPI; provided that, to the extent the Allowed Claims of the Racers 2007-A Trust are satisfied in full in accordance with the foregoing and Section 8.13 of the Plan, LCPI or LBHI, as applicable, shall be subrogated to the Allowed Claim of the Racers 2007-A Trust against LBSF pursuant to Section 8.14 of the Plan. All other Claims of the Racers 2007-A Trust and all Claims of the Racers MM Trust against the Debtors shall be disallowed and subject to Sections 13.4 and 13.5 of the Plan.

  (h)       The Fenway Claim shall be Allowed against LCPI as General Unsecured Claims in LCPI Class 4B, subject to the Plan Adjustment, in the aggregate net amount of $230 million.

  (i)        The Debtors shall apply the Structured Securities Valuation Methodologies to all Structured Securities Claims held by any PSA Creditor in determining the Allowed amount of such Claims.

6.6      Closing of Chapter 11 Case.    After the Chapter 11 Case of a Debtor has been fully administered, the Plan Administrator shall seek authority from the Bankruptcy Court to close such Debtor’s Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

6.7      Indenture Trustee and Creditors’ Committee Members Fees.    Subject to entry of the Confirmation Order, the reasonable fees and expenses (including attorneys fees) of (a) the indenture trustee for the Senior Notes and the Subordinated Notes and (b) the individual members of the Creditors’ Committee, in each case, incurred in their capacities as indenture trustee or members of the Creditors’ Committee, respectively, shall, (i) to the extent accrued and unpaid as of the Confirmation Date, be Allowed as Administrative Expense Claims and paid by the Debtors in accordance with the Debtor Allocation Agreement, and (ii) to the extent incurred after the Confirmation Date, be Allowed as Administrative Expense Claims and paid by the Debtors on a monthly basis upon the submission of fee statements without further order of the Bankruptcy Court.

ARTICLE VII

Corporate Governance

7.1      Corporate Form.    On the Effective Date, each of the Debtors shall maintain its current corporate form.

7.2      LBHI Board of Directors and Officers.

  (a)        Following the Effective Date, the board of directors of LBHI shall consist of seven (7) persons. The initial board of directors of LBHI shall be selected by the Director Selection Committee in accordance with subsection (b) below. Each of the initial directors of LBHI shall have initial and, if reelected, subsequent terms of one year. A director of LBHI may be removed from office by the Plan Trust with or without cause. Subject to death, incapacity, resignation or removal and reelection by the Plan Trust in accordance with the Plan Trust Agreement, the initial directors shall serve as the board of directors of LBHI through the Closing Date. Upon expiration of the term of a director of LBHI or his or her resignation, death or removal, the election of such director or a replacement director shall be determined by action of the Plan Trust as sole shareholder of LBHI.

  (b)        The Director Selection Committee shall be comprised of the following eight (8) members:

      (i)        Rutger Schimmelpenninck (in his capacity as co-bankruptcy trustee (curatoren) for LBT).

    (ii)        the LBB Administrator;

    (iii)       the Debtors represented by John Suckow;

    (iv)       each of the co-chairs of the Creditors’ Committee (each of whom shall exercise his or her independent business judgment in the selection of directors and not act at the direction of the Creditors’ Committee);

    (v)        an individual chosen collectively by those PSA Creditors holding substantial Claims against LBSF;

    (vi)       an individual chosen collectively by the members of the group of creditors commonly referred to as the Ad Hoc Group of Lehman Brothers Creditors that are PSA Creditors; and

    (vii)      an individual chosen collectively by the following PSA Creditors: Carval Investors UK Limited, Davidson Kempner Capital Management LLC, Elliott Management Corporation, King Street Capital Management LP., Och-Ziff Capital Management Group, LLC, The Baupost Group LLC and Varde Partners LP.

(c)        Following the Effective Date, the board of directors of LBHI shall, in addition to its other duties, be responsible for (i) instructing and supervising the Debtors and the Plan Administrator with respect to their responsibilities under the Plan; (ii) reviewing and approving the prosecution of adversary and other proceedings, if any, including approving proposed settlements thereof; (iii) reviewing and approving objections to and proposed settlements of Disputed Claims; and (iv) performing such other duties that may be necessary and proper to assist the Debtors and the Plan Administrator and their retained professionals. In its discretion, following the Effective Date, the board of directors of LBHI may also delegate any duties assigned to the Plan Administrator to any other committee, entity or individual.

7.3      Subsidiary Debtor Post-Effective Date Management.

  (a)        Following the Effective Date, the board of directors of LBSF and LCPI shall each consist of three (3) individuals as follows:

     (i)         an individual who is a concurrently serving member of the LBHI board of directors that is selected by the LBHI board of directors;

     (ii)        an individual who is a concurrently serving member of the LBHI board of directors that is selected by the LBHI board of directors and, in the case of LBSF, acceptable to those PSA Creditors selecting a member of the Director Selection Committee pursuant to Section 7.2(b)(v) of the Plan, or, in the case of LCPI, acceptable to holders of significant claims against LCPI; and

     (iii)       an individual who is selected by the individuals appointed pursuant to (i) and (ii) of this section.

Each of the initial directors of LBSF and LCPI shall have initial and, if reelected, subsequent terms of one year. Lehman ALI (as directed by LBHI) shall have the power to act by written consent to remove any director on the LBSF or LCPI board at any time with or without cause.

  (b)        Following the Effective Date, the respective boards of directors or managers, as applicable, of the Subsidiary Debtors other than LBSF and LCPI shall consist of one (1) individual who shall be a concurrently serving member of the LBHI board of directors. Each of the initial directors or managers of the Subsidiary Debtors other than LBSF and LCPI shall have initial and, if reelected, subsequent terms of one year. Thereafter, LBHI or the

Subsidiary Debtor or Debtor-Controlled Entity that is the sole shareholder of the relevant Subsidiary Debtor shall elect successors of the then-serving members of the boards or managers for such Subsidiary Debtor at each annual meeting or upon the removal or resignation of such individuals. LBHI or the Subsidiary Debtor or Debtor-Controlled Entity that is the sole shareholder of the relevant Subsidiary Debtor shall also have the power to act by written consent to remove any director or manager of such Subsidiary Debtor at any time with or without cause.

7.4      Plan Trust.

  (a)        The Plan Trust shall be established on the Effective Date and shall continue in existence until the Closing Date. The Plan Trustees shall be the members of the Director Selection Committee. Each of the Plan Trustees shall continue in such capacity until he or she ceases to be a Plan Trustee in accordance with the terms and conditions set forth in the Plan Trust Agreement. In the event of a vacancy in the office of Plan Trustee, the remaining Plan Trustees shall by majority vote of the remaining Plan Trustees fill the vacancy if in their discretion the circumstances of the Plan Trust warrant doing so. The Plan Trust shall exercise voting rights associated with the Plan Trust Stock in furtherance of the liquidation of the Debtors and compliance with the provisions of the Plan. The sole purpose of the Plan Trust shall be to hold the Plan Trust Stock as provided in Section 4.17(b). The Plan Trust shall be governed, in accordance with the Plan Trust Agreement, by the Plan Trustees. The Plan Trust shall exercise voting rights associated with the Plan Trust Stock in furtherance of the liquidation of the Debtors and compliance with the provisions of the Plan. Any distribution from assets of LBHI that is made to the Plan Trust as holder of such share shall be for the benefit of the holders of Equity Interests in accordance with Section 4.17(b).

  (b)        The Plan Trust Agreement shall provide that (i) at such time as a vacancy on the board of directors of LBHI is to be filled or there is a vote on the election of a director upon the expiration of a director’s term of office, the Plan Trust shall fill such vacancy by majority vote of the Plan Trustees and (ii) at all other times, the Plan Trust may act, by majority vote of the Plan Trustees, to remove and replace directors, with or without cause.

7.5      Corporate Existence.    After the Effective Date, the Plan Administrator may decide to (a) maintain each Debtor as a corporation in good standing until such time as all aspects of the Plan pertaining to such Debtor have been completed, or (b) at such time as the Plan Administrator considers appropriate and consistent with the implementation of the Plan pertaining to such Debtor, dissolve such Debtor and complete the winding up of such Debtor without the necessity for any other or further actions to be taken by or on behalf of such dissolving Debtor or its shareholder or any payments to be made in connection therewith subject to the filing of a certificate of dissolution with the appropriate governmental authorities (including, without limitation, the transfer of all or part of the assets of such Debtor to a Liquidating Trust in accordance with Article X of the Plan), or (c) dissolve any Debtor-Controlled Entity and complete the winding up of such Debtor-Controlled Entity in accordance with applicable law; provided, however, that the foregoing does not limit the Plan Administrator’s ability to otherwise abandon an interest in a Debtor-Controlled Entity.

7.6      Wind-Down.    After the Effective Date, pursuant to the Plan, the Plan Administrator shall wind-down, sell and otherwise liquidate assets of the Debtors and/or Debtor-

Controlled Entities in accordance with Section 6.1(b)(iii) of the Plan. The wind-down, sale and liquidation of each such Debtor’s assets (as determined for federal income tax purposes) shall occur over a period of three years after the Effective Date (it being understood that such liquidation may include the transfer of all or part of the assets of such Debtor to one or more Liquidating Trusts within the meaning of Treas. Reg. § 301.7701-4); provided, however, that the wind-down and liquidation may extend over a longer period of time if the Debtors receive a private letter ruling or other equivalent guidance from the IRS from which the Plan Administrator reasonably concludes that the continued wind-down and liquidation should not result in a reduction or limitation of the Debtors’ tax attributes for federal income tax purposes that materially impairs the expected actual use of such tax attributes.

7.7      Certificate of Incorporation and By-Laws.    As of the Effective Date, the certificate of incorporation and by-laws of each Debtor shall be amended to the extent necessary to carry out the provisions of the Plan. The amended certificate and by-laws of such Debtor (if any) shall be contained in the Plan Supplement.

7.8      Stock Trading Restrictions.    The restrictions imposed by the Stock Trading Restrictions Order shall remain effective and binding through the closing of LBHI’s Chapter 11 Case.

ARTICLE VIII

Provisions Regarding Voting and Distributions Under the Plan

8.1      Voting of Claims.    Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to Article III, Article IV and Article V of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in an order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

8.2      Nonconsensual Confirmation. If any impaired Class of Claims entitled to vote on the Plan does not accept the Plan by the requisite majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Section 15.6 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. With respect to impaired Classes of Claims or Equity Interests that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Code confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.

8.3      Distributions of Available Cash.    On the Effective Date, or as soon thereafter as practicable, after the satisfaction in full of (or the establishment of reserves sufficient for the satisfaction in full of) Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Secured Claims (to the extent the Debtor determines to pay such Allowed Secured Claim in Cash) against a Debtor, each Debtor shall make a Distribution of its Available Cash in accordance with the provisions of the Plan to holders of Allowed Claims against such Debtor. After the initial Distribution, each Debtor shall make Distributions of Available Cash in accordance with the Plan to holders of Allowed Claims against such Debtor semi-annually on March 30 and September 30 of each year, provided that each such Distribution in the aggregate is not less than $10,000,000 of such Debtor’s Available Cash. Notwithstanding the foregoing, the Plan Administrator may determine, in its sole discretion (a) to make a Distribution that is less than $10,000,000 in the aggregate of a Debtor’s Available Cash, or (b) not to make a Distribution to the holder of an Allowed Claim (other than a Claim that has become Allowed pursuant to clauses (b), (d) and (e) of Section 1.4 of the Plan) on the basis that it has not yet determined whether to object to such Claim and such Claim shall be treated as a Disputed Claim for purposes of Distributions under the Plan until the Plan Administrator determines (i) not to object to such Claim (or the time to object to Claims expires), (ii) agrees with the holder of such Claim to allow such Claim in an agreed upon amount or (iii) objects to such Claim and such Claim is Allowed by a Final Order. To the extent that a Liquidating Trust is established for a Debtor in accordance with Article X of the Plan, any Distributions to be made to holders of Allowed Claims thereafter shall be made by the Liquidating Trustee to such holders as holders of Liquidating Trust Interests in accordance with the provisions of the Plan. Distributions of Cash on account of such Liquidating Trust Interests shall be made in accordance with Section 10.7 of the Plan.

8.4      Disputed Claims Reserve.    From and after the Effective Date, and until such time as all Disputed Claims have been compromised and settled or determined by Final Order, the Plan Administrator shall, consistent with and subject to section 1123(a)(4) of the Bankruptcy Code, retain from Available Cash an aggregate amount equal to the Pro Rata Share of the Distributions that would have been made to each holder of a Disputed Claim if such Disputed Claim were an Allowed Claim against such Debtor in an amount equal to the least of (a) the filed amount of such Disputed Claim, (b) the amount determined, to the extent permitted by the Bankruptcy Code and Bankruptcy Rules, by the Bankruptcy Court for purposes of fixing the amount to be retained for such Disputed Claim, and (c) such other amount as may be agreed upon by the holder of such Disputed Claim and the Plan Administrator. On the date of the first Distribution that is at least forty-five (45) days after the date a Disputed Claim becomes an Allowed Claim against a Debtor, such Debtor shall remit to the holder of such Allowed Claim Available Cash equal to the lesser of (i) the amount that would have been distributed on account of such Allowed Claim and (ii) the amount retained with respect to such Claim pursuant to this provision, in each case, together with any interest earned on the Distributions retained on such amount, but only to the extent that such interest is attributable to the amount of the Allowed Claim. To the extent that a Disputed Claim against a Debtor is not Allowed or becomes an Allowed Claim in an amount less than the amount retained with respect to such Claim pursuant to this provision, the amount that would have been distributed on account of such Disputed Claim, or the excess of the amount of Available Cash that would have been distributed on account of such Disputed Claim over the amount of Available Cash actually distributed on account of such Disputed Claim, shall become Available Cash for Distributions to the holders of Allowed Claims. Nothing in this Section 8.4 of the Plan shall preclude any holder of a Disputed Claim from seeking, on notice to the Plan Administrator, an order of the Bankruptcy Court in respect of or relating to the amount retained with respect to such holder’s Disputed Claim. Unless otherwise ordered by the Bankruptcy Court, Available Cash retained on account of Disputed Claims shall not be used by, on behalf of or for the benefit of a Debtor for operating expenses, costs or any purpose other than as set forth in this section. If the Plan Administrator determines, in its sole discretion, that the value of a Debtor’s assets (other than such Debtor’s Available Cash) exceeds the amount of Available Cash necessary to be retained pursuant to this section on account of Disputed Claims against such Debtor, the Plan Administrator may, subject to Bankruptcy Court approval, release such Available Cash for Distribution to holders of Allowed Claims and retain, in lieu thereof, such Debtor’s non-Cash assets to satisfy its Disputed Claims if such Claims become Allowed Claims.

8.5      Minimum Distribution and Manner of Payment.    Other than with respect to a Convenience Claim or Convenience Guarantee Claim, no payment of Cash of less than $500 shall be made by any Debtor to any holder of an Allowed Claim against such Debtor unless a request therefor is made in writing to the Plan Administrator. Any payment of Cash made pursuant to the Plan may be made at the option of the Plan Administrator either by check or by wire transfer.

8.6      Distributions Free and Clear.    Except as otherwise provided herein, any Distributions under the Plan shall be free and clear of any Liens, Claims and encumbrances, and no other entity, including the Debtors or the Plan Administrator shall have any interest, legal, beneficial or otherwise, in assets transferred pursuant to the Plan.

8.7      Delivery of Distributions and Undeliverable Distributions.    Distributions to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court, unless superseded by a new address as set forth (a) on a proof of Claim filed by a holder of an Allowed Claim or (b) in another writing notifying the Plan Administrator (at the addresses set forth in Section 15.11) of a change of address. If any holder’s Distribution is returned as undeliverable, no further Distributions to such holder shall be made unless and until the Plan Administrator is notified of such holder’s then-current address, at which time all missed Distributions shall be made to such holder at its then-current address, without interest. All demands for undeliverable Distributions shall be made on or before six (6) months after the date such undeliverable Distribution was initially made. Thereafter, the amount represented by such undeliverable Distribution shall irrevocably revert to the applicable Debtor as Available Cash for Distributions to the holders of Allowed Claims, and any Claim in respect of such undeliverable Distribution shall be discharged and forever barred from assertion against such Debtor or its respective property.

8.8      Withholding and Reporting Requirements.    In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Plan Administrator or the Liquidating Trustee (as applicable) shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Distributions shall be subject to any such withholding or reporting requirements. All such amounts withheld and paid to the appropriate Governmental Unit shall be treated as distributed to such holders. Notwithstanding the above, each holder of an Allowed Claim or Liquidating Trust Interest that is to receive a Distribution shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding and other tax obligations, on account of such Distribution. The Plan Administrator or the Liquidating Trustee (as applicable), has the right, but not the obligation, to not make a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations. The Plan Administrator or the Liquidating Trustee (as applicable), may require, as a condition to receipt of a Distribution, that the holder of an Allowed Claim or Liquidating Trust Interest provide a completed Form W-8, W-9 and/or other tax information deemed necessary in the sole discretion of the Plan Administrator or

Liquidating Trustee, as applicable to each such holder, provided that if the Plan Administrator or Liquidating Trustee (as applicable) makes such a request and the holder fails to comply before the date that is 180 days after the request is made, the amount of such Distribution shall irrevocably revert to the applicable Debtor or Liquidating Trust and any Claim in respect of such Distribution shall be discharged and forever barred from assertion against such Debtor, Liquidating Trust, or its respective property.

8.9      Time Bar to Cash Payment Rights.    Checks issued in respect of Allowed Claims shall be null and void if not negotiated within 90 days after the date of issuance thereof. Requests for reissuance of any check shall be made to the Plan Administrator by the holder of the Allowed Claim to whom such check originally was issued. Any claim in respect of such a voided check shall be made on or before 90 days after the expiration of the 90 day period following the date of issuance of such check. Thereafter, the amount represented by such voided check shall irrevocably revert to the Debtor and any Claim in respect of such voided check shall be discharged and forever barred from assertion against such Debtor and its property.

8.10     Setoffs and Recoupment.    Except as otherwise agreed by the Debtors, any Debtor may, but shall not be required to, setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim any Claims of any nature whatsoever that the Debtor may have against the claimant; provided, however, that the claimant is provided written notice of the proposed setoff or recoupment at least ten (10) Business Days prior thereto, and, if such claimant files a written objection to such proposed setoff or recoupment, the Debtor shall not proceed with the setoff or recoupment absent the withdrawal of such objection or the entry of a Final Order overruling such objection but may withhold such payment pending resolution of such objection; provided, further, however, that neither the failure to setoff against or recoup from any Claim nor the allowance of any Claim hereunder shall constitute a waiver or release by such Debtor of any such Claim the Debtor may have against such claimant.

8.11     Claims Register.    The register of Claims maintained by the Debtors shall remain open after the Effective Date and the Debtors and Plan Administrator shall recognize any transfer of Claims at any time thereafter other than during the period commencing fourteen (14) calendar days prior to and concluding fourteen (14) calendar days after a Distribution Date. Except as otherwise provided in the Plan, any transfer of a Claim, whether occurring prior to or after the Confirmation Date, shall not affect or alter the classification and treatment of such Claim under the Plan and any such transferred Claim shall be subject to classification and treatment under the Plan as if such Claim was held by the transferor who held such Claim on the Commencement Date.

8.12     Allocation of Distributions.    Distributions to any holder of an Allowed Claim shall be allocated first to the principal portion of any such Allowed Claim (as determined for federal income tax purposes), and, only after the principal portion of any such Allowed Claim is satisfied in full, to any portion of such Allowed Claim comprising interest (but solely to the extent that interest is an allowable portion of such Allowed Claim).

8.13     Maximum Distribution.

   (a)        A holder of (i) an Allowed Claim that receives Distributions (excluding Distributions contributed by such holder pursuant to the Plan Adjustment) in the Allowed amount of such Claim or (ii) an Allowed Guarantee Claim that receives Distributions (excluding Distributions contributed by such holder to the Plan Adjustment) that combined with Distributions or other consideration provided to such holder by a Primary Obligor (excluding Distributions contributed by such holder to the Plan Adjustment) equal the Allowed amount of such holder’s Guarantee Claim (or such amount as may be agreed to by the holder and the Debtors), shall, in each case, be deemed satisfied in full as to such Allowed Claim or Allowed Guarantee Claim against the applicable Debtor. To the extent that a holder of an Allowed Guarantee Claim that is deemed satisfied in full would otherwise be entitled to receive future Distributions or consideration on account of such holder’s Primary Claim, LBHI shall be entitled to receive such Distributions or consideration as subrogee pursuant to Section 8.14(a) of the Plan to the extent of LBHI’s Distribution on account of such Guarantee Claim less any amounts received by LBHI from such holder by way of disgorgement. Except as specifically provided with respect to LBHI’s rights of subrogation set forth above, nothing contained herein shall in any way affect the rights of the holder of a Guarantee Claim with respect to its corresponding Primary Claim against a Primary Obligor that is not a Debtor.

   (b)        In no event shall any holder of (i) any Allowed Claim receive Distributions (excluding Distributions contributed by such holder pursuant to the Plan Adjustment) in excess of the Allowed amount of such Claim or (ii) an Allowed Guarantee Claim receive Distributions (excluding Distributions contributed pursuant to the Plan Adjustment) that combined with Distributions or other consideration provided to such holder by a Primary Obligor (excluding Distributions contributed pursuant to the Plan Adjustment) would allow such holder to receive in excess of the Allowed amount of such holder’s Guarantee Claim (or such amount as may be agreed to by the holder and the Debtors).

   (c)        To the extent that any Debtor has Available Cash after all Allowed Claims against that Debtor have been satisfied in full in accordance with Section 8.13(a) of the Plan, each holder of each such Allowed Claim shall receive its Pro Rata Share of further Distributions, if any, to the fullest extent permissible under the Bankruptcy Code in satisfaction of postpetition interest on the Allowed amount of such Claims at the rate applicable in the contract or contracts on which such Allowed Claim is based (or, absent such contractual rate, at the statutory rate) until such time as all postpetition interest on all such Allowed Claims has been paid in full.

   (d)        For purposes of determining whether a holder of an Allowed Claim has been satisfied in full in accordance with Section 8.13(a) of the Plan, all Distributions or other consideration provided by a Primary Obligor in a currency other than the U.S. Dollar shall be converted to the U.S. Dollar applying the existing exchange rate derived from Reuters existing at approximately 3:00 p.m. GMT on the Confirmation Date. Nothing contained in this provision shall affect the applicable exchange rate for determining the Allowed amount of any Claim under section 502(b) of the Bankruptcy Code.

   (e)        The Plan Administrator may, in its sole discretion, request that a holder of an Allowed Guarantee Claim, except holders of Allowed Guarantee Claims for which the

Subsidiary Debtor is a Primary Obligor, certify in writing and provide evidence reasonably satisfactory to the Plan Administrator to confirm whether: (i) the Primary Claim has been Allowed or disallowed against the Primary Obligor, and, if Allowed, the amount of such Allowed Primary Claim, (ii) the Primary Claim is disputed or subject to objection by a Foreign Administrator or other party, (iii) the consideration, if any, received to date by the holder of such Allowed Primary Claim from the Primary Obligor, (iv) such holder has been notified by or on behalf of the Primary Obligor of any future distributions or payment anticipated or estimated to be made on account of such Primary Claim from the Primary Obligor; or (v) the holder (A) has sufficient assets to satisfy an order or judgment to disgorge any Distributions received with respect to such Allowed Guarantee Claim if it is ultimately determined that such holder is required to disgorge all or a portion of such Distributions and (B) will submit to the jurisdiction of the Bankruptcy Court for purposes of such order or judgment and will not contest the enforcement of such order or judgment in any foreign jurisdiction. If the holder does not also certify, in addition to the foregoing, that the holder has sufficient assets in the United States of America to satisfy an order to disgorge any Distributions with respect to such Allowed Guarantee Claim, unless the Bankruptcy Court order otherwise, the Plan Administrator may require that the holder post security for any obligation to disgorge Distributions made to such holder on account of such Allowed Guarantee Claim as a condition to the receipt of future Distributions on such Claim if the Plan Administrator reasonably determines that such security is necessary to ensure the recovery of any amount of Distributions made by LBHI to such holder that is ordered to be disgorged. If (i) the Plan Administrator determines, based on the foregoing, that the holder of an Allowed Guarantee Claim has been satisfied in full in accordance with Section 8.13(a) of the Plan, then unless the Bankruptcy Court orders otherwise, no Distributions shall thereafter be made on account of such Allowed Guarantee Claim, or (ii) a holder of an Allowed Guarantee Claim does not comply with this section, then unless the Bankruptcy Court orders otherwise, the Plan Administrator shall not be required to make Distributions on account of such Allowed Guarantee Claim, provided that nothing herein shall preclude a holder of an Allowed Guarantee Claim from challenging the determination of the Plan Administrator in the Bankruptcy Court; provided, further, that the Plan Administrator shall reserve Distributions with respect to such Allowed Guarantee Claim and, unless the holder of such Allowed Guarantee Claim has been satisfied in full in accordance with Section 8.13(a) of the Plan, promptly after compliance with this section the Plan Administrator shall remit to the holder of such Allowed Guarantee Claim the lesser of (x) the amount reserved pursuant to this section on account of such Allowed Guarantee Claim or (y) the amount necessary to satisfy such Allowed Guarantee Claim in full in accordance with Section 8.13(a) of the Plan.

   (f)        Any portion of any Distribution made by LBHI to the holder of an Allowed Guarantee Claim that is recovered pursuant to Section 8.13 or 8.14 of the Plan, whether by way of subrogation, disgorgement or otherwise, shall be treated as Available Cash of LBHI and distributed accordingly.

8.14     Rights of Reimbursement.

   (a)        Except as otherwise agreed by the Debtors, to the extent that a Debtor now has or becomes legally entitled to be subrogated to the rights of any Creditor on account of Distributions made to such Creditor, including, without limitation, on account of any Distributions made to holders of Allowed Guarantee Claims, (i) such Creditor shall be deemed to have consented to the subrogation of its right against any third-party, including, without limitation, a Primary Obligor, that may be obligated to reimburse or indemnify the Debtor for all or a portion of such Distribution, or (ii) the Debtor shall have all rights, title and power as subrogee of the Creditor against any such third-party, including, without limitation, a Primary Obligor, to the fullest extent permitted by applicable law.

   (b)        Except as otherwise agreed by the Debtors, the Debtors’ rights to assert or prosecute Litigation Claims for reimbursement, indemnification, recoupment or any other similar right, including, without limitation, any right to setoff with respect to any of the foregoing, against any entity, including, without limitation, a Primary Obligor, on account of Distributions made to the holders of Allowed Claims or Allowed Guarantee Claims, shall be fully preserved to the fullest extent permitted by applicable law.

8.15     Distributions to Non-Controlled Affiliates.    Except as otherwise agreed by the Debtors and a Non-Controlled Affiliate or with respect to LBT or LBSN, the Plan Administrator may determine, in its sole discretion, to withhold all or a portion of a Distribution to a Non-Controlled Affiliate if such Distribution would be distributed by such Non-Controlled Affiliate to satisfy a Claim of a different Non-Controlled Affiliate against which a Debtor has a Claim but the latter Non-Controlled Affiliate has refused to honor such Claim of a Debtor without subordination, reduction or offset unless (a) otherwise agreed to by the Plan Administrator or (b) the priority and amount of a Debtor’s Claim against the latter Non-Controlled Affiliate has been determined by Final Order.

ARTICLE IX

Procedures for Treating Disputed Claims

9.1      Objections.    The Debtors’ rights to object to, oppose and defend against all Claims on any basis are fully preserved. Notwithstanding that a Primary Claim is Allowed against a Primary Obligor, the Debtors reserve the right to object to, oppose and defend against all Guarantee Claims. Except as otherwise agreed by the Debtors, as of the Effective Date, objections to, and requests for estimation of, all Claims against the Debtors may be interposed and prosecuted only by the Plan Administrator, which shall consult with the applicable Debtor regarding the same. Objections to and requests for estimation of Claims shall be filed with the Court and served on the claimant on or before the later of (a) the date that is 2 years after the Effective Date and (b) such later date as may be fixed by the Bankruptcy Court for cause shown.

9.2      No Distributions Pending Allowance.    Notwithstanding any other provision hereof and unless otherwise agreed, if any portion of a Claim is a Disputed Claim, no Distribution shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

9.3      Estimation of Claims.    The Plan Administrator may at any time request on behalf of any Debtor that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim, to the extent permitted by the Bankruptcy Code and Bankruptcy Rules, regardless of whether such Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain exclusive jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim the amount so estimated may constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, such Debtor may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently disallowed, reduced, compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

9.4      Resolution of Disputed Claims.    On and after the Effective Date, the Plan Administrator shall have the authority to compromise, settle or otherwise resolve or withdraw any objections to Claims and to compromise, settle or otherwise resolve any Disputed Claims in accordance with Section 6.1(b)(i) of the Plan.

ARTICLE X

Liquidating Trust

10.1    Execution of Liquidating Trust Agreement.    After the Effective Date, and only if the Plan Administrator determines that one or more Liquidating Trusts are in the best interests of one or more Debtors and holders of Allowed Claims against and Equity Interests in such Debtors, the Plan Administrator and a Liquidating Trustee shall execute a Liquidating Trust Agreement, and shall take all other necessary steps to establish a Liquidating Trust and Liquidating Trust Interests therein, which shall be for the benefit of Liquidating Trust Beneficiaries. In the event of any conflict between the terms of this Section 10.1 and the terms of a Liquidating Trust Agreement as such conflict relates to the establishment of a Liquidating Trust, the terms of this Section 10.1 shall govern. A Liquidating Trust Agreement may provide powers, duties and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of a Liquidating Trust as a “liquidating trust” for United States federal income tax purposes.

10.2    Purpose of the Liquidating Trust.    Each Liquidating Trust shall be established for the sole purpose of liquidating and distributing the assets of the Debtor contributed to such Liquidating Trust in accordance with Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

10.3    Liquidating Trust Assets.    Each Liquidating Trust shall consist of Liquidating Trust Assets. After the creation of a Liquidating Trust pursuant to Section 10.1 of the Plan, the Plan Administrator shall transfer all of the Liquidating Trust Assets to a Liquidating Trust. Liquidating Trust Assets may be transferred subject to certain liabilities, as provided in a Liquidating Trust Agreement. Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax pursuant to section 1146(a) of the Bankruptcy Code.

10.4    Administration of the Liquidating Trust.    Each Liquidating Trust shall be administered by a Liquidating Trustee pursuant to a Liquidating Trust Agreement and the Plan. In the event of an inconsistency between the Plan and a Liquidating Trust Agreement as such conflict relates to anything other than the establishment of a Liquidating Trust, the Liquidating Trust Agreement shall control.

10.5    Liquidating Trustee’s Tax Power for Debtors.    A Liquidating Trustee shall have the same authority in respect of all taxes of the Debtors, and to the same extent, as if the Liquidating Trustee were the Debtor.

10.6    Cash Investments.    A Liquidating Trustee may invest Cash (including any earnings thereon or proceeds therefrom); provided, however, that such investments are investments permitted to be made by a “liquidating trust” within the meaning of Treas. Reg. § 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings or other controlling authorities.

10.7    Distribution of Liquidating Trust Interests.    A Liquidating Trustee is required to distribute to the holders of Allowed Claims on account of their Liquidating Trust Interests, on a semi-annual basis, all Available Cash (including any Cash received from the Debtors and treating any permissible investment as Cash for purposes of this Section 10.7), less such amounts that may be reasonably necessary to (a) meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (b) pay reasonable incurred or anticipated expenses (including, without limitation, any taxes imposed on or payable by the Debtors or Liquidating Trust or in respect of the Liquidating Trust Assets), or (c) satisfy other liabilities incurred or anticipated by such Liquidating Trust in accordance with the Plan or Liquidating Trust Agreement; provided, however, that such Liquidating Trustee shall not be required to make a Distribution pursuant to this Section 10.7 of the Plan if such Liquidating Trustee determines that the expense associated with making the Distribution would likely utilize a substantial portion of the amount to be distributed, thus making the Distribution impracticable.

10.8    Federal Income Tax Treatment of Liquidating Trust.    For all United States federal income tax purposes, all parties (including, without limitation, the Debtors, a Liquidating Trustee and Liquidating Trust Beneficiaries) shall treat the transfer of Liquidating Trust Assets to a Liquidating Trust as (1) a transfer of Liquidating Trust Assets (subject to any obligations relating to those assets) directly to Liquidating Trust Beneficiaries (other than to the extent Liquidating Trust Assets are allocable to Disputed Claims), followed by (2) the transfer by such beneficiaries to a Liquidating Trust of Liquidating Trust Assets in exchange for Liquidating Trust Interests. Accordingly, Liquidating Trust Beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of Liquidating Trust Assets (other than such Liquidating Trust Assets as are allocable to Disputed Claims). The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

10.9    Tax Reporting.

  (a)        A Liquidating Trustee shall file tax returns for a Liquidating Trust treating such Liquidating Trust as a grantor trust pursuant to Treas. Reg. § 1.671-4(a) and in accordance with this Section 10.9(a). A Liquidating Trustee also shall annually send to each holder of a Liquidating Trust Interest a separate statement regarding the receipts and expenditures of the Liquidating Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holders’ underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns.

  (b)        Allocations of Liquidating Trust taxable income among Liquidating Trust Beneficiaries (other than taxable income allocable to any assets allocable to, or retained on account of, Disputed Claims) shall be determined by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such Cash permitted to be distributed at such time) if, immediately prior to such deemed Distribution, the Liquidating Trust had distributed all its assets (valued at their tax book value, other than assets allocable Disputed Claims) to the holders of Liquidating Trust Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent Distributions from a Liquidating Trust. Similarly, taxable loss of a Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets. The tax book value of Liquidating Trust Assets for purpose of this paragraph shall equal their fair market value on the date Liquidating Trust Assets are transferred to a Liquidating Trust, adjusted in accordance with tax accounting principles prescribed by the IRC, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

  (c)        As soon as reasonably practicable after Liquidating Trust Assets are transferred to a Liquidating Trust, a Liquidating Trustee shall make a good faith valuation of Liquidating Trust Assets. Such valuation shall be made available from time to time to all parties to the Liquidating Trust (including, without limitation, the Debtors and Liquidating Trust Beneficiaries), to the extent relevant to such parties for tax purposes, and shall be used consistently by such parties for all United States federal income tax purposes.

  (d)        Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by a Liquidating Trustee of a private letter ruling if such Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by such Liquidating Trustee), such Liquidating Trustee (i) may timely elect to treat any Liquidating Trust Assets allocable to Disputed Claims as a “disputed ownership fund” governed by Treas. Reg. § 1.468B-9, and (ii) to the extent permitted by applicable law, shall report consistently for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including such Liquidating Trustee, the Debtors and Liquidating Trust Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

  (e)        A Liquidating Trustee shall be responsible for payment, out of Liquidating Trust Assets, of any taxes imposed on a Liquidating Trust or its assets.

  (f)        A Liquidating Trustee may request an expedited determination of taxes of a Liquidating Trust, including any reserve for Disputed Claims, or of the Debtor as to whom the Liquidating Trust was established, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, such Liquidating Trust or the Debtor for all taxable periods through the dissolution of such Liquidating Trust.

10.10  Dissolution.

  (a)        A Liquidating Trustee and Liquidating Trust shall be discharged or dissolved, as the case may be, at such time as (i) all of the Liquidating Trust Assets have been distributed pursuant to the Plan and a Liquidating Trust Agreement, (ii) a Liquidating Trustee determines, in its sole discretion, that the administration of any remaining Liquidating Trust Assets is not likely to yield sufficient additional Liquidating Trust proceeds to justify further pursuit, or (iii) all Distributions required to be made by a Liquidating Trustee under the Plan and a Liquidating Trust Agreement have been made; provided, however, that in no event shall a Liquidating Trust be dissolved later than three (3) years from the creation of such Liquidating Trust pursuant to Section 10.1 of the Plan unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Liquidating Trustee that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets.

  (b)        If at any time a Liquidating Trustee determines, in reliance upon such professionals as a Liquidating Trustee may retain, that the expense of administering a Liquidating Trust so as to make a final Distribution to Liquidating Trust Beneficiaries is likely to exceed the value of the assets remaining in such Liquidating Trust, such Liquidating Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve such Liquidating Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the IRC, (B) exempt from United States federal income tax under section 501(a) of the IRC, (C) not a “private foundation”, as defined in section 509(a) of the IRC, and (D) that is unrelated to the Debtors, such Liquidating Trust, and any insider of such Liquidating Trustee, and (iii) dissolve such Liquidating Trust.

ARTICLE XI

Treatment of Executory Contracts and Unexpired Leases

11.1    Executory Contracts and Unexpired Leases.    Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between a Debtor and any person or entity shall be deemed rejected by such Debtor, as of the Effective Date, except for any executory contract or unexpired lease (a) that has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (b) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed prior to the Confirmation Date, or (c) that is specifically designated in the Plan Supplement as a contract or lease to be assumed by the Debtor; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend the Plan Supplement to remove any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall, as of the Effective Date, be deemed to be, respectively, rejected or assumed. The Debtors shall provide notice of any amendments to the Plan Supplement to the parties to the executory contracts and unexpired leases affected thereby. The listing of or failure to list a document in the Plan Supplement shall not constitute an admission by the Debtors that such document is or is not an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

11.2    Approval of Assumption and Rejection of Executory Contracts and Unexpired Leases.    Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (a) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed or assumed and assigned pursuant to the Plan and (b) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to the Plan. To the extent any provision of an executory contract or unexpired lease to be assumed by any of the Debtors under the Plan limits such Debtor’s ability to assign such executory contract or unexpired lease, the effectiveness of such provision shall be limited or nullified to the full extent provided in section 365(f) of the Bankruptcy Code.

11.3    Cure of Defaults.    Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, the Debtor shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtor pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtor’s liability with respect thereto, or as may otherwise be agreed to by the parties.

11.4    Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.    Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court and served upon the relevant Debtor no later than forty-five (45) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (b) notice of entry of the Confirmation Order and occurrence of the Effective Date, and (c) notice of an amendment to the Plan Supplement relating to such executory contract or unexpired lease. Except as set forth in the preceding sentence, all such Claims must otherwise comply with the provisions of the Bar Date Order. All such Claims not filed in accordance with the foregoing will be forever barred from assertion against the Debtors and their estates. Any Claim arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan shall be classified as a General Unsecured Claim or Convenience Claim, as applicable, against the Debtor that is a party to such executory contract or unexpired lease.

11.5    Insurance Policies.    To the extent that any of the Debtors’ insurance policies and any agreements, documents or instruments with insurers relating thereto constitute executory contracts, such contracts shall be deemed assumed under the Plan. Nothing contained herein shall constitute or be deemed a waiver of any Litigation Claims that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors’ policies of insurance.

11.6    Indemnification Obligations.    Subject to the occurrence of the Effective Date, the obligations of each Debtor to indemnify, defend, reimburse or limit the liability of (a) directors, officers and any other employee who is held responsible for obligations of the Debtor incurred after the Commencement Date who are directors, officers or employees of such Debtor or a

Debtor-Controlled Entity on or after the Commencement Date and (b) Released Parties, respectively, against any Claims or Causes of Action as provided in the Debtor’s articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law, shall survive confirmation of the Plan, shall be assumed by such Debtor and will remain in effect after the Effective Date. Any such assumed obligations owed in connection with an event occurring after the Commencement Date shall be paid as an Administrative Expense Claim under the Plan. Any such obligations owed in connection with an event occurring before the Commencement Date shall be treated as pre-petition Claims under the Plan. Nothing in the Plan shall in any way limit, modify, alter or amend the Debtor’s limitation of liability of the Independent Directors set forth in Section 10.1 of the Restated Certificate of Incorporation of LBHI.

ARTICLE XII

Effectiveness of the Plan

12.1    Conditions Precedent to the Confirmation of the Plan.    The following are conditions precedent to the confirmation of the Plan with respect to each Debtor:

  (a)        The Bankruptcy Court shall have entered the Structured Securities Order in form and substance satisfactory to the Debtors and the Creditors’ Committee; and

  (b)        The Bankruptcy Court shall have entered a Confirmation Order with respect to the Plan for all of the Participating Debtors in form and substance satisfactory to the respective Debtor and the Creditors’ Committee.

12.2    Conditions Precedent to the Effective Date of the Plan.    The following are conditions precedent to the Effective Date of the Plan with respect to each Debtor:

  (a)        The Confirmation Order, in form and substance acceptable to the Debtors and the Creditors’ Committee, shall have been entered;

  (b)        All actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtors;

  (c)        All authorizations, consents and regulatory approvals, if any, required by the Debtors in connection with the consummation of the Plan are obtained and not revoked; and

  (d)        The certificate of incorporation and by-laws of the Debtors shall have been amended to the extent necessary to effectuate the Plan.

12.3    Waiver of Conditions.    Notwithstanding the foregoing, each Debtor reserves its right, upon obtaining the consent of the Creditors’ Committee, to waive the occurrence of the conditions precedent to the (a) Confirmation of its Plan set forth in Section 12.1 and (b) Effective Date set forth in Section 12.2 of the Plan other than Section 12.2(a) of the Plan. Any such waiver may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If any of the Debtors decide, with the consent of the Creditors’ Committee, that one of the conditions precedent to the Effective Date of its Plan cannot be satisfied and the occurrence of such condition is not waived or cannot be waived, then the Debtor shall file a notice of the inability to satisfy such condition prior to the Effective Date with the Bankruptcy Court.

ARTICLE XIII

Effects of Confirmation

13.1    Vesting of Assets.    Upon the Effective Date, pursuant to section 1141(b) and (c) of the Bankruptcy Code, all Property of the Estate of a Debtor shall vest in that Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided herein. From and after the Effective Date, the Debtors, acting through the Plan Administrator, may take any action, including, without limitation, the operation of their businesses, the use, acquisition, sale, lease and disposition of property, and the entry into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as explicitly provided herein.

13.2    Binding Effect.    On and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

13.3    Release and Exculpation.    On and after the Effective Date, the Debtors and all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors (whether proof of such Claims or Equity Interests has been filed or not), along with their respective present or former employees, agents, officers, directors or principals, shall be deemed to have released (a) the Released Parties from, and none of the Released Parties shall have or incur any liability for, any Claim for, Cause of Action for or other assertion of liability for any act taken or omitted to be taken during the Chapter 11 Cases in connection with, or arising out of, the Chapter 11 Cases, the negotiation, formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Chapter 11 Cases, the Plan, the Disclosure Statement, the Plan Support Agreements or any contract, instrument, document or other agreement related thereto and (b) the PSA Creditors from, and none of the PSA Creditors shall have or incur any liability for, any Claim for, Cause of Action for or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the negotiation, formulation, dissemination or confirmation, consummation or administration of the Plan, or any other act or omission in connection with the Plan, the Disclosure Statement, the Plan Support Agreements, including the filing of any alternative chapter 11 plan and any determination to not pursue solicitation or confirmation of such alternative plan, or any contract, instrument, document or other agreement related thereto; provided, however, that (i) in no event shall any

Litigation Claim, Cause of Action or other Claim or assertion of liability against any Released Party or PSA Creditor for any act taken or omitted to be taken prior to the Commencement Date be released by the Plan, (ii) nothing herein shall affect or release any obligation of the Debtors under the Plan, and (iii) nothing herein shall affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence; provided, further, that nothing in this Plan shall limit the liability of the professionals of the Debtors, the Creditors’ Committee or the PSA Creditors to their respective clients pursuant to DR 6-102 of the Model Code of Professional Responsibility.

13.4    Discharge.    Except as expressly provided in the Plan, upon the date that all Distributions under the Plan have been made, (a) each holder (as well as any trustees and agents on behalf of each holder) of a Claim against or Equity Interest in a Debtor shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date and (b) all such holders shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any discharged Claim against or terminated Equity Interest in the Debtors.

13.5    Injunction.    Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors and other parties in interest (whether proof of such Claims or Equity Interests has been filed or not), along with their respective present or former employees, agents, officers, directors or principals, are permanently enjoined, on and after the Effective Date, solely with respect to any Claims and Causes of Action which are extinguished or released pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Released Parties or the property of any of the Released Parties, (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties, (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except as contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) taking any actions to interfere with the implementation or consummation of the Plan.

13.6    United States Government.    As to the United States, its agencies, departments or agents, nothing in the Plan or Confirmation Order shall discharge, release or otherwise preclude: (a) any liability of the Debtors arising on or after the Effective Date; (b) any liability that is not a Claim against a Debtor; (c) any valid right of setoff or recoupment; or (d) any liability of the Debtors arising under environmental or criminal laws as the owner or operator of property that such Debtor owns after the Effective Date. The discharge and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to the Effective Date, pursuing any police or regulatory action.

13.7    Terms of Injunctions or Stays.    Unless otherwise provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the closing of all of the Chapter 11 Cases.

13.8    Retention of Litigation Claims and Reservation of Rights.    Except as expressly provided in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights, defenses or Litigation Claims that the Debtors may have or choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law that the Debtors had prior to the Effective Date, including, without limitation, (a) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, their officers, directors, or representatives, (b) any and all Claims or rights arising under any tax sharing agreement among the Debtors and their Affiliates (including the tax sharing agreement among the Debtors and LBI based on their regular and consistent course of conduct over many years), (c) any and all Claims for reimbursement of costs incurred for the benefit of any Affiliate, including in connection with the disposition of an Affiliate’s assets; (d) any and all Avoidance Actions, and (e) any right of setoff or other legal or equitable defense and remedies. The Debtors shall have, retain, reserve, and may assert all such rights, defenses or Litigation Claims after the Effective Date fully as if the Chapter 11 Cases had not been commenced.

13.9    Barclays Sale Order.    Nothing contained in the Plan, the Disclosure Statement or the Confirmation Order constitutes or shall be construed as any modification or amendment to the Barclays Sale Order and the rights and defenses of each of the Debtors, the SIPA Trustee (on behalf of LBI), Barclays Bank PLC and Barclays Capital Inc., with respect to any litigation, adversary proceeding, contested matter, claims adjudication, appeal or other dispute against the other are fully preserved, including, without limitation, any rights, defenses, counterclaims and/or cross-claims asserted in connection with or related to the Sale Order.

ARTICLE XIV

Retention of Jurisdiction

14.1    Retention of Jurisdiction.    The Bankruptcy Court shall retain exclusive jurisdiction of all matters arising under, arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

  (a)        To hear and determine any motions for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases and the allowance of any Claims resulting therefrom;

  (b)        To determine any and all adversary proceedings, applications and contested matters relating to the Chapter 11 Cases;

  (c)        To hear and determine any objection to or motion to estimate Claims;

  (d)        To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

  (e)        To issue such orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code;

  (f)         To consider any modifications of the Plan, to cure any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

  (g)        To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

  (h)        To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan and any agreements or documents incorporated in or contemplated by the Plan, including, without limitation, Sections 6.4, 6.5, 13.3, 13.4 and 13.5 of the Plan;

  (i)         To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

  (j)         To hear and determine any actions brought against the Plan Administrator in connection with the Plan, including, without limitation, any action relating to Distributions under the Plan;

  (k)        To hear and determine any actions brought to recover all assets of the Debtors and property of the estates, wherever located;

  (l)         To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns of the Debtors and of any Liquidating Trusts for any and all taxable periods ending after the Commencement Date through the Closing Date;

  (m)       To hear all matters relating to Article XIII of the Plan, including, without limitation, all matters relating to the releases, exculpation, and injunction granted thereunder.

  (n)        To hear all matters relating to the Plan Trust;

  (o)        To hear any other matter consistent with the provisions of the Bankruptcy Code; and

  (p)        To enter a final decree closing the Chapter 11 Cases.

ARTICLE XV

Miscellaneous Provisions

15.1    Post-Effective Date Role of Creditors’ Committee.    On the Effective Date, the Creditors’ Committee shall be dissolved for all purposes other than (i) implementation of the Plan through the date of the initial Distribution in accordance with Section 8.3 of the Plan, (ii) defending any appeals from the Confirmation Order to final disposition of such appeals, and (iii) all matters relating to professional fees and the fee committee appointed in the Chapter 11 Cases for the period prior to the Effective Date. Following the Effective Date, the litigation and derivatives subcommittees of the Creditors’ Committee may continue functioning for the limited purposes of (i) resolving pending litigation and (ii) subject to approval of the post-Effective Date board of directors of LBHI, other litigation and derivatives matters as to which, currently, the subcommittees are involved, and shall be recommended by the applicable subcommittee and the Plan Administrator. Other than with respect to the foregoing, the members of the Creditors’ Committee shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s attorneys, accountants, and other agents shall terminate. The Debtors shall pay the reasonable fees and expenses of the professionals retained by and shall reimburse the members of the remaining subcommittees for reasonable disbursements incurred, including the reasonable fees of counsel, in connection with the foregoing from and after the Effective Date. If a member of a subcommittee becomes unable to serve on a subcommittee or resigns after the Effective Date, the remaining members may replace such member, continue to discharge the subcommittee’s roles, or dissolve by a majority vote of the remaining members. Each of the subcommittees shall be deemed dissolved upon the earliest to occur of (i) voluntary agreement of the members of the subcommittee, (ii) the completion of the subcommittee’s responsibilities, and (iv) the Closing Date.

15.2    Issuance of New Securities.    In the discretion of the Plan Administrator, each Debtor or Debtor Controlled-Entity (a) may form and transfer certain assets of the Debtors and/or Debtor Controlled Entities to new (or utilize existing) entities, including, without limitation, one or more separately managed partnerships, REITs or other investment vehicles, to hold certain real estate or other assets of the Debtors and/or Debtor-Controlled Entities and, (b) may, in connection therewith, issue New Securities for Distribution under the Plan. In the event that the Plan Administrator determines to issue New Securities, each holder of Allowed Claims or Equity Interests against a Debtor that contributed assets to the entity issuing New Securities shall receive the relevant New Securities as Distributions in accordance with the Plan. The New Securities shall be valued as of the date of the issuance and the holders of Allowed Claims or Equity Interests receiving such New Securities shall be deemed satisfied to the extent of the value of the New Securities.

15.3    Exemption from Securities Laws.    To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance of any New

Securities or Liquidating Trust Interests will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any other applicable non-bankruptcy law or regulation.

15.4    Exemption from Transfer Taxes.    Pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer, or exchange of notes or equity securities, (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest, (c) the making or assignment of or surrender of any lease or sublease, or (d) the making of or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, and any merger agreements, agreements of restructuring, disposition, liquidation or dissolution, any deeds, bills of sale, transfers of tangible property, or assignments executed in connection with any disposition of assets contemplated by the Plan (including by a Liquidating Trust), shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use or other similar tax.

15.5    Plan Supplement.    The Debtor Allocation Agreement, the amended certificate and by-laws of the Debtors (if any) in accordance with Section 7.7, the Plan Trust Agreement and a list of any contracts or leases to be assumed or assumed and assigned by the Debtors in accordance with Section 11.1, shall be contained in the Plan Supplement that is filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the Voting Deadline. Upon its filing with the Bankruptcy Court, the Plan Supplement may be obtained on the Debtors’ independent website at www.lehman-docket.com or by request to the Debtors in accordance with Section 15.11 of the Plan.

15.6    Post-Effective Date Reporting.    Beginning the first month-end and first quarter-end following the Effective Date and until the Closing Date, the Plan Administrator shall file with the Bankruptcy Court:

  (a)      within thirty (30) days after the end of each month, a monthly operating report for such month presented in a format and containing information similar to that used by the Debtors during the Chapter 11 Cases for the “Schedule of Cash Receipts and Disbursements” and “Schedule of Professional Fee and Expense Disbursements”;

  (b)      within one-hundred-twenty (120) days after the end of each quarter, a quarterly report for such quarter presented in a format and containing information similar to that used by the Debtors during the Chapter 11 Cases for “Monthly Operating Report Balance Sheets” that (i) contains the following schedules in a format and containing information similar to that used by the Debtors during the Chapter 11 Cases: “Real Estate Owned and Unencumbered by Product Type” (such schedule to also include cost and unpaid principal balance information), “Commercial Real Estate Owned and Unencumbered by Property Type and Region,” “Private Equity/Principal Investments Owned and Unencumbered by Legal Entity and Product Type” (such schedule to also include cost and unpaid principal information), “Derivatives Assets and Liabilities” (such schedule to also include special purpose vehicle receivable information), “Loan Portfolio Summary (Funded and Unencumbered)” (schedule to also include unpaid principal balance information), and “Unfunded Lending and Private Equity/Principal Investments Commitments”; and (ii) includes a section titled “Management’s Discussion and Analysis” and supplemental data that will include:

    (A)        a discussion of any known trends, events, material changes in market values or reserves, demands, commitments and uncertainties that have, or are reasonably likely to have, a material effect on the Debtors’ financial condition or on the forecasted undiscounted cash flow principal amounts estimated as of a designated date;

    (B)        a description (including asset name, type and material terms) of any new investments in any asset or permitted expenditures to preserve existing assets (in each case, in a single transaction or a series of related transactions on a cumulative basis after the Effective Date in excess of $25 million);

    (C)        a description (including asset name, type and material terms) of any restructurings, settlements, sales (including disclosure of any gains or losses relative to the market value reported in the prior period balance sheet, and relative to forecasted undiscounted cash flow estimates as of a designated date for principal amounts), wind-downs or liquidations of the Debtors’ existing assets, in each case, solely with respect to any asset that has a forecasted undiscounted cash flow principal amount estimate of greater than $50 million for derivatives, loan, or private equity or principal investments assets or $75 million for real estate assets;

    (D)        an update of the claims reconciliation and resolution process, including a description of any claim settlements providing for the allowance in excess of $250 million of a Disputed Claim against the Debtors;

    (E)        a description of the Debtors’ affirmative litigation actions against third-parties that are pending, including the damages sought by the Debtors; and

    (F)        a discussion of post-Effective Date material costs and expenses incurred by the Debtors; and

(c)        on an annual basis for two (2) years and thereafter on a semiannual basis within one-hundred twenty (120) days after the end of such period, a report reconciling cash flow estimates presented in a format and containing information similar to that used by the Debtors during the Chapter 11 Cases for “Reconciliation of Cash Flow Estimates” reports and also a description of collections by the Debtors and a comparison of performance relative to forecasted collections and estimates of future costs and expenses of administration.

Notwithstanding the foregoing, the Plan Administrator or the board of directors or manager for a Debtor may in its sole discretion modify or include less information in any of the foregoing reports than listed above if the Plan Administrator or the board of directors or manager for a Debtor determines in its reasonable discretion that disclosing any such information would be unduly burdensome, such information is or has become immaterial or no longer meaningful as the activities of the Debtor(s) evolve, such disclosure could place the Debtor(s) in a competitive or negotiation disadvantage, or such disclosure is precluded by confidentiality limitations.

15.7    Amendment or Modification of Plan.    Subject to the terms and conditions of the Plan Support Agreements, the Debtors reserve the right to propose alterations, amendments, or modifications of or to the Plan in writing at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified satisfies the conditions of section 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the

Bankruptcy Code. Subject to the terms and conditions of the Plan Support Agreements, the Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, modified or amended, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments of modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, to the extent, and subject to the conditions, set forth in Bankruptcy Rule 3019.

15.8    Withdrawal or Revocation of the Plan.    Subject to the terms and conditions of the Plan Support Agreements, the Debtors reserve the right to withdraw or revoke the Plan at any time prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

15.9    Courts of Competent Jurisdiction.    If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

15.10  Transactions on Business Days.    If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, any transactions or other actions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day.

15.11  Notices.    Any notices to or requests of the Debtors by parties in interest under or in connection with the Plan shall be in writing and served either by (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:

If to any Debtor:
c/o Lehman Brothers Holdings Inc.
1271 Avenue of the Americas
New York, NY 10020
Attention:	Bryan Marsal
John Suckow

   with a copy to:

       Weil, Gotshal & Manges LLP

       767 Fifth Avenue

       New York, New York    10153

       Re:    Lehman Brothers

15.12  Severability.    In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision of the Plan is invalid, void, or unenforceable, the Bankruptcy Court shall, with the consent of the Debtors, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

15.13  Governing Law.    Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

15.14  Headings.    Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

15.15  Exhibits.    All exhibits and schedules to the Plan as well as the Plan Supplement and any exhibits or schedules thereto are incorporated into and are a part of the Plan as if set forth in full herein.

15.16  Successors and Assigns.    All the rights, benefits, and obligations of any person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and/or assigns of such person.

Dated:     New York, New York

       June 29, 2011

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB 745 LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

PAMI STATLER ARMS LLC

By:	/s/ John Suckow
Name: John Suckow
Title: Authorized Signatory

LEHMAN BROTHERS COMMODITY SERVICES INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS SPECIAL FINANCING INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS OTC DERIVATIVES INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS DERIVATIVE PRODUCTS INC.

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Vice-President

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS COMMERCIAL CORP.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS FINANCIAL PRODUCTS INC.

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Vice-President

CES AVIATION LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

CES AVIATION V LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

CES AVIATION IX LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

EAST DOVER LIMITED

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Duly Authorized Officer

LEHMAN SCOTTISH FINANCE L.P., by its general partner Property Asset Management Inc.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L.

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Manager

BNC MORTGAGE LLC

By:	/s/ John Suckow
Name: John Suckow
Title: Authorized Signatory

LB ROSE RANCH LLC

By:	/s/ John Suckow
Name: John Suckow
Title: Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB 2080 KALAKAUA OWNERS LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

MERIT, LLC, by its Manager
LEHMAN COMMERCIAL PAPER INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB SOMERSET LLC, by its managing member
PAMI LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB PREFERRED SOMERSET LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

Counsel:

WEIL, GOTSHAL & MANGES LLP

767 Fifth Avenue

New York, New York 10153

Telephone:    (212) 310-8000

Facsimile:    (212) 310-8007

Attorneys for Debtors and

Debtors in Possession

Schedule 1

(Plan Adjustment Percentages)

LBHI

Class	Claims	Plan Adjustment Percentage

5	Senior Third-Party Guarantee Claims	20%

9A	Third-Party Guarantee Claims other than those of the Racers Trusts	20%

LCPI

Class	Claims	Plan Adjustment Percentage

4A	General Unsecured Claims other than those of Designated Entities against LCPI	14%

4B	General Unsecured Claims of Designated Entities against LCPI	20%

5B	Affiliate Claims of Participating Subsidiary Debtors against LCPI	20%

5C	Affiliate Claims other than those of Participating Debtors against LCPI	14%

LBCS

Class	Claims	Plan Adjustment Percentage

4	General Unsecured Claims against LBCS	14%

5B	Affiliate Claims of Participating Subsidiary Debtors against LBCS	20%

5C	Affiliate Claims other than those of Participating Debtors against LBCS	14%

LBSF

Class	Claims	Plan Adjustment Percentage

4A	General Unsecured Claims other than those of the Racers Trusts against LBSF	6%

5B	Affiliate Claims of Participating Subsidiary Debtors against LBSF	20%

5C	Affiliate Claims other than those of Participating Debtors	6%

LOTC

Class	Claims	Plan Adjustment Percentage

4	General Unsecured Claims against LOTC	8%

5B	Affiliate Claims of Participating Subsidiary Debtors against LOTC	20%

5C	Affiliate Claims other than those of Participating Debtors against LOTC	8%

LBCC

Class	Claims	Plan Adjustment Percentage

4	General Unsecured Claims against LBCC	10%

5B	Affiliate Claims of Participating Subsidiary Debtors against LBCC	20%

5C	Affiliate Claims other than those of Participating Debtors against LBCC	10%

2

Schedule 2

(Debtors’ Claims Schedule)

LEHMAN BROTHERS HOLDINGS INC. and SUBSIDIARY DEBTORS

Debtors’ Claims Schedule

Net Allowed Claims

(Unaudited)

$ in Millions	Receivable Entity (Claimant)
Payable Entity (Claim Obligor)	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	Lehman Brothers Special Financing Inc.	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Commodity Services Inc.	East Dover Limited	Structured Asset Securities Corporation	Lehman Scottish Finance LP	Luxembourg Residential Properties Loan Finance	Lehman Brothers Financial Products Inc.
Lehman Brothers Holdings Inc.
Class 4A	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Class 4B	$-	$-	$-	$22	$-	$-	$-	$-	$-	$-	$-
Class 8	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Special Financing Inc.	$18,320	$114	$0	$-	$-	$407	$1	$-	$-	$-	$-
Lehman Brothers Commodity Services Inc.	$1,515	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Commercial Corporation	$133	$434	$134	$-	$-	$3	$-	$-	$-	$-	$-
Lehman Commercial Paper Inc.	$17,857	$-	$-	$-	$-	$5	$100	$613	$-	$0	$-
Lehman Brothers OTC Derivatives Inc.	$194	$-	$8	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Financial Products Inc.	$1	$-	$202	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Derivative Products Inc.	$-	$-	$113	$-	$-	$-	$-	$-	$-	$-	$0
LUXCO	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB 745 LLC	$46	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation LLC	$22	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation V LLC	$8	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation IX LLC	$9	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Structured Asset Securities Corporation	$588	$-	$0	$-	$-	$-	$-	$-	$-	$-	$-
East Dover Limited	$3	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Scottish Finance LP	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Rose Ranch LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB 2080 Kalakaua Owners LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
BNC Mortgage LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Somerset LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Preferred Somerset LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
PAMI Statler Arms LLC	$0	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Merit LLC	$-	$238	$-	$-	$-	$-	$-	$-	$-	$-	$-

1

LEHMAN BROTHERS HOLDINGS INC. and SUBSIDIARY DEBTORS

Debtors’ Claims Schedule

Net Allowed Claims

(Unaudited)

$ in Millions	Receivable Entity (Claimant)
Payable Entity (Claim Obligor)	Lehman Brothers Derivative Products Inc.	Merit LLC	CES Aviation LLC	LB 745 LLC	BNC Mortgage LLC	CES Aviation V LLC	CES Aviation IX LLC	LB 2080 Kalakaua Owners LLC	LB Somerset LLC	LB Preferred Somerset LLC	PAMI Statler Arms LLC	LB Rose Ranch LLC
Lehman Brothers Holdings Inc.
Class 4A	$2	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Class 4B	$-	$21	$-	$-	$2	$-	$-	$-	$-	$-	$-	$-
Class 8	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Special Financing Inc.	$-	$21	$-	$8	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Commodity Services Inc.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Commercial Corporation	$-	$-	$-	$0	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Commercial Paper Inc.	$-	$-	$-	$25	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers OTC Derivatives Inc.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Financial Products Inc.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Derivative Products Inc.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LUXCO	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB 745 LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation LLC	$-	$-	$-	$-	$-	$-	$0	$-	$-	$-	$-	$-
CES Aviation V LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation IX LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Structured Asset Securities Corporation	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
East Dover Limited	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Scottish Finance LP	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Rose Ranch LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB 2080 Kalakaua Owners LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
BNC Mortgage LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Somerset LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Preferred Somerset LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
PAMI Statler Arms LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Merit LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-

2

LEHMAN BROTHERS HOLDINGS INC.

Intercompany Funding Balances

(Unaudited)

$ in Millions Debtors	LBHI Intercompany Receivables - Intercompany Funding Balances
Lehman Commercial Paper Inc.	$20,624
Lehman Brothers Special Financing Inc.	14,895
Lehman Brothers Commercial Corporation	775
Lehman Brothers OTC Derivatives Inc.	194
Lehman Brothers Commodity Services Inc.	2,512
East Dover Limited	4
Structured Asset Securities Corporation	588
Lehman Scottish Finance LP	-
Luxembourg Residential Properties Loan Finance S.a.r.l.	-
Lehman Brothers Financial Products Inc.	1
Lehman Brothers Derivative Products Inc.	-
Merit LLC	6
CES Aviation LLC	22
LB 745 LLC	48
BNC Mortgage LLC	1
CES Aviation V LLC	8
CES Aviation IX LLC	9
LB 2080 Kalakaua Owners LLC	-
LB Somerset LLC	-
LB Preferred Somerset LLC	-
PAMI Statler Arms LLC	-
LB Rose Ranch LLC	-

Total Intercompany Funding Balance	$39,686

3

LEHMAN BROTHERS HOLDINGS INC.

Intercompany Receivables from Debtors

Adjusted Claims for Distribution

(Unaudited)

$ in Millions
Debtors
Lehman Brothers Special Financing Inc.	$15,341
Lehman Brothers Commodity Services Inc.	1,013
Lehman Brothers Commercial Corporation	-
Lehman Commercial Paper Inc.	13,733
Lehman Brothers OTC Derivatives Inc.	155
Lehman Brothers Financial Products Inc.	1
Lehman Brothers Derivative Products Inc.	-
LUXCO	-
LB 745 LLC	36
CES Aviation LLC	17
CES Aviation V LLC	6
CES Aviation IX LLC	7
Structured Asset Securities Corporation	471
East Dover Limited	3
Lehman Scottish Finance LP	-
LB Rose Ranch LLC	-
LB 2080 Kalakaua Owners LLC	-
BNC Mortgage LLC	-
LB Somerset LLC	-
LB Preferred Somerset LLC	-
PAMI Statler Arms LLC	0
Merit LLC	-

4

Schedule 3

(Bankhaus Settlement Agreement)

EXECUTION COPY

AMENDED AND RESTATED SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made and entered into as of March 1, 2011 (the “Execution Date”), by and among the Debtors1 and certain of their Non-Debtor Affiliates2 (collectively, “Lehman US”), and Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) (the “LBB InsAdmin”) of Lehman Brothers Bankhaus AG (in Insolvenz) (“Bankhaus”). Lehman US and Bankhaus, acting through the LBB InsAdmin, shall each be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on September 15, 2008 and on various dates thereafter, each of the Debtors commenced a voluntary case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which cases are being jointly administered under Case Number 08-13555 (JMP) (the “Chapter 11 Cases” and each a “Chapter 11 Case”);

WHEREAS, on November 12, 2008, the German banking regulator filed insolvency proceedings against Bankhaus (the “Bankhaus Proceeding”), and on November 13, 2008, the local court (Amtsgericht) of Frankfurt am Main (the “German Insolvency Court”) opened insolvency proceedings and appointed Dr. Michael C. Frege as the LBB InsAdmin;

WHEREAS, on April 29, 2009, the LBB InsAdmin on behalf of Bankhaus filed his Verified Petition Under Chapter 15 of the Bankruptcy Code for Recognition of Foreign Representative and Foreign Main Proceeding and for Additional Relief Under 11 U.S.C. Section 1521 [Docket No. 2], In re Lehman Brothers Bankhaus AG (in Insolvenz), Case No.09-12704 (JMP) (Bankr. S.D.N.Y.) (the “Bankhaus Chapter 15 Case”), and on May 22, 2009, the Bankruptcy Court entered an Order Granting Recognition of Foreign Representative and Foreign Main Proceeding and for Additional Relief Under 11 U.S.C. § 1521 [Docket No. 25] in the Bankhaus Chapter 15 Case;

WHEREAS, Bankhaus has filed or is the owner of the proofs of claim listed on Schedule A attached hereto against certain Debtors (collectively, the “Proofs of Claim”);

WHEREAS, Lehman US has filed the claims listed on Schedules B-1 and B-2 attached hereto against Bankhaus (the “Liquidation Claims”);

1             As used herein, “Debtors” means Lehman Brothers Holdings Inc. (“LBHI”); Lehman Brothers Special Financing Inc. (“LBSF”); Lehman Commercial Paper Inc. (“LCPI”); Lehman Brothers Commercial Corporation (“LBCC”); Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc. (“LBCS”); Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.a.r.l; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; PAMI Statler Arms LLC.

2             As used herein, “Non-Debtor Affiliates” means LB3 GmbH, Lehman Brothers Europe Inc., LBI Group Inc., Lehman Brothers International Services Inc., Lehman Brothers Offshore Partners Ltd., Luxembourg Finance S.a.r.1., PAMI Harbour Park, and Property Asset Management Inc.

WHEREAS, the Parties have entered into that certain amended tolling agreement with respect to the US Avoidance Actions and German Avoidance Actions, dated as of September 24, 2010 (the ‘Tolling Agreement”); and

WHEREAS, pursuant to an order of the Bankruptcy Court entered on January 14, 2010 [Docket No. 6665], authorizing and approving that certain settlement agreement with the LBB InsAdmin dated December 15, 2009 (the “Initial Bankhaus Settlement”), which order was supplemented by a stipulation so ordered by the Bankruptcy Court on August 5, 2010 [Docket No. 10642], a portion of the LBB InsAdmin’s claim against LBHI, Claim No. 0000058233, was allowed in the amount of $1,380,900,000 (subject to certain adjustments) (the “Initially Allowed LBHI SCA Claim”), and a portion of the LBB InsAdmin’s claim against LCPI, Claim No, 0000059006, was allowed in the amount of $1,015,500,000 (the “Initially Allowed LCPI SCA Claim”);

WHEREAS, the Parties are desirous of resolving all disputes and all other outstanding issues between the Parties and avoiding extensive and expensive litigation;

WHEREAS, on January 25, 2011, the Debtors filed the First Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors [Docket No. 14150] (the “Plan”) and the Debtors’ Disclosure Statement for First Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors Pursuant to Section 1125 of the Bankruptcy Code [Docket No. 14151] (the “Disclosure Statement”); and

WHEREAS, the Debtors will file an amended chapter 11 plan that will incorporate the terms and conditions of this Agreement (said plan and any amendments, modifications, and supplements thereto, the “Amended Plan”);

NOW, THEREFORE, in consideration of the recitals stated above, the agreements, promises and warranties set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.            Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Allowed Bankhaus Claims” has the meaning ascribed to it in section 2.1(e).

“Allowed US Claims” has the meaning ascribed to it in section 2. l(e).

“Amended Plan” has the meaning ascribed to it in the Recitals.

“Asset Sale” means the sale to LBHI of (i) Spruce and Verano for the Spruce-Verano Purchase Price; and (ii) SASCO for the SASCO Purchase Price.

“Assigned BH Interest” has the meaning ascribed to it in section 3.5(b).

“Assigned US Interest” has the meaning ascribed to it in section 4.4(b).

“Bankhaus Chapter 15 Case” has the meaning ascribed to it in the Recitals.

2

“Bankhaus Creditor Groups” has the meaning ascribed to it in section 2.3(b)(2)

“Bankhaus Creditors Assembly” has the meaning ascribed to it in section 2.3(b)(2)

“Bankhaus Creditors Committee” has the meaning ascribed to it in section 2.3(b)(2)

“Bankhaus Proceeding” has the meaning ascribed to it in the Recitals.

“Bankruptcy Code” has the meaning ascribed to it in the Recitals.

“Bankruptcy Court” has the meaning ascribed to it in the Recitals.

“BH Claim Transferee” has the meaning ascribed to it in section 3.5(b).

“Chapter 11 Case” has the meaning ascribed to it in the Recitals.

“Chapter 15 Order” means an order of the Bankruptcy Court entered in the Bankhaus Chapter 15 Case (i) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (ii) authorizing the LBB InsAdmin to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Confirmation Date” means the date of the entry of the Confirmation Order by the Bankruptcy Court.

“Confirmation Order” means an order of the Bankruptcy Court (i) confirming the Amended Plan or an Other Plan pursuant to section 1129 of the Bankruptcy Code; (ii) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (iii) authorizing the Debtors to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Effective Date” means the date that the Amended Plan or an Other Plan becomes effective as provided for therein.

“German Avoidance Actions” means all avoidance actions and causes of action against Lehman US pursuant to sections 129, et seq., of the German Insolvency Code (Insolvenzordnung).

“German Insolvency Court” has the meaning ascribed to it in the Recitals.

“Initial Bankhaus Settlement” has the meaning ascribed to it in the Recitals.

“Initially Allowed LBHI SCA Claim” has the meaning ascribed to it in the Recitals.

“Initially Allowed LCPI SCA Claim” has the meaning ascribed to it in the Recitals.

“Insolvency Plan” has the meaning ascribed to it in section 2.3(c).

“LB Banque Claim” has the meaning ascribed to it in section 2.2(a)(l).

“LBCCA ISDA Claim” has the meaning ascribed to it in section 2.1 (a)(4).

“LCPI 7th Avenue Claim” has the meaning ascribed to it in 2.1 (c).

3

“Liquidation Claims” has the meaning ascribed to it in the Recitals.

“LPS Claim” has the meaning ascribed to it in 2.1(a)(3).

“Other Plan” means a chapter 11 plan or plans, proposed by parties other than the Debtors, that incorporate the settlements provided for in this Agreement.

“Proofs of Claim” has the meaning ascribed to it In the Recitals.

“Remaining LBHI SCA Claim” has the meaning ascribed to it in section 2. 1(a)(2).

“SASCO” means the security with ISIN 78403WAA6.

“SASCO Purchase Price” means an amount equal to $625,000,000 subject to a payment of an additional $100,000,000 in the event that the Confirmation Order is not entered on or before December 31, 2012; provided, however, that such additional payment shall not be required to be paid (i) in the event that the LBB InsAdmin terminates this Agreement pursuant to sections 11.3(a) or 11.3(d), or (ii) in the event that Lehman US terminates this Agreement pursuant to section 11.2(c); provided, further, that in the event that Lehman US terminates this Agreement pursuant to section 11.2(d), such additional payment shall be reduced by an amount equal to the difference between the actual recoveries realized in the Bankhaus Proceeding in respect of the Allowed US Claims and the recoveries that would have been realized in the Bankhaus Proceeding in respect of the Allowed US Claims if the LBB InsAdmin did not allow and provide for materially different treatment of claims held by other creditors of Bankhaus that are factually and legally similar to the Allowed US Claims that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of the Allowed US Claims.

“Secured 7th Avenue Claims” has the meaning ascribed to it in section 2.1(b).

“Secured 7th Avenue Series 3 Claim” has the meaning ascribed to it in section 2.1(b).

“Secured 7th Avenue Series 4 Claim” has the meaning ascribed to it in section 2.1(b).

“Series 3 Swap Collateral Proceeds” has the meaning ascribed to it in section 2.1(b).

“Series 4 Swap Collateral Proceeds” has the meaning ascribed to it in section 2.1(b).

“Spruce” means the securities with ISIN 852079AA0.

“Spruce-Verano Purchase Price” means an amount equal to $332,000,000.

“Swap Collateral Proceeds” has the meaning ascribed to it in section 2.1(b).

“Tolling Agreement” has the meaning ascribed to it in the Recitals.

“Total 7th Avenue Series 3 Claim” has the meaning ascribed to it in section 2.1(b).

“Total 7th Avenue Series 4 Claim” has the meaning ascribed to it in section 2.l(b).

“Unsecured 7th Avenue Claims” has the meaning ascribed to it in section 2.1(b).

“Unsecured 7th Avenue Series 3 Claim” has the meaning ascribed to it in section 2.1(b).

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“Unsecured 7th Avenue Series 4 Claim” has the meaning ascribed to it in section 2.1(b).

“US Avoidance Actions” all actions under chapter 5 of the Bankruptcy Code or similar actions under applicable state law.

“US Claim Transferee” has the meaning ascribed to it in section 4.4(b).

“Verano” means the securities with ISIN 92336PAB2.

2.            Settlement of Claims.

2.1.            The LBB InsAdmin’s Claims Against the Debtors.

(a)            Claim Against LBHI.

(1)            That portion of the LBB InsAdmin’s claim against LBHI, Claim No. 0000058233, that relates to intercompany foreign exchange swap trades will be allowed and accepted as a non-priority, non-senior, unsecured claim in an aggregate amount of $7,867,140.

(2)            The balance of the LBB InsAdmin’s claim against LBHI, Claim No. 0000058233, that relates to the Security & Collateral Agreement, net of the amount of the Initially Allowed LBHI SCA Claim, will be allowed in an aggregate amount of $6,425,000,000 (the “Remaining LBHI SCA Claim”) as a non-priority, unsecured claim.

(3)            The LBB InsAdmin’s claim against LBHI, Claim No. 0000058241, that is based In whole or in part on LBHI’s guarantee of Lehman Programs Securities (the “LPS Claim”) will be allowed as a non-priority, unsecured claim in an aggregate amount of $19,191,840.

(4)            That portion of the LBB InsAdmin’s claim against LBHI, Claim No. 0000058233, on account of any and all claims arising under that certain ISDA Master Agreement & Credit Support Annex with Lehman Brothers Commercial Corporation Asia Ltd. (the “LBCCA ISDA Claim”) will be allowed as a non-priority, non-senior unsecured claim in an aggregate amount of $16,256,461.

(b)            7th Avenue Claims Against LBSF;    The LBB InsAdmin’s claim against LBSF, Claim No. 0000027947, on account of that certain Multi-Structure Note Programs for 7th Avenue and Master Trust Deed, dated September 12, 2002, will be allowed (A) in an aggregate amount of $200,000,000 (the “Total 7th Avenue Series 3 Claim”) as follows: (i) as a secured claim against LBSF (the “Secured 7th Avenue Series 3 Claim”), in an amount equal to the net proceeds realized (less reasonable expenses incurred in connection with the collection of such proceeds) from the swap agreements listed on Scheduled C1 hereto (the “Series 3 Swap Collateral Proceeds”), and to the extent that the Series 3 Swap Collateral Proceeds do not fully satisfy the Total 7th Avenue Series 3 Claim, (ii) as a non-priority, non-senior unsecured claim against LBSF in an amount equal to the Total 7th Avenue Series 3 Claim less the Series 3 Swap Collateral Proceeds (the “Unsecured 7th Avenue Series 3 Claim”); and (B) in an aggregate amount of $1,000,000,000 (the “Total 7th Avenue Series 4 Claim”) as follows: (i) as a secured claim against LBSF (the “Secured 7th Avenue Series 4 Claim” and, together with the Secured 7th Avenue Series 3 Claim, the “Secured 7th Avenue Claims”), in an amount equal to the net proceeds realized (less reasonable expenses incurred in connection with the collection of such proceeds) from the swap agreements listed on Schedule C2 hereto (the “Series 4 Swap Collateral Proceeds” and, together with the Series 3 Swap Collateral Proceeds, the “Swap Collateral Proceeds”), and to the extent that the Series 4 Swap Collateral Proceeds do not fully satisfy the Total 7th Avenue Series 4 Claim, (ii) as a non-

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priority, non-senior unsecured claim against LBSF in an amount equal to (x) the Total 7th Avenue Series 4 Claim less the Series 4 Swap Collateral Proceeds (the “Unsecured 7th Avenue Series 4 Claim” and, together with the Unsecured 7th Avenue Series 3 Claim, the “Unsecured 7th Avenue Claims”) less (y) the $320,904,908 representing the amount of LBSF’s allowed claims against Bankhaus referred to in section 2.2(b) below.

(1)            As soon as practicable following the Effective Date, but no later than 30 days following the Effective Date, LBSF shall make a distribution to LBB InsAdmin of the Swap Collateral Proceeds collected and held by LBSF as of the Confirmation Date, with periodic distributions six months after the Effective Date, and every six months thereafter, of received and collected Swap Collateral Proceeds, if any, provided that a distribution will be made as promptly as possible if at any time after the Effective Date, (i) the amount of Swap Collateral Proceeds received and collected, but not yet distributed, either is equal to or greater than $1,000,000, or (ii) represents the final amount of the collected Swap Collateral Proceeds. To the extent that either the Secured 7th Avenue Series 3 Claim or the Secured 7th Avenue Series 4 Claim is satisfied in full from the Series 3 Swap Collateral Proceeds or the Series 4 Swap Collateral Proceeds, respectively, all liens of the LBB InsAdmin in respect of any proceeds securing such fully satisfied claim or claims shall be deemed released and discharged.

(2)            For the purpose of establishing distribution reserves, as of the Confirmation Date, (i) the Unsecured 7th Avenue Series 3 Claim shall be estimated in an amount equal to the Total 7th Avenue Series 3 Claim less the Series 3 Swap Collateral Proceeds received and collected by LBSF as of the Confirmation Date, and (ii) the Unsecured 7th Avenue Series 4 Claim shall be estimated in an amount equal to the Total 7th Avenue Series 4 Claim less the Series 4 Swap Collateral Proceeds received and collected by LBSF as of the Confirmation Date. That estimate shall be reduced as and when additional amounts of the Swap Collateral Proceeds are distributed to LBB InsAdmin. The amounts of the Unsecured 7th Avenue Series 3 Claim and Unsecured 7th Avenue Series 4 Claim shall be determined and fixed in amount and allowed in that amount, and thereafter, LBSF will make a distribution to LBB InsAdmin in accordance with the terms of the Amended Plan as to each such finally allowed claim when, with respect to the Unsecured 7th Avenue Series 3 Claim, all Series 3 Swap Collateral Proceeds have been distributed to LBB InsAdmin and, with respect to the Unsecured 7th Avenue Series 4 Claim, all Series 4 Swap Collateral Proceeds have been distributed to LBB InsAdmin, or the Parties have agreed on fixed amounts for the Secured 7th Avenue Claims and Unsecured 7th Avenue Claims, based upon total collections and the LBB InsAdmin’s waiver in respect of its liens on any unpaid balances. LBSF currently estimates that the ultimate aggregate amount of the Series 3 Swap Collateral Proceeds may total at least $209,000,000, and the ultimate aggregate amount of the Series 4 Swap Collateral Proceeds may total $479,000,000, it being understood that this estimate is not Lehman US’s guarantee of such amount nor a commitment of any kind whatsoever. The Debtors will provide the LBB InsAdmin with periodic, and in any event, on the 15th of January and June of each year, information on the amounts of collected Swap Collateral Proceeds and unpaid balances on an ongoing basis.

(c)            7th Avenue Claim Against LCPI:    The LBB InsAdmin’s claim against LCPI, Claim No. 0000059006, on account of that certain master repurchase agreement dated October 16, 1998, as amended from time to time, between, inter alia, Bankhaus and LCPI will be allowed as a non-priority unsecured claim in an amount equal to the amount of (i) $1,279,401,572 less the Swap Collateral Proceeds and all distributions received by Bankhaus with respect to the Unsecured 7th Avenue Claims under the Amended Plan (the “LCPI 7th Avenue Claim”); less (ii) the $69,344,378, representing the amount of LCPI’s allowed claims against Bankhaus referred to in section 2.2(e) below. For the purpose of establishing distribution reserves, as of the Confirmation Date, the LCPI 7th Avenue Claim shall be estimated in an amount to be determined based on the amount of Swap Collateral Proceeds as of the date immediately preceding the Confirmation Date. That estimated amount shall be reduced as and when further distributions of the Unsecured 7th Avenue Claims are made. The amount of the LCPI 7th Avenue

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Claim shall be finally determined and fixed in such amount and allowed in that amount, and an appropriate distribution made pursuant to the Amended Plan as to said claim, contemporaneously with all distributions made based on the allowed Unsecured 7th Avenue Claims or when the Parties have agreed on fixed amounts for the Secured 7th Avenue Claims and the Unsecured 7th Avenue Claims as provided in section 2.1(b)(2).

(d)            Other than the claims to be allowed as set forth in section 2.1(a)-(c) hereof, the Initially Allowed LBHI SCA Claim and the Initially Allowed LCPI SCA Claim, all other claims asserted or held by Bankhaus or the LBB InsAdmin against Lehman US, including without limitation, those claims that are reflected in Schedule A annexed hereto, will be deemed expunged.

(e)            The allowed claims of the LBB InsAdmin as set forth in this section 2.1 (the ”Allowed Bankhaus Claims”) shall not, except as otherwise specifically provided for herein, be subject to further objections or defenses, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any claim under section 510 of the Bankruptcy Code or otherwise which would have the effect of subordinating such claims to the claims of other general unsecured creditors; provided that in the event that any parry objects to any of the claims of Lehman US that are allowed pursuant to this Agreement (the ”Allowed US Claims”), until such time as such Allowed US Claims are allowed by the German courts or otherwise settled in a manner acceptable to the Parties, Lehman US shall be entitled to withhold from distributions that would otherwise be made under the Amended Plan in respect of the Allowed Bankhaus Claims an amount that is equal to the amount of distributions that would otherwise be made with respect to the Allowed US Claims that are the subject of an objection.

2.2.            Lehman US’s Claims Against Bankhaus.

(a)            LBHI

(1)            LBHI has acquired a claim against Bankhaus from Lehman Brothers Banque S.A. (the “LB Banque Claim”). LBHI acknowledges the LBB InsAdmin’s intent to treat the LB Banque Claim as a subordinated claim within the meaning of § 39 German Insolvency Code (Insolvenzordnung). LBHI will not challenge such treatment of the LB Banque Claim.

(2)            As provided in the Initial Bankhaus Settlement, (i) LBHI agrees that any cash collateral provided by LBHI to the LBB InsAdmin under the Security & Collateral Agreement shall remain with the LBB InsAdmin, and the LBB InsAdmin and Bankhaus shall under no circumstance be required to repay such cash collateral to LBHI, and (ii) LBHI expressly waives all of its rights with respect to such cash collateral including, but not limited to, all rights pursuant to the doctrines of set-off, recoupment, retention or any other legal or equitable theory.

(b)            LBSF: The claims asserted by LBSF (Claimant No. 432) against Bankhaus will be allowed in an aggregate amount of $320,904,908, which will be satisfied by reducing the LBB InsAdmin’s claim against LBSF by such allowed amount, as provided in section 2.1(b) hereof.

(c)            LBCC: The claims asserted by LBCC (Claimant No. 456) against Bankhaus will be allowed as non-priority, non-senior, unsecured claims (§38 German Insolvency Code (Insolvenzordnung)) in an aggregate amount of $101,979,146.

(d)            LBCS: The claims asserted by LBCS (Claimaint No. 457) against Bankhaus will be allowed as non-priority, non-senior, unsecured claims (§ 38 German Insolvency Code (Insolvenzordnung)) in an aggregate amount of $149,747,293.

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(e)            LCPI:    The claims asserted.by LCPI (Claimaint No, 435) against Bankhaus will be allowed in an aggregate amount of $69,344,378, which will be satisfied by reducing the LBB IndAdmin’s claim against LCPI by such allowed amount, as provided in section 2.1(c) hereof.

(f)            Luxembourg Finance S.à.r.1.:    Luxembourg Finance S.à.r.1. acknowledges the LBB InsAdmin’s intent to treat the claim asserted by Luxembourg Finance S.à.r.1. in an amount equal to €273,546,795.05 (Claimant No. 433) (the “Lux Finance Claim”) as a subordinated claim within the meaning of § 39 German Insolvency Code (Insolvenzordnung). Luxembourg Finance S.à.r.1. will not challenge such treatment of the Lux Finance Claim.

(g)            Lehman US acknowledges the LBB InsAdmin’s intent to treat the claims set forth on Schedule B-2 as subordinated claims within the meaning of § 39 German Insolvency Code (Insolvenzordnung). All other claims asserted or held by Lehman US against Bankhaus, including without limitation those claims that are set forth in Schedule B-l annexed hereto, will be deemed expunged.

(h)            The allowed claims of Lehman US as set forth in this section 2.2 shall not, except as otherwise specifically provided for in section 2.2(a)(1), be subject to further objections or defenses by the LBB InsAdmin, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any claim that would have the effect of subordinating such claims to the claims of other general unsecured creditors.

2.3.            Plan Support.

(a)            The Debtors’ Obligations.    Within a reasonable period of time following the Execution Date, the Debtors will (a) file with the Bankruptcy Court and prosecute (i) the Amended Plan, (ii) the approval of a disclosure statement with respect to the Amended Plan and establishing voting procedures, and (iii) entry of a Confirmation Order with respect to the Amended Plan, and (b) seek approval of the settlements provided for under this Agreement and defend any objections thereto.

(b)            The LBB InsAdmin’s Obligations. The LBB InsAdmin agrees to perform and comply with the following obligations as to the Amended Plan, which obligations shall become effective upon the Execution Date notwithstanding the terms and conditions of section 10 below, or any other provisions of this Agreement:

(1)            The LBB InsAdmin shall not commence any proceeding or otherwise prosecute, join in, or support any objection to, or oppose or object to, the Amended Plan, and will not consent to, support, or participate in the formulation of any other chapter 11 plan in the Chapter 11 Cases, provided that entry of the Confirmation Order has not been denied with prejudice or this Agreement is otherwise terminated pursuant to section 11 of this Agreement.

(2)            The LBB InsAdmin shall promptly seek authority from the Bankhaus creditors’ committee (Gláubigerausschuss) (“Bankhaus Creditors Committee”) and the Bankhaus creditors’ assembly (Gláubigerversammlung) (“Bankhaus Creditors Assembly” and, together with the Bankhaus Creditors Committee, the “Bankhaus Creditor Groups”) to perform all of the obligations set forth in this Agreement prior to the deadline for voting on the Amended Plan.

(3)            Subject to having obtained authority only from the Bankhaus Creditor Groups, the LBB InsAdmin shall timely vote to accept the Amended Plan; provided, that he has been solicited pursuant to section 1125 of the Bankruptcy Code.

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(4)            Subject to having obtained authority from the Bankhaus Creditor Groups, the LBB InsAdmin shall support, and use good faith diligent efforts to promote, the confirmation and consummation of the Amended Plan, and shall recommend that creditors of Bankchaus who have filed claims against the Debtors and have been solicited pursuant to section 1125 of the Bankruptcy Code timely vote to accept the Amended Plan.

(5)            The LBB InsAdmin shall not object to or contest the claims asserted against any Lehman US entity by other affiliates of the Debtors that have entered into agreements with the Debtors settling claims and receivables among such parties.

(c)            This Agreement is not and shall not be deemed to be a solicitation for consents to the Amended Plan. The acceptance of the LBB InsAdmin will not be solicited until the LBB InsAdmin has received a Disclosure Statement in respect of the Amended Plan that has been approved by the Bankruptcy Court.

(d)            Intended German Insolvency Plan,    The LBB InsAdmin may consider proposing an insolvency plan in the Bankhaus Proceeding (the “Insolvency Plan”). Provided that the Debtors are afforded an opportunity to review, at a minimum, a summary of the salient terms of the Insolvency Plan a reasonable and appropriate time, but in no event not less than 30 days prior to submission of the Insolvency Plan to the German Insolvency Court, and are reasonably satisfied that the Insolvency Plan is consistent with the terms of this Agreement and does not materially impact the Debtors’ interests and recoveries in the Bankhaus Proceeding from what it could expect in a German insolvency proceedings, and treats creditors consistent with German insolvency law, and knowing that the LBB InsAdmin will not be guaranteeing any specific recovery amount under the Insolvency Plan; the Debtors will (i) support, use good faith efforts to promote, the confirmation and consummation of the Insolvency Plan in the Bankhaus Proceeding, (ii) not commence any proceeding, otherwise prosecute, join in, support an objection to, or oppose or object to the Insolvency Plan; (iii) provided that they have been properly solicited and are entitled to a voting right, timely vote to accept the Insolvency Plan; (iv) provided that the creditors of the Debtors who are also creditors of Bankhaus have been properly solicited and are entitled to a voting right, ask that all such creditors timely vote to accept the Insolvency Plan; and (v) seek authority, to the extent necessary, from the Bankruptcy Court, to perform all of the foregoing prior to the deadline for the voting on the Insolvency Plan.

3.            The LBB InsAtbmin’s Representations and Warranties.    In order to induce Lehman US to enter into and perform their obligations under this Agreement, the LBB InsAdmin hereby represents, warrants and acknowledges as follows:

3.1.            Authority.    Subject to the Bankhaus Creditor Groups each having approved the execution and delivery of, and the performance of the obligations of the LBB InsAdmin under, this Agreement and the transactions contemplated herein (i) the LBB InsAdmin has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by the LBB InsAdmin of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of the LBB InsAdmin and no other proceedings on the part of the LBB InsAdmin are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

3.2.            Validity.    Subject to the Bankhaus Creditor Groups each having approved the execution and delivery of, and the performance of the obligations of the LBB InsAdmin under, this Agreement and the transactions contemplated herein, this Agreement has been duly executed and

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delivered by the LBB InsAdmin and constitutes the legal, valid and binding agreement of the LBB InsAdmin, enforceable against the LBB InsAdmin in accordance with its terms.

3.3.            Authorization of Governmental Authorities and Creditors.    No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by the LBB InsAdmin pursuant to this Agreement other than as set forth in section 3.1 above.

3.4.            No Reliance.    The LBB InsAdmin (i) is a sophisticated party with respect to the subject matter of this Agreement, (ii) has been represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon any Debtor or any Non-Debtor Affiliate or any of their affiliates or any officer, employee, agent or representative thereof, and based on such information as the LBB InsAdmin has deemed appropriate, made his own analysis and decision to enter into this Agreement, except that the LBB InsAdmin has relied upon each Debtor’s and each Non-Debtor Affiliate’s express representations, warranties and covenants in this Agreement, the LBB InsAdmin acknowledges that it has entered into this Agreement voluntarily and of his own choice and not under coercion or duress.

3.5.            Title; No Prior Transfer of Claims.

(a)            Other than the Initially Allowed LBHI SCA Claim and the Initially Allowed LCPI SCA Claim, which were previously sold and assigned, the LBB InsAdmin (i) owns the Proofs of Claim free and clear of any and all liens, claims, set-off rights, security interests, participations, or encumbrances created or incurred by the LBB InsAdmin, (ii) is not aware of any third party rights with respect to the Proofs of Claim as of the Execution Date, and (iii) has not transferred or assigned to any other person any of the Proofs of Claim, in whole or in part.

(b)            The LBB InsAdmin may only convey, transfer, assign, or participate any of the claims or receivables that are the subject of this Agreement, or any rights or interests arising thereunder, in whole or in part, after the earlier of the Effective Date or December 31, 2011 (in each case, an “Assigned BH Interest”), to any party or parties (in each case, a “BH Claim Transferee”) provided that any such conveyance, transfer, assignment, or participation is consummated pursuant to a written agreement that provides (i) that the terms and provisions of this Agreement shall be binding in all respects upon the BH Claim Transferees, and any successor transferees, and shall govern their acts, and (ii) that the LBB InsAdmin shall retain all rights with respect to the Assigned BH Interests, to vote on any chapter 11 plan proposed in the Chapter 11 Cases in his sole discretion and in a manner that is consistent with the terms of this Agreement. No such conveyance, transfer, assignment, or participation shall be valid unless (i) Lehman US receives a copy of said written agreement executed by the transferor and the transferee and (ii) Lehman US does not object to the proposed conveyance, transfer, assignment, or participation, based on the failure of said written agreement to contain the foregoing provisions; provided, however, that the foregoing restriction on objections shall not apply with respect to any objections premised on any orders entered in the Chapter 11 Cases relating to the trading of claims. Any such conveyance, transfer, assignment, or participation shall not relieve the LBB InsAdmin of any of his obligations under this Agreement.

4.            Lehman US’s Representations and Warranties.    In order to induce the LBB InsAdmin to enter into and perform its obligations under this Agreement, each Debtor and each Non-Debtor Affiliate hereby represents, warrants and acknowledges as follows:

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4.1.            Authority.

(a)            Subject to the occurrence of the Effective Date, (i) each signatory Debtor has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Debtor of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Debtor and no other proceedings on the part of such Debtor are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

(b)            (i) Each Non-Debtor Affiliate has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Non-Debtor Affiliate of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Non-Debtor Affiliate and no other proceedings on the part of such Non-Debtor Affiliate are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

4.2.            Validity.

(a)            Subject to the occurrence of the Effective Date, this Agreement has been duly executed and delivered by each Debtor and constitutes the legal, valid and binding agreement of each Debtor, enforceable against each Debtor in accordance with its terms.

(b)            This Agreement has been duly executed and delivered by each Non-Debtor Affiliate and constitutes the legal, valid and binding agreement of each Non-Debtor Affiliate, enforceable against each Non-Debtor Affiliate in accordance with its terms.

4.3.            Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each Debtor and each Non-Debtor Affiliate of this Agreement, other than entry of the Confirmation Order.

4.4.            Title; No Transfer of Claims.

(a)            Lehman US (i) owns the Liquidation Claims free and clear of any and all liens, claims, set-off rights, security interests, participations, or encumbrances created or incurred by Lehman US, (ii) is not aware of any third party rights with respect to the Liquidation Claims as of the Execution Date, and (iii) has not transferred or assigned to any other person any of the Liquidation Claims, in whole or in part.

(b)            Lehman US may only convey, transfer, assign, or participate any of the claims or receivables that are the subject of this Agreement, or any rights or interests arising thereunder, in whole or in part, after the earlier of the Effective Date or December 31, 2011 (in each case, an “Assigned US Interest”), to any party or parties (in each case, a “US Claim Transferee”) provided that any such conveyance, transfer, assignment, or participation is consummated pursuant to a written agreement that provides that the terms and provisions of this Agreement shall be binding in all respects upon the US Claim Transferees, and any successor transferees, and shall govern their acts. No such conveyance, transfer, assignment, or participation shall be valid unless (i) the LBB InsAdmin receives a copy of said written agreement executed by the transferor and the transferee and (ii) the LBB InsAdmin does not

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object to the proposed conveyance, transfer, assignment, or participation, based on the failure of said written agreement to contain the foregoing provisions. Any such conveyance, transfer, assignment, or participation shall not relieve Lehman US of any of its obligations under this Agreement.

4.5.            No Reliance.    Each Debtor and each Non-Debtor Affiliate (i) is a sophisticated party with respect to the matters that are the subject of this Agreement, (ii) has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and (except for the information provided to the LBB Ins Admin or Bankhaus, respectively, by LBSF and/or by or through LAMCO acting on its behalf under the Cash Segregation Stipulation with respect to (i) the amount of funds collected from 7th Avenue Series 3 and Series 4 counterparties and (ii) any factual circumstances in writing (including electronic text communication) when seeking LBB Ins Admin’s agreement to any settlements or any alternative dispute resolution results with any counterparty) without reliance upon the LBB InsAdmin, and based on such information as such Debtor or such Non-Debtor Affiliate has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that such Debtor or such Non-Debtor Affiliate has relied upon the LBB IhsAdmin’s express representations, warranties and covenants in this Agreement, which it enters, or as to which it acknowledges and agrees, voluntarily and of its own choice and not under coercion or duress.

5.            Due Diligence on Avoidance Actions.    The Parties will perform the necessary due diligence with respect to US Avoidance Actions and German Avoidance Actions and will complete such diligence prior to entry of an order by the Bankruptcy Court approving the disclosure statement related to the Amended Plan, but in no event earlier than April 30, 2011. The Parties will cooperate with each other during the due diligence period and work together in a working-group. The Parties will examine the transactions between the Parties that occurred in the period of one year prior to September 15, 2008. The contractual understanding of the Parties is that this examination takes place in an appropriate time period and on a cooperative, transparent way. Promptly upon the completion of such diligence, the Parties will either commence any Avoidance Actions or provide notice to the other Party that, subject to the effectiveness of this Agreement, such Party will not commence any Avoidance Actions against any other Party.

6.            Asset Sale.    The LBB InsAdmin will sell to LBHI (i) Spruce and Verano for the Spruce - Verano Purchase Price, and (ii) SASCO for the SASCO Purchase Price, subject to the Parties entering into definitive documentation and obtaining requisite approvals, which shall be obtained as soon as reasonably possible prior to the Effective Date. The obligation of the LBB InsAdmin to sell to LBHI and of LBHI to purchase SASCO, Spruce and Verano shall survive the termination of this Agreement.

7.            Surviving Contracts.    The contracts and any non-binding agreements listed in Schedule D shall survive the execution, consummation or termination of this Agreement All other contracts between Lehman US and the LBB InsAdmin or Bankhaus that are not included on Schedule D shall be rejected pursuant to Section 365 of the Bankruptcy Code in accordance with the Amended Plan. Any claims that arise from the rejection of contracts between Lehman US and the LBB InsAdmin are deemed to be satisfied in full by the claims allowed pursuant to section 2 hereof.

8.            Cooperation.    The Parties will continue to exchange data relating to the respective bankruptcy cases and insolvency proceedings based on the data sharing agreement and the cross border international protocol in order to assist each other in resolving claims of affiliates and other creditors and in order for the LBB InsAdmin to reasonably monitor the Swap Collateral Proceeds collection.

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9.            Releases.

9.1.            Lehman US’s Releases.    Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in section 2 hereof, (ii) Lehman US’s distribution entitlements in the Bankhaus Proceeding, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, and (iv) the performance of the obligations set forth herein, (v) the agreements, promises, settlements, representations and warranties set forth in the Initial Bankhaus Settlement, (vi) the claims, if any, arising under the surviving contracts set forth on Schedule D, and (vii) the duties and obligations of the LBB InsAdmin as Insolvency Administrator (Insolvenzverwalter) of Bankhaus, and subject to the effectiveness of this Agreement in accordance with section 10 below, and in consideration of the foregoing and the LBB InsAdmin’s execution of this Agreement, each Debtor and each Non-Debtor Affiliate on behalf of itself, its estate (where applicable), its successors and assigns, will fully and forever release, discharge and acquit the LBB InsAdmin, and his respective financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including all US Avoidance Actions and any claims based upon an asserted right of subrogation, including but not limited to any such subrogation claims in connection with distribution to Bankhaus’creditors based upon a guarantee or similar document by LBHI or any of its affiliates.

9.2.            LBB InsAdmin’s Releases.    Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in section 2 hereof, (ii) the LBB InsAdmin’s distribution entitlements in the Chapter 11 Cases, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, and (iv) the performance of the obligations set forth herein, and (v) the agreements, promises, settlements, representations and warranties set forth in the Initial Bankhaus Settlement, and (vi) the claims, if any, arising under the surviving contracts set forth on Schedule D, and subject to the effectiveness of this Agreement in accordance with section 10 below, and in consideration of the foregoing and each Lehman US entity’s execution of this Agreement, the LBB InsAdmin, the Bankhaus estate, and their successors and assigns, will fully and forever release, discharge and acquit each Lehman US entity, and their respective financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, (i) any administrative expense claims arising under section 503 of the Bankruptcy Code, and (ii) all German Avoidance Actions. The LBB InsAdmin agrees that he will not bring or assert any claims against Lehman US pursuant to sections 117 and 311 of the German Stock Corporation Act (Aktiengesetz).

10.            Effectiveness of Agreement.    This Agreement shall be effective upon the Execution Date, provided that effectiveness of this Agreement, with the exception of sections 2.3, 5, 6, and 8 above, and section 11 below, and as long as this Agreement has not been terminated pursuant to section 11 below, is subject to (i) the Effective Date having occurred, (ii) the LBB InsAdmin’s procurement of the necessary authority stated above in section 3.1 hereof, (iii) the consummation of the Asset Sale, and (iv) entry of the Chapter 15 Order, provided that entry of the Chapter 15 Order shall not be a prerequisite to the LBB InsAdmin voting in respect of the Amended Plan, so long as the requirements of section 2.3(b)(3) are satisfied; and this entire Agreement shall be null and void, and each of the Parties’ respective interests.

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rights, remedies and defenses shall be restored without prejudice as if this Agreement had never been executed, except as to this section 10, if the entry of the Confirmation Order is denied with prejudice.

11.            Termination.

11.1.            Automatic Termination.    This Agreement shall automatically terminate on any date on which (i) the Debtors file a chapter 11 plan that provides for the substantive consolidation of one or more Debtor and Bankhaus, (ii) the Bankruptcy Court denies the motion seeking the Confirmation Order with prejudice, (iii) the Amended Plan is not confirmed on or before December 31, 2012, or (iv) the LBB InsAdmin is unable, after good faith efforts, to obtain the authority necessary to perform its obligations under this Agreement prior to the deadline for submitting votes on the Amended Plan.

11.2.            Lehman US’s Right to Terminate.    Each Debtor and each Non-Debtor Affiliate shall have the right, at its election, to terminate this Agreement by written notice to the LBB InsAdmin if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of the LBB InsAdmin hereunder, taken as a whole, and the LBB InsAdmin shall fail to cure such breach within ten (10) days following written notice of such breach from Lehman US, (b) the LBB InsAdmin terminates the Tolling Agreement, (c) the LBB InsAdmin fails to obtain approval of this Agreement from the Bankhaus Creditor Groups, or (d) other than as set forth herein, the LBB InsAdmin allows and provides for materially different treatment of claims held by other creditors of Bankhaus that are factually and legally similar to the Allowed US Claims that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of the Allowed US Claims.

11.3.            The LBB InsAdmin’s Right to Terminate.    The LBB InsAdmin shall have the right, at his election, to terminate this Agreement by written notice to Lehman US if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of Lehman US hereunder, taken as a whole, and Lehman US shall fail to cure such breach within ten (10) days following written notice of such breach from the LBB InsAdmin; (b) the Debtors make a material modification to the structure, classification or distribution scheme under the Amended Plan that would materially reduce the recovery estimates set forth in the Disclosure Statement with respect to classes that include the Allowed Bankhaus Claims; (c) the Amended Plan provides for materially different treatment of claims held by other creditors that are factually and legally similar to the claims of the LBB InsAdmin allowed hereunder that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement provided for in the Amended Plan in respect of the LBB InsAdmin’s allowed claims; provided, however, that with respect to sections 11.3(b) and 11.3(c), (i) the Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan, and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan; or (d) any Debtor terminates the Tolling Agreement; provided, further, that the termination right in section 11.3(d) must be exercised no later than ten (10) business days prior the hearing for approval of the disclosure statement with respect to the Amended Plan. The Parties have agreed to amend section 11.3(b) of this Agreement to replace the Contemplated Recoveries with the recovery estimates in the proposed disclosure statement with respect to the Amended Plan provided such recovery estimates are consistent with the Contemplated Recoveries.

11.4.            Effect of Termination.    In the event that this Agreement is terminated in accordance with its terms by any Party, then neither this Agreement, nor any motion or other pleading filed in the Bankruptcy Court with respect to the approval of this Agreement or confirmation of the Amended Plan, shall have any res judicata or collateral estoppel effect or be of any force or effect, each of the Parties’ respective interests, rights, remedies and defenses shall be restored without prejudice as if

14

this Agreement had never been executed and the Parties hereto shall be automatically relieved of any further obligations hereunder. Except as expressly provided herein, this Agreement and all communications and negotiations among the Parties with respect hereto or any of the transactions contemplated hereunder are without waiver of or prejudice to the Parties rights and remedies and the Parties hereby reserve all claims, defenses and positions that they may have with respect to each other.

12.            Venue and Choice of Law.

12.1.            Venue.    To the maximum extent permissible by law, the Parties expressly consent and submit to the exclusive jurisdiction of the Bankruptcy Court over any actions or proceedings relating to the enforcement or interpretation of this Agreement and any Party bringing such action or proceeding shall bring such action or proceeding in the Bankruptcy Court; provided that, any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims or the German Avoidance Actions shall be the exclusive jurisdiction of the German courts. Each of the Parties agrees that a final judgment in any such action or proceeding, including all appeals, shall be conclusive and may be enforced in other jurisdictions (including any foreign jurisdictions) by suit on the judgment or in any other manner provided by applicable law. If the Bankruptcy Court refuses or abstains from exercising jurisdiction over the enforcement of this Agreement and/or any actions or proceedings arising hereunder or thereunder, then the Parties agree that venue shall be in any other state or federal court located within the County of New York in the State of New York having proper jurisdiction. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement with the Bankruptcy Court or with any other state or federal court located within the County of New York in the State of New York, or with the German courts, solely relating to any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims or the German Avoidance Actions, and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court Each Party irrevocably consents to service of process in the manner provided for notices in section 13 hereof. Nothing in this Agreement will affect the right, or requirement, of any Party to this Agreement to serve process in any other manner permitted or required by applicable law.

12.2.            Choice of Law.    This Agreement and all claims and disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy Code; provided, however, that any claims and disputes arising out of the Liquidation Claims and the German Avoidance Actions shall be governed by and construed in accordance with German law except as otherwise provided in the underlying agreements.

13.            Notices.     All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

                To any Debtor at:

                1271 Avenue of the Americas, 39th Floor

                New York, New York 10020

15

                U.S.A.

                Attn: John Suckow and Daniel J. Ehrmann

                Facsimile: (646) 834-0874

                With a copy (which shall not constitute notice) to:

                Weil, Gotshal & Manges LIP

                767 Fifth Avenue

                New York, New York 10153

                U.S.A.

                Attn: Lori R. Fife, Esq. and Richard P. Krasnow, Esq.

                Facsimile: (212) 310-8007

                To the LBB InsAdtnin at:

                To LBB InsAdmin at:

                Lehman Brothers Bankhaus AG i. Ins.

                c/o CMS Hasche Sigle

                Barckhausstrafie 12-16

                60325 Frankfurt a.M.

                Germany

                Attn: Dr. Michael Frege

                Facsimile: 00-49-69-717-01-40410

                With a copy (which shall not constitute notice) to:

                SNR Denton US LLP

                1221 Avenue of the Americas

                New York, New York, 10020

                U.S.A.

                Attn: D. Farrington Yates

                Facsimile: (212) 768-6800

or to such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above.

14.            Expenses.    The fees and expenses incurred by each Party (including the fees of any attorneys, accountants, investment bankers, financial advisors or any other professionals engaged by such Party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, will be paid by such Party.

15.            Intentionally deleted.

16.            Accounting.    The Parties will consider evaluation of the potential accounting treatment relating to the Security & Collateral Agreement.

17.            No Admission of Liability.    Each Party acknowledges that this Agreement effects a settlement of potential claims and counterclaims that are denied and contested, and that nothing contained herein shall be construed as an admission of liability or wrongdoing.

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18.            Entire Agreement.    This Agreement constitutes the entire and only agreement of the Parties concerning the subject matter hereof. This Agreement supersedes and replaces any and all prior or contemporaneous verbal or written agreements between the Parties concerning the subject matter hereof, and to the extent of any conflicts between the Amended Plan and the terms of this Agreement, the terms of this Agreement shall control. The Parties acknowledge that this Agreement is not being executed in reliance on any verbal or written agreement, promise or representation not contained herein,

19.            No Oral Modifications.    This Agreement may not be modified or amended orally. This Agreement only may be modified or amended by a writing signed by a duly authorized representative of each Party hereto. Any waiver of compliance with any term or provision of this Agreement on the part of Lehman US must be provided in a writing signed by the LBB InsAdmin Any waiver of compliance with any term or provision of this Agreement on the part of the LBB InsAdmin must be provided in a writing signed by each Debtor and each Non-Debtor Affiliate. No waiver of any breach of any term or provision of this Agreement shall be construed as a waiver of any subsequent breach.

20.            Construction.    This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

21.            Binding Effect; Successor and Assigns.    Any declaration or statement of the LBB InsAdmin shall only be made in his capacity and function as LBB InsAdmin as Insolvency Administrator (Insolvenzverwalter) of Bankhaus, and shall in no circumstance be construed as being a declaration or statement of the LBB InsAdmin on his own and personal behalf. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign its rights or obligations under this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any assignment not in accordance with the terms hereof shall be null and void ab initio.

22.            Counterparts.    This Agreement may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart.

23.            Headings; Schedules and Exhibits.    The headings utilized in this Agreement are designed for the sole purpose of facilitating ready reference to the subject matter of this Agreement. Said headings shall be disregarded when resolving any dispute concerning the meaning or interpretation of any language contained in this Agreement. References to sections, unless otherwise indicated, are references to sections of this Agreement. All Schedules to this Agreement are hereby made a part hereof and incorporated herein by reference for all purposes. Reference to any Schedule herein shall be to the Schedules attached hereto.

24.            No Personal Liability.    The Parties (and solely for the purposes of this section 25, including the LBB InsAdmin also acting on his own and personal behalf) accept and agree that this Agreement and all actions and measures contained herein do not give rise to any personal liability on the part of the LBB InsAdmin, his firm and its partners and employees, and his representatives or other professional advisors as well as members of the Bankhaus Creditors Committee, and to the extent any such personal liability existed, the Parties explicitly waive any and all potential rights and claims against him, his firm and its partners and employees, and his representatives and other professional advisors and members of the Bankhaus Creditors Committee, personally. The LBB InsAdmin further accepts and agrees that this Agreement and all transactions and measures contained herein do not give rise to any personal liability on the part of any of the officers, directors, employees, members, consultants, asset managers, representatives or professional advisors of Lehman US and to the extent any such personal

17

liability existed, the LBB InsAdmin explicitly waives any and all potential rights and claims against all of the aforementioned persons. Any claim by a Party against the LBB InsAdmin or Bankhaus arising under or relating to this Agreement shall only be satisfied out of the assets of the insolvency estate of Bankhaus, and any claim by a Party against Lehman US arising under or relating to this Agreement shall only be satisfied out of the assets of such Debtor or such Non-Debtor Affiliate.

25.            Severability and Construction.    If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect if the essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

26.            Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH OR IN RESPECT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ARISING OUT OF ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND WITH RESPECT TO ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF THE PARTIES HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 27 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER. THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

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IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG (in Insolvenz)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Dr. Michael C. Frege Insolvency Administrator (Insolvenzverwalter)

LEHMAN BROTHERS SPECIAL FINANCING INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		LEHMAN COMMERCIAL PAPER INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Daniel J. Ehrmann Vice President

LEHMAN BROTHERS COMMERCIAL CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		LEHMAN BROTHERS FINANCIAL PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Daniel J. Ehrmann Vice President

19

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG (in Insolvenz)

By:	By:
Name: Daniel J. Ehrmann	Name: Dr. Michael C. Frege
Title: Vice President	Title: Insolvency Administrator (Insolvenzverwalter)

LEHMAN BROTHERS SPECIAL FINANCING INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN COMMERCIAL PAPER INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMERCIAL CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS FINANCIAL PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

19

LEMAN BROTHERS OTC DERIVATIVES INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS DERIVATE PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMODITY SERIVCES INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

LEHMAN BROTHERS SCOTTISH FINANCE L.P. as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its general partner Property Asset Management Inc.

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

CES AVIATION LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	CES AVIATION V LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

20

CES AVIATION IX LLC as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		EAST DOVER LIMITED, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Daniel J. Ehrmann Duly Authorized Officer

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

BNC MORTGAGE LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555

By:		By:
Name: Title:	Daniel J. Ehrmann Manager	Name: Title:	William J. Fox Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		LB ROSE RANCH LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Daniel J. Ehrmann Authorized Signatory

21

LB 2080 KALAKAUA OWNERS LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its managing member PAM1 LLC

By:
Name: Daniel J. Ehrmann Title: Vice President

LB SOMERSET LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its managing member PAMI LLC

By:
Name: Daniel J. Ehrmann Title: Vice President

LB 745 LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:
Name: Daniel J. Ehrmann Title: Vice President

LB3 GMBH

By:
Name: Daniel J. Ehrmann Title: Director

MERIT LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its Manager Lehman Commercial Paper Inc.

By:
Name: Daniel J. Ehrmann Title: Vice President

LB PREFERRED SOMERSET LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its managing member PAMI LLC

By:
Name: Daniel J. Ehrmann Title: Vice President

PAMI STATLER ARMS LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:
Name: Daniel J. Ehrmann Title: Authorized Signatory

LEHMAN BROTHERS EUROPE INC.

By:
Name: Daniel J. Ehrmann Title: Vice President

22

LB I GROUP INC.

By:
Name: Daniel J. Ehrmann Title: Vice President

LEHMAN BROTHERS OFFSHORE PARTNERS LTD.

By:
Name: William J. Fox Title: Director

PAMI HARBOUR PARK

By:
Name: Daniel J. Ehrmann Title: Vice President

LEHMAN BROTHERS INTERNATIONAL SERVICES INC.

By:
Name: Daniel J. Ehrmann Title: Vice President

LUXEMBOURG FINANCE S.A.R.L.

By:
Name: Daniel J. Ehrmann Title: Manager

PROPERTY ASSET MANAGEMENT INC.

By:
Name: Daniel J. Ehrmann Title: Vice President

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Schedule A

Proofs of Claim

Claim Number	Debtor Against Which Claim is Asserted	Claim Amount
0000019847	LBSF	$200,000,000 plus interest and costs
0000024293	LBSF	$1,000,000,000 plus interest and costs
0000024366	LBHI	$1,000,000,000 plus interest and costs
0000025792	LBHI	$200,000,000 plus interest and costs
0000027946	LBHI	$1,200,000,000 plus interest
0000027947	LBSF	$1,200,000,000 plus interest
0000058232	LBSF	Not less than $395,691.74
0000058233	LBHI	Not less than $3,459,204,038.33
0000058241	LBHI	$21,354,000
0000058242	LBCC	Not less than $1,136,979.22
0000059006	LCPI	Not less than $1,243,497,721.16

Schedule B-l

Liquidation Claims

Claimant	Claimant No.	Claim Amount	Accrued Interest
Lehman Brothers Commercial Corporation	456	1.00 EUR	-
Lehman Brothers Commodity Services Inc.	457	1.00 EUR	-
Lehman Brothers Holdings Inc.	445	1,697,721,757.08 EUR	-
		6,064,103.28 EUR	-
		29,069.83 EUR	-
		5,092,500.00 EUR	290,896.67 EUR
		1,456,000.00 EUR	17,298.86 EUR
		1,397,828,022.00 EUR	-
Lehman Brothers Special Financing Inc.	432	43,542, 146. 13 EUR	-
Lehman Commercial Paper Inc.	435	169,724,643.66 EUR	-
		10,166,476.38 EUR	-
		134,114,400.00 EUR	-
Lehman Commercial Paper Inc.	435	152,675,248.21 EUR	-
		(191,250,467.50 USD)	-
		57,991,847.58 EUR	-
		48,534,500.00 EUR	-
		(35, 000,000. 00 GBP)	-
Luxembourg Finance S.a r.l.	433	273,546,795.05 EUR	-

In addition to the entities listed in the table above, claims have also been filed for (i) Lehman Brothers Luxembourg Equity Finance SA in the amount of EUR 39,855.00 and (ii) Lehman Brothers Services SNC in the amount of EUR 1,063.63. Since Lehman Brothers Luxembourg Equity Finance SA is under Luxembourg insolvency administration and Lehman Brothers Services SNC is the 100% subsidiary of Lehman Brothers France which is under French liquidation, the authority to dispose of assets of these entities is with the respective administrator/liquidator. Thus, these claims cannot be waived by a Party to this settlement agreement.

Schedule B-2

Subordinated Claims

Claimant	Claimant No.	Claim Amount	Accrued Interest
LB3 GmbH	439	16,857444.00 EUR	140,064.28 EUR
Lehman Brothers Europe Inc.	442	1,371,897.34 EUR	-
Lehman Brothers 1 Group Inc.	447	434,492.45 EUR	-
Lehman Brothers International Services Inc.	440	16,401.47 EUR	-
Lehman Brothers Offshore Partners Ltd	436	1,261.01 EUR	-
Pami Harbour Park	438	1,158.33 EUR	-
Property Asset Management Inc.	437	6,987.52 EUR	-

Schedule C

Swap Agreements

CP MASTER ID	Counterparty Name

Series 3 :
112702LBRE	LEHMAN BROTHERS REAL ESTATE PARTNERS LP
091002PH02	PHOENIX SERIES 2002-2
071802PHOE	PHOENIX SERIES 2002-1
122401LCOR	LCOR ALEXANDRIA LLC - PATENT AND TRADEMARK OFFICE PROJECT
0109032WCA	ADVENTIST HEALTH SYSTEM SUNBELT HEALTHCARE CO
120997AMV	ASBURY ATLANTIC INC
021398GU	GEORGETOWN UNIVERSITY
70311EKSP	EKSPORTFINANS ASA
070302VICM	ONE MADISON INVESTMENTS (CAYCO) LIMITED
090398LKC	LOUISVILLE AND JEFFERSON COUNTY METROPOLITAN SEWER DISTRICT
120803BCRA	BUCK INSTITUTE FOR AGE RESEARCH
22223MBT	MASSACHUSETTS BAY TRANSPORTATION AUTHORITY
71593CCPA	HSBC FRANCE
102596NABL	NATIONAL AUSTRALIA BANK LTD
72893SWLB	LANDESBANK BADEN-WUERTTEMBERG
122396ENIF	ENI SPA
50598DDBK	DANSKE BANK A/S
060295WLGF	WGZ-BANK WESTDEUTSCHE GENOSSENSCHAFTS-ZENTRALBANK AG
Series 4 ;
051094KDBS	KOREA DEVELOPMENT BANK
021904CPER	CALIFORNIA PUBLIC EMPLOYEES RETIREMENT SYSTEM
72707SSBT	STATE STREET BANK AND TRUST COMPANY
041207LEHM	THE SERIES 2007-1 TABXSPOKE SEGREGATED PORTFOLIO
050500PIMF	PUTNAM INCOME FUND
110105PUTN	PUTNAM U.S. GOVT INCOME TR
71693CWOM	COMMONWEALTH OF MASSACHUSETTS
110493ROUC	REGENTS OF THE UNIVERSITY OF CALIFORNIA
082100UNOP	UNIVERSITY OF PITTSBURGH - OF THE COMMONWEALTH*
121800CLPU	CLARK COUNTY PUBLIC UTILITY DISTRICT #1
060607ALAB	POWERSOUTH ENERGY COOPERATIVE
110993AMHF	AMERICAN HONDA FINANCE CORPORATION
92893MTAU	METROPOLITAN TRANSPORTATION AUTHORITY
051906SAIN	SAINT JOSEPH’S UNIVERSITY
042794RMH	ROCKFORD MEMORIAL HOSPITAL
65187NCHB	THE NORINCHUKIN BANK
012395STIN	STAPLES INC.
050902GELI	GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
082496KEY	KEYCORP
60394NBNC	BANK OF AMERICA NATIONAL ASSOCIATION
65994DBAG	DEUTSCHE BANK AG
71499MLCS	MERRILL LYNCH CAPITAL SERVICES INC
071700BNPP	BNP PARIBAS SA
073107GIAN	GIANTS STADIUM, LLC
60862 KRED	KREDITANSTALT FUER WIEDERAUFBAU
69836FHBA	FEDERAL HOME LOAN BANK OF ATLANTA
50111FNMA	FEDERAL NATIONAL MORTGAGE ASSOCIATION
30690HP	HEWLETT-PACKARD COMPANY
38090FUNC	WACHOVIA BANK NATIONAL ASSOCIATION
042994BBL	ING BELGIUM SA/NV
11593BLBM	BAYERISCHE LANDESBANK
61803RNBN	HSBC BANK USA, NATIONAL ASSOCIATION
35716RNPU	RABOBANK NEDERLAND
36166TORD	TORONTO-DOMINION BANK (THE)
61843SNBK	KEYBANK NATIONAL ASSOCIATION
010501PMAR	MARSH MCLENNAN CO US RET PLAN-LONG DURATION FXD IN
112598RHF	RETIREMENT HOUSING FOUNDATION
052907FINA	FSA INC A/C FSA CPT 265
040594INCM	ING CAPITAL MARKETS LLC
061799BHFU	PB CAPITAL CORPORATION
070104MGFL	MICROSOFT GLOBAL FINANCE

Schedule D

Surviving Contracts

1.

Settlement Agreement, dated as of December 15, 2009, by and among Lehman Brothers Holdings Inc., Lehman Brothers ALI, Inc., Lehman Commercial Paper Inc. and Dr. Michael C. Frege in his capacity as insolvency administrator over the assets of Lehman Brothers Bankhaus Aktiengesellschaft i. Ins.

2.	That certain Cross-Border Insolvency Protocol for the Lehman Brothers Group of Companies dated as of May 12, 2009.

3.	Any data sharing agreements entered into by the LBB Ins Admin and one or more of the Debtors subsequent to November 13, 2008.

4.

Stipulation And Order Restricting Use of Alleged Cash Collateral Pursuant To 11 U.S.C. §363(c)(2) and (4) And Bankruptcy Rule 4001 (d) Between Lehman Brothers Special Financing Inc. And Dr. Michael C. Frege In His Capacity As Insolvency Administrator (Insolvenzverwalter) Over The Assets of Lehman Brothers Bankhaus Aktiengesellschaft I. Ins. [Docket No. 6824].

5.

Note Sale Agreement to be entered into by and between Lehman Brothers Holdings Inc. and Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) over the assets of Lehman Brothers Bankhaus AG (i. Ins.), with respect to the sale of Spruce and Verano.

6.

Note Sale Agreement to be entered into by and between Lehman Brothers Holdings Inc. and Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) over the assets of Lehman Brothers Bankhaus AG (i. Ins.), with respect to the sale of SASCO.

EXECUTION VERSION

AMENDMENT #1 TO AMENDED AND RESTATED SETTLEMENT AGREEMENT

This Amendment #1 to the Amended and Restated Settlement Agreement dated as of March 1, 2011 (the “Settlement Agreement”) is made and entered into as of March 18, 2011 (the “Amendment”), by and among the Debtors1 and certain of their Non-Debtor Affiliates2 (collectively, “Lehman US”), and Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzerwalter) (the “LBB InsAdmin”) of Lehman Brothers Bankhaus AG (in Insolvenz) (“Bankhaus”). Lehman US and Bankhaus, acting through the LBB InsAdmin, shall each be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into the Settlement Agreement on January 14, 2011 in order to resolve outstanding disputes and other issues between them; and

WHEREAS, the Parties now desire to amend the Settlement Agreement in certain respects;

NOW, THEREFORE, in consideration of the recitals stated above, the agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Definitions.     Initially capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Settlement Agreement.

2.            Amendments to Settlement Agreement.

2.1. The Recitals are amended by deleting the following tenth “WHEREAS” clauses thereof, and substituting the following “WHEREAS” clauses thereafter.

WHEREAS, each of the Debtors, either individually or jointly, will file an amended chapter 11 plan that will incorporate the terms and conditions of this Agreement (said individual or joint plan and any amendments, modifications and supplements thereto, collectively, the “Amended Plan”);

2.2 Section 1 is amended by adding the following definition: “Non-Conforming Plan” shall mean any chapter 11 plan that is not an Amended Plan or Other Plan.

1            As used herein, “Debtors” means Lehman Brothers Holdings Inc. (“LBHI”); Lehman Brothers Special Financing Inc. (“LBSF”); Lehman Commercial Paper Inc. (“LCPI”): Lehman Brothers Commercial Corporation (“LBCC”); Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc. (“LBCS”); Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.à.r.l; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; PAMI Statler Arms LLC.

2            As used herein, “Non-Debtor Affiliates” means LB3 GmbH. Lehman Brothers Europe Inc., Lehman Brothers 1 Group Inc., Lehman Brothers International Services Inc., Lehman Brothers Offshore Partners Ltd., Luxembourg Finance S.á.r.l., PAMI Harbour Park and Property Asset Management Inc.

2.3. The definition of “Other Plan” is deleted and the following is substituted therefore: “Other Plan” means a chapter 11 plan or plans proposed by parties other than the Debtors that incorporates all of the provisions of the Agreement other than section 2.3 hereof.”

2.4. The definition of “SASCQ Purchase Price” is amended by adding the following sentence at the end thereof: “For the avoidance of doubt, no additional payment shall be due if, on or before December 31,2012, the Agreement has not been terminated pursuant to Section 11; provided, however, that nothing contained herein shall limit or restrict the LBB InsAdmin’s termination rights under the Agreement with respect to the Amended Plan, an Other Plan or a Non-Conforming Plan.”

2.5 Section 11.1 (iii) is deleted and the following is substituted therefore: ”(iii) the Bankruptcy Court does not enter an order confirming the Amended Plan, an Other Plan or a Non-Conforming Plan on or before December 31, 2012;”

2.6 Section 11.3 is deleted in its entirety and the following is substituted therefore:

11.3 The LBB InsAdmin’s Right to Terminate. The LBB InsAdmin shall have the right, at his election, to terminate this Agreement by written notice to Lehman US if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of Lehman US hereunder, taken as a whole, and Lehman US shall fail to cure such breach within ten 10 days following written notice of such breach from the LBB InsAdmin; (b) the Debtors make a material modification to the structure, classification or distribution scheme under the Amended Plan that would materially reduce the recovery estimates set forth in the Disclosure Statement with respect to classes that include the Allowed Bankhaus Claims or any Other Plan or Non-Conforming Plan is confirmed that would materially reduce the recovery estimates set forth in the Disclosure Statement with respect to classes that include the Allowed Bankhaus Claims; (c) the Amended Plan provides for materially different treatment of claims held by other creditors that are factually and legally similar to the claims of the LBB InsAdmin allowed hereunder that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement provided for in the Amended Plan in respect of the LBB InsAdmin’s allowed claims or any Other Plan or Non-Conforming Plan is confirmed that provides for materially different treatment of claims held by other creditors that are factually and legally similar to the claims of the LBB InsAdmin allowed hereunder that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement provided for in the Amended Plan in respect of the LBB InsAdmin’s allowed claims; provided, however, that with respect to sections 11.3(b) and 11.3(c), (i) the Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan, and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court

2

with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan; (d) any Debtor terminates the Tolling Agreement; provided, further, that the termination right in section 11.3(d) must be exercised no later than ten (10) business days prior the hearing for approval of the disclosure statement with respect to the Amended Plan; or (e) a Non-Conforming Plan is confirmed which does not incorporate all of the provisions of the Agreement other than Section 2.3.

3.            Effect of Amendment.    Except as expressly amended hereby, the Settlement Agreement shall remain unmodified and in full force and effect. To the extent of any inconsistency between the terms of the Settlement Agreement and this Amendment, this Amendment shall govern and control.

4.            Further Amendments.    Any waiver, alteration, supplement, amendment or modification of this Amendment shall be valid only if made in writing and signed by each of the parties hereto.

5.            Choice of Law.    This Amendment and all claims and disputes arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy code; provided, however, that any claims and disputes arising out of the Liquidation Claims and the German Avoidance Actions shall be governed by and construed in accordance with German law except as otherwise provided in the underlying agreement.

6.            Binding Effect; Successors and Assigns.    The provisions of Section 22 of the Settlement Agreement are incorporated herein as if fully sent forth in this Amendment and are made applicable to this Amendment.

7.            Counterparts.    This Amendment may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties hereto need not appear on the same counterpart.

8.            Execution.     Signatures to this Amendment may be exchanged by facsimile transmission and/or electronic mail and shall constitute originals for all purposes.

3

EXECUTION VERSION

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date hereof:

LEHMAN BROTHERS HOLDINGS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP) for the Southern District of New York, Case No. 08-13555 (JMP)

Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG (in Insolvenz)

By:	By:
Name: Daniel J. Ehrmann	Name: Dr. Michael C. Frege
Title: Vice President	Title: Insolvency Administrator (Insolvenzerwalter)

LEHMAN BROTHERS SPECIAL FINANCING INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN COMMERCIAL PAPER INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMERCIAL CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS FINANCIAL PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

4

EXECUTION VERSION

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date hereof:

LEHMAN BROTHERS HOLDINGS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP) for the Southern District of New York, Case No. 08-13555 (JMP)

Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG (in Insolvenz)

By:	By:
Name: Daniel J. Ehrmann	Name: Dr. Michael C. Frege
Title: Vice President	Title: Insolvency Administrator (Insolvenzerwalter)

LEHMAN BROTHERS SPECIAL FINANCING INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN COMMERCIAL PAPER INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMERCIAL CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS FINANCIAL PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

4

LEHMAN BROTHER OTC DERIVATIVES INC., as Debtor in possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of the New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS DERIVATE PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMODITY SERVICES INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court For the Southern District of New York, Case No 08-13555 (JMP)	LEHMAN SCOTTISH FINANCE L.P, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

CES AVIATION LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court For the Southern District of New York, Case No 08-13555 (JMP)	CES AVIATION V LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court For the Southern District of New York, Case No 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

CES AVIATION XI LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court For the Southern District of New York, Case No 08-13555 (JMP)	EAST DOVER LIMITED, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court For the Southern District of New York, Case No 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court For the Southern District of New York, Case No 08-13555 (JMP)

BNC MORTGAGE LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court For the Southern District of New York, Case No 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: William J. Fox
Title: Manager	Title: Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court For the Southern District of New York, Case No 08-13555 (JMP)	LB ROSE RANCH LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court For the Southern District of New York, Case No 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Authorized Signatory

LB 2080 KALAKAUA OWNERS LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	MERIT LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LB SOMERSET LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New of New York, Case No. 08-13555 (JMP)	LB PREFERRED SOMERSET LLC, as Debtor and Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LB 745 LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	PAMI STATLER ARMS LLC, as Debtor and Deb tor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Authorized Signatory

LB 3 GMBH	LEHMAN BROTHERS EUROPE INC

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Director	Title: Vice President

LB I GROUP INC.	LEHMAN BROTHERS INTERNATIONAL SERVICES INC.

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS OFFSHORE PARTNERS LTD.	LUXEMBOURG FINANCE S.A.R.L.

By:	By:
Name: William J. Fox	Name: Daniel J. Ehrmann
Title: Director	Title: Manager

PAMI HARBOUR PARK	PROPERTY ASSET MANAGEMENT INC.

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President